Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-281004

PROSPECTUS SUPPLEMENT
(to Base Prospectus effective February 18, 2025)

ArrowMark Financial Corp.

$14,999,987.72

Common Stock

ArrowMark Financial Corp. (the “Company”) is offering 673,249 shares of our common stock, par value $0.001 per share, directly to institutional investors, including clients of ArrowMark Colorado Holdings, LLC, an affiliate of the Company, pursuant to this prospectus supplement, the accompanying base prospectus (the “Base Prospectus”), and that certain Securities Purchase Agreement, dated December 18, 2025 (the “Securities Purchase Agreement”), by and among us and the institutional investors. We are offering the shares of our common stock in this offering at a price per share of $22.28. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company may not sell any shares of Common Stock at a price below the current net asset value (“NAV”) of such Common Stock, exclusive of any distributing commission or discount.

The Company. The Company is a non-diversified, closed-end management investment company. The Company is managed by ArrowMark Asset Management, LLC (the “Adviser”), an investment adviser that is a wholly-owned subsidiary of ArrowMark Colorado Holdings, LLC.

Investment Objectives. The Company’s investment objective is to provide its stockholders with current income, and, to a lesser extent, capital appreciation. There can be no assurance that the Company will achieve its investment objectives.

Principal Investment Strategies. The Company attempts to achieve its investment objective primarily by investing in regulatory capital relief securities but may also invest in preferred equity, debt and subordinated debt, structured notes and securities, convertible securities (including contingent convertible securities), and common equity issued or structured by banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks (“banking-related securities”). The Company makes investments that will generally be expected to pay the Company dividends and interest on a current basis and generate capital gains over time. The Company may seek to enhance its returns through the use of warrants, options and other equity conversion features. The term “risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk. The Company has a policy to invest, under normal circumstances, at least 80% of the value of its net assets plus the amount of any borrowings for investment purposes in such banking-related securities.

Exchange Listing. The Company’s currently outstanding shares of Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BANX.” As of December 18, 2025, the last reported sale price for the Company’s Common Stock on NASDAQ was $22.28 per share, and the NAV of the Common Stock was $22.20 per share, representing a premium to NAV of 0.36%.

The offering of our shares of common stock is subject to the provisions of the 1940 Act, which generally require that the public offering price of Common Stock of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of our common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances.

Investing in the Company’s Common Stock involves certain risks. You could lose some or all of your investment. See “Risk factors” on page 28 of the accompanying Prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated December 18, 2025.

You should read this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference, which contain important information about the Company that you should know before deciding whether to invest, and retain them for future reference. A Statement of Additional Information, dated February 18, 2025, as supplemented and restated December 15, 2025 (the “SAI”), containing additional information about the Company, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” Registration Statement that the Company filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request free copies of the SAI, annual and semi-annual reports to stockholders and other information about the Company, and make stockholder inquiries, by calling the Company at (303) 398-2929 or by writing to the Company, or you may obtain a copy (and other information regarding the Company) from the SEC’s website (www.sec.gov). Free copies of the Company’s Prospectus, SAI, reports and any incorporated information will also be available from the Company’s website at https://ir.arrowmarkfinancialcorp.com/. Information contained on the Company’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

Shares of the Company’s Common Stock do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Company’s actual results are the performance of the portfolio of securities the Company holds, the price at which the Company’s Common Stock trades in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Company’s periodic filings with the SEC.

Although the Company believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Company’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus. All forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or in the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Company does not intend and is not obligated, to update any forward-looking statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Company nor the underwriter has authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Company’s business, financial condition and results of operations may have changed since that date. The Company will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all the information that you should consider before investing in the Company’s Common Stock. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated February 18, 2025, as supplemented and restated December 15, 2025 (the “SAI”).

The Company	ArrowMark Financial Corp. (the “Company” or “we”) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was organized as a corporation under the laws of the State of Delaware on February 7, 2013. The Company is managed by ArrowMark Asset Management, LLC (the “Adviser”), an investment adviser that is a wholly-owned subsidiary of ArrowMark Colorado Holdings, LLC.
Listing and Symbol	Shares of the Company’s currently outstanding Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BANX.” As of December 18, 2025, the last reported sale price for the Company’s Common Stock on NASDAQ was $22.28 per share, and the net asset value (“NAV”) of the Company’s Common Stock was $22.20 per share, representing a premium to NAV of 0.36%.
The Offering

ArrowMark Financial Corp. (the “Company”) is offering 673,249 shares of our common stock, par value $0.001 per share, directly to institutional investors, including clients of ArrowMark Colorado Holdings, LLC, an affiliate of the Company, pursuant to this prospectus supplement, the accompanying base prospectus (the “Base Prospectus”), and that certain Securities Purchase Agreement, dated December 18, 2025 (the “Securities Purchase Agreement”), by and among us and the institutional investors. We are offering the shares of our common stock in this offering at a price per share of $22.28.  Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company may not sell any shares of Common Stock at a price below the current net asset value (“NAV”) of such Common Stock, exclusive of any distributing commission or discount.

Risks	See “Risk factors” beginning on page 28 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Company’s Common Stock.
Use of Proceeds	The Company intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus under the headings “Investment Objectives” and “Investment Strategies.” It is currently anticipated that the Company will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within three months after the completion of the offering. However, until it is able to do so, the Company may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Company’s returns during such period. A delay in the anticipated use of proceeds could lower returns and reduce the Company’s distributions to holders of the Company’s Common Stock.

Summary of Company expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that holders of shares of Common Stock (“Common Stockholders”) would bear directly or indirectly. The expenses shown in the table below under “Other expenses” are estimated for the Company’s current fiscal year. The expenses shown in the table below under “Interest expenses on bank borrowings,” “Total annual expenses” and “Total annual expenses after expense reimbursement” are estimated based on the Company’s capital structure for the current fiscal year after giving effect to the anticipated net proceeds of this offering. The tables also reflect the estimated use of leverage by the Company through bank borrowings representing 30% of Managed Assets (as defined below), consistent with the percentage of leverage in place as of June 30, 2025, of the Company’s total assets (including the assets subject to, and obtained with the proceeds of, such borrowings), and show Company expenses as a percentage of net assets attributable to Common Stock. The table reflects the anticipated net proceeds of the sales of shares of Common Stock offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming the Company incurs the estimated offering expenses. If the Company issues fewer than all of the shares of Common Stock available for sale pursuant to the Distribution Agreement and the net proceeds to the Company are less, all other things being equal, the total annual expenses shown would increase.

Common Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)	None
Offering Expenses (as a percentage of offering price)(1)	[0.60]	%
Dividend Reinvestment Plan Expenses (2)	None
Total Stockholder Transaction Expenses	[0.60]	%

Annual Expenses (as a percentage of net assets attributable to
Common Stock)(4)
Management Fee(3)	2.54%
Interest Payments on Borrowed Funds(4)	3.15%
Other Expenses(5)	1.71%
Total Annual Expenses (6)	7.40%

(1)	Offering expenses payable by the Company will be deducted from the proceeds, before expenses, to the Company.

(2)	The expenses associated with the administration of our dividend reinvestment plan are included in “Other Expenses.” Participants in the dividend reinvestment plan that instruct the plan administrator to sell shares obtained under the plan may be accessed a $15 transaction fee by the plan administrator and the proceeds of such sale will be net of brokerage commissions, fees and transaction costs. For more details about the dividend reinvestment plan, see “Dividend Reinvestment Plan” in the accompanying Prospectus.

(3)	For the purposes of calculating our expenses, we have assumed the maximum contractual management fee of 1.75% of “Managed Assets.” “Managed Assets” means our total assets (including cash and cash equivalents and any assets purchased with or attributable to any borrowed funds). Managed Assets will be higher than our net assets because net assets reflect the reduction of our expenses and liabilities. Because the fee we pay to the Adviser is based on Managed Assets, the Management Fee will be higher if we utilize leverage. See “Management—Management Agreement” in the accompanying Prospectus.

(4)	We entered into a revolving credit agreement on June 9, 2014. Interest expense assumes that leverage will represent approximately 30% of our Managed Assets (as defined under “Management—Management Agreement — Management Fee” in the accompanying Prospectus), and charge interest or involve payment at a rate set by an interest rate transaction at the rate of 7.02% as of June 30, 2025. We have assumed for purposes of these expense estimates that we will utilize leverage for the entire year.

(5)	Pursuant to the management agreement, our Adviser furnishes us, or arranges for the furnishing of office facilities and clerical and administrative services necessary for our operation (other than services provided by our custodian, accounting agent, administrator, dividend and interest paying agent and other service providers). We bear all expenses incurred in our operations, and we will bear the expenses related to any future offering. “Other Expenses” above includes all such costs not borne by our Adviser, which may include but are not limited to overhead costs of our business, commissions, fees and expenses connected with our investments and auditing, accounting and legal expenses, and fees and expenses we incurred indirectly as a result of investment in shares of one or more other funds (such funds, “Acquired Funds”, and the fees and expenses incurred in connection with our investment therein, if any, “Acquired Fund Fees and Expenses”).

(6)	Total Annual Expenses may not correlate to the ratio of expenses to average net assets disclosed in the Company’s annual and semi-annual reports to stockholders in the financial highlights table, which reflects operating expenses of the Company and does not include “Acquired Fund Fees and Expenses.” For the year ended December 31, 2024, the Adviser voluntarily reimbursed the Fund $82,936 for expenses related to investor relations.

Example

The following example demonstrates the hypothetical dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our Common Stock. These amounts are based upon the assumption that our annual operating expenses remain at the levels set forth in the table above and that the annual return on investments before fees and expenses is 5%.

1 Year	3 Years	5 Years	10 Years
$88	$227	$359	$662

The purpose of the table and example above is to assist you in understanding the various costs and expenses that an investor in any future offering will bear directly or indirectly. The expenses in the example and table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

Moreover, while the example above assumes, as required by the Securities and Exchange Commission (the “SEC”), a 5% annual return, our performance will vary and may result in a return greater or less than 5%. In addition, while the example assumes reinvestment of all distributions at NAV, participants in our dividend reinvestment plan may receive shares of Common Stock valued at the market price in effect at that time. This price may be at, above or below NAV. See “Dividend Reinvestment Plan” in the accompanying Prospectus for additional information regarding our dividend reinvestment plan.

The “Other Expenses” shown in the table and related footnote above are based on estimated amounts for our current fiscal year of operation unless otherwise indicated. If we issue fewer shares of Common Stock, all other things being equal, certain of these percentages would increase. For additional information with respect to our expenses, see “Management” and “Dividend Reinvestment Plan” in the accompanying Prospectus.

CAPITALIZATION

The following table sets forth our capitalization:

●	on a historical basis as of June 30, 2025 (unaudited); and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 673,249 shares of our common stock at an offering price of $22.28 per share in this offering, after deducting estimated offering expenses of $90,000 payable by us.

	Actual as of June 30, 2025	As Adjusted as of June 30, 2025
Common Stockholders’ Equity:
Common Stock, par value $0.001 per share; 40,000,000 shares authorized (The “Actual” column reflects the 7,128,872 shares outstanding as of June 30, 2025. The “As Adjusted” column assumes the issuance of 673,249 shares of Common Stock in this offering.)	7,128,872	7,802,121
Paid-in capital	$156,111,634	$171,021,621
Total distributable earnings	$2,302,795	$2,302,795
Net Assets	$158,414,429	$173,324,416

USE OF PROCEEDS

The Company intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus under the heading “Investment objectives and principal investment strategy.” It is currently anticipated that the Company will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within three months after the completion of the offering. However, until it is able to do so, the Company may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Company’s returns during such period. A delay in the anticipated use of proceeds could lower returns and reduce the Company’s distribution to Common Stockholders.

MARKET AND NET ASSET VALUE INFORMATION

Shares of the Company’s currently outstanding Common Stock are, and the Common Stock offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on NASDAQ. The Company commenced operations on November 13, 2013.

Shares of the Company’s Common Stock have traded both at a premium and at a discount to the Company’s NAV per share of Common Stock. Although the Common Stock recently have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Stock will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Company’s NAV will be reduced immediately following an offering of the Common Stock due to the costs of such offering, which will be borne entirely by the Company. The sale of shares of Common Stock by the Company (or the perception that such sales may occur) may have an adverse effect on price of Common Stock in the secondary market. An increase in the number of shares of Common Stock available may result in downward pressure on the market price for Common Stock.

As of June 30, 2025, 7,130,725 shares of Common Stock were outstanding. The last reported sales price, NAV per share of Common Stock and percentage premium to NAV per share of Common Stock on December 18, 2025 was $22.28, $22.20 and 0.36%, respectively. The Company cannot predict whether its Common Stock will trade in the future at a premium to or discount to NAV, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from NAV.

PLAN OF DISTRIBUTION

The Company is selling up to $14,999,987.72 of common stock under this prospectus supplement directly to a specific investors named in the Securities Purchase Agreement in a negotiated transaction in which no party is acting as an underwriter, dealer or placement agent. The price per share is $22.28, provided that such price is greater than the Company’s net asset value per share as determined within the period proscribed by Section 23(b) 1940 Act.

The Company expects to have the Company’s Transfer Agent deliver the shares to the investors after receipt of payment of the total purchase price therefor in immediately available funds. The Company expects that such delivery of the shares will be made on or about December 19, 2025, which will be the first business day following the date of the pricing of the Common Stock (such settlement being referred to as “T+1”). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

LEGAL MATTERS

Certain legal matters in connection with the offering of shares of Common Stock will be passed on for the Company by Troutman Pepper Locke LLP.

INCORPORATION BY REFERENCE

This Prospectus Supplement, including the accompanying Prospectus, is part of a Registration Statement that the Company has filed with the SEC. The Company is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Company files with the Securities and Exchange Commission (the “SEC”) will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

●	the SAI dated February 18, 2025, as supplemented and restated December 15, 2025 , filed with SEC on December 15, 2025;

●	the Company’s Annual Report on Form N-CSR for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025 (“Annual Report”);

●	the Company’s Semi-Annual Report on Form N-CSRS for the period ended June 30, 2025, filed with the SEC on August 28, 2025;

●	the Company’s Current Report on Form 8-K, filed with the SEC on December 16, 2025

●	the Company’s Current Report on Form 8-K, filed with the SEC on March 25, 2025;

●	the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of Common Stockholders, filed with the SEC on May 6, 2025 (“Proxy Statement”); and

●	the Company’s Description of Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 6, 2013.

To obtain copies of these filings, see “Additional Information” in this Prospectus Supplement and “Where You Can Find More Information” in the accompanying Prospectus.

ADDITIONAL INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference constitute part of a Registration Statement filed by the Company with the SEC under the Securities Act, and the 1940 Act (File Nos. 333-281004 and 811-22853). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the shares of Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov). Free copies of the Company’s Prospectus, SAI, reports and any incorporated information will also be available from the Company’s website at http:/www.abrdnawp.com. Information contained on the Company’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

BASE PROSPECTUS

February 18, 2025

$150,000,000

Common Stock

Preferred Stock

Subscription Rights

Debt Securities

Investment Company. ArrowMark Financial Corp. (“we,” “us,” “our” or “the Company”) is a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are managed by ArrowMark Asset Management, LLC (“ArrowMark” or the “Adviser”), an investment adviser that is a wholly-owned subsidiary of ArrowMark Colorado Holdings, LLC (“ArrowMark Partners”).

Investment Objectives. Our primary investment objective is to provide stockholders with current income, and to a lesser extent, capital appreciation. There can be no assurance that we will achieve our investment objectives.

Investment Strategy. The Company is focused on income generation, capital preservation, and providing risk-adjusted returns The Company attempts to achieve its investment objective primarily by investing in regulatory capital relief securities but may also invest in preferred equity, debt and subordinated debt, structured notes and securities, convertible securities (including contingent convertible securities), and common equity issued or structured by banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks (“banking-related securities”). The Company makes investments that will generally be expected to pay the Company dividends and interest on a current basis and generate capital gains over time. The Company may seek to enhance the Company’s returns through the use of warrants, options and other equity conversion features. The term “risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk. The Company has a policy to invest, under normal circumstances, at least 80% of the value of its net assets plus the amount of any borrowings for investment purposes in such banking-related securities.

The Company focuses its portfolio on making long-term, passive, non-control investments in the banking sector, including “regulatory capital relief securities” which are credit risk transfer securities issued or structured by banks seeking capital that is treated more favorably under banking regulations than other types of capital, acquisitions and other refinancing activities. Regulatory capital relief securities are issued or structured by a bank to maintain or reduce its regulatory capital requirements by transferring certain credit risks to investors. Regulatory capital relief securities may be structured in a variety of ways and are highly bespoke to the needs of the bank or other deposit-taking institution involved. Regulatory capital relief securities may be in the form of structured notes (e.g., credit-linked notes), convertible securities (including contingent convertible securities), and other structured products or transactions. The Company intends to continue to make direct investments in numerous issuers differentiated by asset size, business models and geographies. The Company also may invest in an option strategy that will normally consist of writing (selling) call options on bank equity securities in the Company’s portfolio (“covered calls”).The Company invests in foreign securities and the Company is not limited in the amount of assets the Company may invest in such foreign securities. The Company may also invest in other securities and instruments that the Adviser believes are consistent with the Company’s investment objectives.

The Company indirectly invests in securities issued or structured by banks through structured securities and credit derivatives, including collateralized loan obligations (CLOs) and credit-linked notes. The Company currently invests in credit-linked notes for which the performance and payment of principal and interest is tied to a reference asset such as a pool of loans originated by a bank and held on its balance sheet. The Company also invests in equity and junior debt tranches of CLOs, and other debt securitizations, that are collateralized by a portfolio consisting primarily of unsecured, subordinated loans made to (and, to a lesser extent, unsecured, subordinated debentures and notes issued by) community banks or savings institutions or their respective holding companies. The Company may also invest in other securities and instruments that are similar to these investments, including senior debt tranches of CLOs and loan accumulation facilities. These indirect investments provide exposure to and focus on the same types of direct investments that the Company makes in banking companies and, accordingly, the Company’s investments in structured securities (such as credit-linked notes and CLOs) and credit derivatives that provide exposure to the banking industry are considered an investment in banking securities. The loans or other assets pledged as collateral in these securitizations may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. The Company believes that the use of such instruments complements the Company’s overall strategy and enhance the diversity of the Company’s holdings.

The Company may also incur additional leverage to the extent permitted by the Investment Company Act. Although the Company normally seeks to invest substantially all of the Company’s assets in banking-related securities, the Company reserves the ability to invest up to 20% of the Company’s assets in other types of securities and instruments.

Additionally, the Company may take temporary defensive positions that are inconsistent with the Company’s investment strategy in attempting to respond to adverse market, economic, political or other conditions. If the Company does so, the Company may not achieve the Company’s investment objective. The Company may also choose not to take defensive positions.

Additional Information. This prospectus is part of a registration statement that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under the shelf registration process, the Company may offer, from time to time, in one or more offerings, up to $150,000,000 of common stock, preferred stock, subscription rights or debt securities, which we refer to, collectively, as the “securities,” on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that the Company may offer. Each time the Company uses this prospectus to offer securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, which contain important information about the Company, carefully before you invest in the securities. Securities may be offered directly to one or more purchasers, through agents designated from time to time by the Company, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Company and its agents or underwriters, or among the Company’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders and approval of our board of directors or (3) under such circumstances as the SEC may permit. The Company may not sell any securities through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the securities.

You should retain this prospectus and any prospectus supplement for future reference. A Statement of Additional Information, dated February 13, 2025, containing additional information about the Company has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the Statement of Additional Information, request the Company’s most recent annual and semiannual reports, request information about the Company and make stockholder inquiries by calling Destra Capital Advisors toll-free (877)-855-3434. Destra Capital Advisors provides secondary market servicing to the Fund. You may also write to us at 100 Fillmore Street, Suite 325, Denver, Colorado 80206. You can also obtain, free of charge, a copy of our Statement of Additional Information and our annual and semiannual reports to stockholders on our website at https://ir.arrowmarkfinancialcorp.com.You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).

Our common stock does not represent a deposit or obligation of, and is not guaranteed or endorsed by, any bank or other insured depository institution and is not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BANX”. The last reported sale price of our common stock, as reported by the NASDAQ on December 31, 2024 was 20.80 per share. The NAV of our common stock at the close of business on December 31, 2024 was $21.80 per share, representing a discount to NAV of (4.59)%.

Investment in the Company’s securities involves substantial risks arising from, among other strategies, the Company’s ability to make long-term, passive, non-control investments in the banking sector, including “regulatory capital relief securities” which are securities issued or structured by banks seeking capital that is treated more favorably under banking regulations than other types of capital, acquisitions and other refinancing activities regulatory capital relief securities are issued or structured by a bank to maintain or reduce its regulatory capital requirements by transferring certain credit risks to investors.

The Company’s assets will be concentrated in the banking industry, potentially exposing the Company to greater risks than companies that invest in multiple sectors. In addition, because of the risks associated with non-diversification, the use of leverage, and investment in below investment grade securities, an investment in the fund should be considered speculative and involving a high degree of risk, including the risk of a substantial loss of investment. Before investing in the Company’s securities, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund.” Certain of these risks are summarized in “Prospectus Summary—Principal Risks of the Fund.”

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. The Company has not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and any free writing prospectus that the Company distributes. The Company does not take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Company is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front hereof or thereof. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

-i-

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including “Risk Factors,” before making a decision to invest in our securities. This summary may not contain all of the information that you should consider before investing in the securities of ArrowMark Financial Corp. In the prospectus, unless the context suggests otherwise, references to “we,” “us,” “Company,” “our company” or “our” refer to ArrowMark Financial Corp., a Delaware corporation and its subsidiaries; references to “Adviser” mean ArrowMark Asset Management, LLC (“ArrowMark”), a Delaware limited liability company; references to “ArrowMark Partners” mean ArrowMark Colorado Holdings, LLC, the parent of our Adviser; references to “common stock” or “shares” mean the common stock of ArrowMark Financial Corp; and references to “securities” mean the common stock, preferred stock, subscription rights and debt securities of ArrowMark Financial Corp.

The Company

ArrowMark Financial Corp. is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Investment Objectives

Our primary investment objective is to provide stockholders with current income, and to a lesser extent, capital appreciation. There can be no assurance that we will achieve our investment objectives.

Investment Strategies

We are focused on income generation, capital preservation, and providing risk-adjusted returns. We attempt to achieve our investment objective through investments in regulatory capital relief securities, preferred equity, debt and subordinated debt, structured notes and securities, convertible securities (including contingent convertible securities), and common equity issued or structured by banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks. (“banking-related securities”). See “Banking Sector Focus” and “Regulatory Capital Relief Securities.” We make investments that will generally be expected to pay us dividends and interest on a current basis and generate capital gains over time. We may seek to enhance our returns through the use of warrants, options and other equity conversion features. The term “risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk. We have a policy to invest, under normal circumstances, at least 80% of the value of our net assets plus the amount of any borrowings for investment purposes in such banking-related securities.

We focus our portfolio on making long-term, passive, non-control investments in the banking sector, including “regulatory capital relief securities” which are credit risk transfer securities issued or structured by banks seeking capital that is treated more favorably under banking regulations than other types of capital, acquisitions and other refinancing activities Regulatory capital relief securities are issued or structured by a bank to maintain or reduce its regulatory capital requirements by transferring certain credit risks to investors. Regulatory capital relief securities may be structured in a variety of ways and are highly bespoke to the needs of the bank or other deposit-taking institution involved. Regulatory capital relief securities may be in the form of structured notes (e.g., credit-linked notes), convertible securities (including contingent convertible securities), and other structured products or transactions. We intend to continue to direct investments in numerous issuers differentiated by asset size, business models and geographies. We also may invest in an option strategy that will normally consist of writing (selling) call options on bank equity securities in our portfolio (“covered calls”). We invest in foreign securities and we are not limited in the amount of assets we may invest in such foreign securities. The Company may also invest in other securities and instruments that the Adviser believes are consistent with the Company’s investment objectives.

We indirectly invest in securities issued or structured by banks through structured securities and credit derivatives, including collateralized loan obligations (CLOs) and credit-linked notes. We currently invest in credit-linked notes for which the performance and payment of principal and interest is tied to a reference asset such as a pool of loans originated by a bank and held on its balance sheet. We also invest in equity and junior debt tranches of CLOs, and other debt securitizations, that are collateralized by a portfolio consisting primarily of unsecured, subordinated loans made to (and, to a lesser extent, unsecured, subordinated debentures and notes issued by) community banks or savings institutions or their respective holding companies. The CLO securities in which we may invest may be rated below investment grade or unrated and, therefore are considered speculative with respect to timely payment of interest and repayment of principal. We may also invest in other securities and instruments that are similar to these investments, including senior debt tranches of CLOs and loan accumulation facilities. These indirect investments provide exposure to and focus on the same types of direct investments that we make in banking companies and, accordingly, our investments in structured securities (such as credit-linked notes and CLOs) and credit derivatives that provide exposure to the banking industry are considered an investment in banking securities. The loans or other assets pledged as collateral in these securitizations may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. Below investment grade and unrated securities are sometimes referred to as “junk” securities. We believe that the use of such instruments complements our overall strategy and enhance the diversity of our holdings.

The Fund will invest the proceeds of future equity offerings in accordance with its investment objective.. We may also incur additional leverage to the extent permitted by the Investment Company Act. See “Leverage.” Although we normally seek to invest substantially all of our assets in banking-related securities, we reserve the ability to invest up to 20% of our assets in other types of securities and instruments.

Additionally, we may take temporary defensive positions that are inconsistent with our investment strategy in response to adverse market, economic, political or other conditions. If we do so, we may not achieve our investment objective. We may also choose not to take defensive positions. These investment strategies are not fundamental policies of ours and may be changed without prior approval of our stockholders.

Our Adviser

ArrowMark Asset Management, LLC (“ArrowMark” or the “Adviser”), an SEC-registered investment adviser dedicated to the banking sector, manages our assets. Our Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) See “Our Adviser” below for additional information about ArrowMark. .

Banking Sector Focus

We pursue our investment objective by taking advantage of a broad spectrum of available investment opportunities in the bank sector, including securities in U.S. community banks, larger regional, national and money center banks domiciled in the United States, and global money center banks.

We predominantly invest in securities of larger regional, national and money center banks domiciled in the United States, and global money center banks through regulatory capital relief securities, such as credit-linked notes, consistent with our investment strategy. We typically invest in regulatory capital relief securities issued by larger, regulated global money center banks that provide exposure to loans and other credits provided to a diverse range of corporate entities that were originated by the issuing bank and held on its balance sheet. Banks enter into regulatory capital relief transactions to optimize capital ratios, reduce balance sheet concentrations and respond to regulatory changes. For example, through a credit-linked note, the issuing bank retains meaningful exposure to the underlying reference portfolio which aligns the bank with investors and promotes disciplined loan origination and underwriting standards. Regulatory capital relief transactions are typically privately negotiated transactions driven by long-term trusted relationships and, until recently, only a relatively small group of financial institutions were known to participate. We intend to continue to direct investments into regulatory capital relief securities with high quality reference portfolio loans, as determined by our Advisor, and diversified exposure that has the potential to generate floating rate current income. The reference portfolio loans within a regulatory capital relief transaction may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. Below investment grade and unrated securities are sometimes referred to as “junk” securities.We also nvest in public and privately-held community banks located throughout the United States. We consider “community banks” to be banks, savings associations and their holding companies with less than $10 billion in consolidated assets that serve local markets. As of December 31, 2023, the community banking sector is a highly fragmented $3.5 trillion industry, comprised of 4,429 banks located throughout the United States, including underserved rural, semi-rural, suburban and other niche markets. Community banks generally have simple, straightforward business models and geographically concentrated credit exposure. Community banks typically do not have exposure to non-U.S. credit and are focused on lending to borrowers in their distinct communities. As a result, we believe that community banks frequently have a better understanding of the local businesses they finance than larger banking organizations. Many of these community banks are well established, having been in business on average for more than 90 years, and having survived many economic cycles, including the most recent financial crisis. We invest directly in community banks differentiated by asset sizes, business models and geographies.

Market Opportunity

The Company was formed to support the ongoing capital needs of banks and banking-related institutions. We believe that the banking sector continues to offer a broad spectrum of available opportunities that are consistent with our investment objective. The Company believes that investments in regulatory capital relief securities of larger U.S. banks, and global money center banks represent attractive market opportunities. Regulatory capital relief securities remain an important component of the Company’s overall investment portfolio. As ofJune 30, 2024, regulatory capital relief securities comprised approximately 87.7% of the Company’s investment portfolio. As with all investments, investments in regulatory capital relief securities are subject to several risks. We believe that the community banking sector continues to be attractive due to the strong long-term performance of community banks and the general lack of investment competition from institutional investors. The Company seeks investment opportunities in preferred equity, subordinated debt, structured notes, convertible securities (including contingent convertible securities) and common equity in the U.S. community bank sector as well as regulatory capital relief securities issued by larger U.S. banks, and global money center banks. See, “Risks”.

Summary of Principal Risks

An investment in our securities involves risk, and we urge you to consult your tax and legal advisors before making an investment in our securities. You could lose some or all of your investment. See “Risk Factors.” There can be no assurance that we will achieve our investment objective.

An investment in our common stock involves significant risks, including:

Risks Related to Investing in the Banking Sector

●	Our assets will be concentrated in the banking industry, potentially exposing us to greater risks than companies that invest in multiple sectors.

●	We primarily invest in equity and debt securities issued by banks, subjecting us to unique risks.

●	All of our investments are subject to liquidity risk, but we may face higher liquidity risk if we invest in debt obligations and other securities that are unrated and issued by banks that have no corporate rating. Below investment grade and unrated securities are sometimes referred to as “junk” securities.

●	We expect to keep our portfolio of securities and investments focused on the bank sector, which would make us more economically vulnerable in the event of a downturn in the banking industry.

●	A large number of banks may fail during times of economic stress.

●	We expect to keep our portfolio of securities and investments focused on the bank sector including community banks whose business is subject to greater lending risks than larger banks.

Risks Related to Banking Regulations and Banking Investments Affecting Our Business

●	The banking institutions in which we invest, including global money center banks, are subject to substantial regulations that could adversely affect their ability to operate and the value of our investments. In addition, geopolitical instability, natural disasters, including outbreaks of infectious diseases, or in times of significant global market downturns, which may impact the value of regulatory capital relief securities or other investments.

●	Regulatory capital relief securities are subject to several risks. Banking regulators could change or amend existing banking regulations which could affect the regulatory treatment of regulatory capital relief securities, where changes in regulation could make regulatory capital relief securities less desirable, or undesirable, for banks to issue, reducing the supply of new investments. Should an adverse regulatory development occur in the future, it would likely result in the bank issuer of such securities being able to redeem an investment early, which subjects the Company to reinvestment risk. Regulatory capital relief securities remain subject to the same sector specific and other risks as any banking-related investment that the Company may acquire, including, but not limited to, credit risk, interest rate risk, currency risk, prepayments, adverse changes in market value or liquidity and the quality of the loans extended by each bank to its clients.

●	We may become subject to adverse current or future banking regulations.

●	Ownership of our stock by certain types of regulated institutions may subject us to additional regulations.

●	Investments in banking institutions and transactions related to our portfolio investments may require approval from one or more regulatory authorities.

●	If we were deemed to be a bank holding company or thrift holding company, bank holding companies or thrift holding companies that invest in us would be subject to certain restrictions and regulations.

●	The Financial Accounting Standards Board, or FASB, has issued a new credit impairment model, the Current Expected Credit Loss, or CECL model, which must be implemented by banks and certain other companies beginning in 2021. Under the CECL model, entities subject to the model will be required to present certain financial assets carried at amortized cost, such as loans held for investment and held-to-maturity debt securities, at the net amount expected to be collected. The measurement of expected credit losses is to be based on information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This measurement will take place at the time the financial asset is first added to the balance sheet and periodically thereafter. This differs significantly from the "incurred loss" model, which delays recognition until it is probable a loss has been incurred. CECL may create more volatility in the companies in which we invest, and this in turn could affect the value of our portfolio.

Risks Related to Our Investments

●	Our investments will be subject to dividend and interest rate fluctuations, and we are subject to interest rate risk. In particular, our investments in subordinated or unsecured debt securities that are perpetual or have maturities in excess of ten years subject us to a high degree of interest rate risk.

●	Most of our assets will be unrated, illiquid, and their fair value may not be readily determinable. As a consequence, the Company may be unable to sell such assets at an attractive value for a period of time, if at all. The assets in which we invest may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. Below investment grade and unrated securities are sometimes referred to as “junk” securities.

●	Our investments in regulatory capital relief securities subject us to the risks of the counterparty and underlying bank assets. Regulatory capital relief securities are credit risk transfer securities issued by banks or other financial institutions. In addition to the credit risks associated with directly or indirectly holding fixed-income investments including loans and high-yield debt securities, we may have a contractual relationship only with the counterparty of such regulatory capital relief security, and not with the reference obligor of the reference asset. We generally will have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will we have any rights of setoff against the reference obligor or rights with respect to the reference asset. We will not directly benefit from the reference portfolio loans supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, we may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference asset. Consequently, we will be subject to the credit risk of the counterparty as well as that of the reference obligor. As a result, concentrations of regulatory capital relief securities in any one counterparty subject us to an additional degree of risk with respect to defaults by such counterparty as well as by the reference obligor.

●	Risks of credit-linked notes include those risks associated with fixed-income instruments and those of the underlying reference instrument or credit obligation including but not limited to market risk, interest rate risk, credit (default) risk, counterparty risk, valuation risk, foreign security and foreign currency risk.

●	We may acquire CLO equity and junior debt securities that are subordinated to more senior tranches of CLO debt. CLOs present risks including credit(default), interest rate and prepayment risks. Investors in CLO securities indirectly bear risks of the collateral held by such CLOs. The prices of CLOs (and, therefore, the prices of the CLOs’ securities) are influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. CLO interests are generally thinly traded or have only a limited trading market. CLO securities are typically privately offered and sold, even in the secondary market. As a result, investments in CLO securities are illiquid and the price at which these securities are sold may be less than the price used to calculate our NAV. CLO equity and junior debt securities are typically highly levered and, therefore, the junior debt and equity tranches in which we are currently invested and in which we may invest will be subject to a higher degree of risk of total loss. The CLO securities in which we may invest may be rated below investment grade or unrated and, therefore, are considered speculative with respect to timely payment of interest and repayment of principal. The loans or other assets pledged as collateral in a CLO may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. Below investment grade and unrated securities are sometimes referred to as “junk” securities.

●	Foreign securities may experience greater price volatility and changes in value. Investments denominated in foreign currencies as well as currency hedge transactions will be subject to fluctuations in value.

●	Derivatives transactions may limit our income or result in losses.

Risks Related to Our Use of Leverage

●	We currently have a bank loan to finance investments as a form of leverage. We also have authority to issue preferred stock or engage in reverse repurchase agreements to finance investments.

●	Leverage exaggerates the effects of market downturns or upturns on the NAV and market value of our common stock, as well as on distributions to holders of our common stock.

●	Leverage can also increase the volatility of our NAV, and expenses related to leverage can reduce our income.

●	In the case of leverage, if our assets decline in value so that asset coverage requirements for any borrowings or preferred stock would not be met, we may be prevented from paying distributions, which could jeopardize our qualification for pass-through tax treatment, make us liable for excise taxes and/or force us to sell portfolio securities at an inopportune time.

●	The use of leverage through investments such as CLO equity or junior debt securities that inherently involve leverage, may magnify our risk of loss. CLO equity or junior debt securities are very highly leveraged, and therefore the CLO securities in which we are currently invested and in which we intend to invest are subject to a higher degree of loss since the use of leverage magnifies losses.

●	The Company utilizes a revolving credit agreement with Texas Capital Bank to provide for a maximum borrowing amount of $70 million and a fee of Secured Overnight Funding Rate (“SOFR”) + 2.61%, with a maturity date of May 27, 2025 (which may be extended until May 27, 2026 at the option of the Company) (the “Credit Facility”).

●	The Credit Facility imposes asset coverage requirements, which are more stringent than those imposed by the Investment Company Act, or by our policies. In addition, we agreed not to purchase assets not contemplated by the investment policies and restrictions in effect when the Credit Facility became effective unless changes to these policies and restrictions are consented to by Texas Capital Bank.

●	The covenants or guidelines under the Credit Facility could impede the Adviser from fully managing our portfolio in accordance with our investment objectives and policies. Furthermore, non-compliance with such covenants or the occurrence of other events could lead to the cancellation of the Credit Facility.

●	For as long as the Credit Facility remains in effect, we may not incur additional debt under any other facility, except in limited circumstances.

●	The Credit Facility allows us to prepay borrowings under the Credit Facility at any time.

●	We do not anticipate that the requirements of the Credit Facility will have a material adverse effect on the holders of our common stock or on our ability to achieve our investment objectives. We may also consider alternative measures of obtaining leverage in the future.

See “Leverage,” and also “Risk Factors—Risks Related to Our Use of Leverage,” for further information.

Risks Related to Our Operations

●	Our performance is highly dependent on our Adviser.

●	Our Adviser may rely on assumptions that prove to be incorrect.

●	Our Adviser and its affiliates may serve as investment adviser to other funds, investment vehicles and investors, which may create conflicts of interest not in the best interest of us or our stockholders.

●	We may generate low or negative rates of return on capital, and we may not be able to execute our business plans as expected, if at all.

●	Our business model depends to a significant extent upon strong referral relationships, and our inability to maintain or develop these relationships, as well as the failure of these relationships to generate investment opportunities, could adversely affect our business.

●	If we are unable to source investments effectively, we may be unable to achieve our investment objective.

●	Our quarterly results may fluctuate.

●	We make distributions to our stockholders on a quarterly basis. If the amount of any distribution exceeds our net investment income or capital gains, then all or a portion of such distribution could constitute a return of capital to stockholders rather than dividend income for tax purposes. A return of capital distribution has the effect of lowering stockholders’ basis in their shares, which will result in higher tax liability when the shares are sold, even if such shares have not increased in value or have, in fact, lost value. In addition to the tax consequences, such a distribution is a return of a shareholder’s own investment, but distributed net of Company expenses, and will decrease the funds available for investment by the Company.

●	Financing arrangements with lenders or preferred shareholders may limit our ability to make dividend payments to our stockholders.

●	We may change our business strategy and operational policies without stockholder consent (unless stockholder consent is specifically required by the Investment Company Act), which may result in a determination to pursue riskier business activities.

●	Laws and regulations may prohibit the banks in which we invest from paying interest and/or dividends to us.

●	Legal and regulatory changes could occur that may adversely affect us.

●	We may be required to register as a commodity pool operator.

●	Market fluctuations caused by force majeure, terrorism, global pandemics, or certain other acts may adversely affect our performance.

●	Changes in interest rates may affect our net investment income, reinvestment risk and the probability of defaults of our investments.

Risks Related to Our Adviser and/or its Affiliates

●	Our performance is dependent on our Adviser, and we may not find a suitable replacement if the management agreement is terminated.

●	The departure or death of any of the members of senior management of our Adviser or ArrowMark Partners may adversely affect our ability to achieve our business objective; our management agreement does not require the availability to us of any particular individuals.

●	If our Adviser ceases to be our manager under our management agreement, financial institutions that provided our credit facilities may not provide future financing to us.

●	Our Adviser’s liability is limited under our management agreement, and we have agreed to indemnify our Adviser against certain liabilities.

●	There may be potential conflicts of interest between our management and our Adviser, on one hand, and the interest of our common stockholders, on the other.

●	We are limited in our ability to conduct transactions with affiliates.

●	Our Adviser’s investment committee is not independent from its management.

●	We may compete with our Adviser’s current and future investment vehicles for access to capital and assets.

●	There may be other conflicts of interest in our relationship with our Adviser and/or its affiliates that could negatively affect our earnings.

●	Our Adviser’s management of our business is subject to the oversight of our board of directors, but our board of directors will not approve each business decision made by our Adviser.

●	Our Adviser may be incentivized to incur additional leverage, up to the extent permitted by regulations, even if additional leverage is not in the best interests of the Company’s stockholders.

Risks Related to Offerings

●	The price for our common stock may be volatile.

●	The price for our common stock is subject to market risk and may trade at a discount to our NAV.

●	Future offerings of debt securities or preferred stock, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market value of our common stock.

Risks Related to Taxation

●	Despite our election to be treated as a RIC, we may not be able to meet the requirements to maintain an election to be treated as a RIC.

●	We will be subject to corporate-level federal income tax on all of our income if we are unable to maintain RIC status under Subchapter M of the Code.

●	Whether an investment in a RIC is appropriate for a Non-U.S. Stockholder will depend upon the Non-U.S. Stockholder’s particular circumstances.

We strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor.

Competitive Advantages

We believe that our significant focus on the banking sector provides us with a strong competitive advantage relative to non-specialized investors. We believe that we are well-suited to meet the capital needs of the banking sector.

Targeted Investment Characteristics

Our business strategy focuses on minimizing risk by using a disciplined underwriting process for all of our sector investments. Proprietary fundamental research is the basis for all investment decisions.

With respect to our investments in community banks, we seek banks that exhibit the following characteristics:

●	Experienced Management. We seek to invest in community banks with management teams or sponsors that are experienced in running local banking businesses and managing risk. We seek community banks that have a particular market focus, expertise in that market, and a track record of success. Further, we actively seek to invest in banks with senior management teams with significant ties to their local communities.

●	Stability of Earnings. We seek to invest in community banks with the potential to generate stable cash flows over long periods of time, and therefore we presently seek out institutions that have a defined lending strategy and predictable sources of interest revenues, stable sources of deposits and predictable expenses.

●	Stability of Market. We seek to invest in community banks whose core business is conducted in one or more geographic markets that have sustainable local economies. The market characteristics we seek include stable or growing employment bases and favorable long-term demographic trends, among other characteristics.

●	Growth Opportunities. We seek to invest in healthy community banks headquartered in markets that provide significant organic growth opportunities, or are headquartered in highly fragmented markets where industry consolidation is likely providing the opportunity for community banks to grow through acquisitions of smaller competitors.

●	Strong Competitive Position. We focus on community banks that have developed strong market positions within their respective markets and that are well positioned to capitalize on growth opportunities. We seek to invest in companies that demonstrate competitive advantages that should help to protect and potentially expand their market position and profitability. Typically, we do not expect to invest in newly organized institutions or community banks having highly speculative business plans

●	Visibility of Exit. When investing in common equity, we seek investments that we expect to result in an exit opportunity. Exits may come through the conversion of an investment into public shares; an initial public offering of shares by the bank; the sale of the bank; or the repurchase of shares by the bank or another financial investor.

With respect to our investments in regulatory capital relief securities, we seek to invest in issues that exhibit the following characteristics:

●	Investor and Issuer Alignment. We seek to invest in regulatory capital relief securities where the issuing bank originated the underlying loans with the intention to be held on the bank’s balance sheet. We seek regulatory capital relief transactions where the issuing bank retains meaningful exposure to the underlying reference portfolio loan pool through a structure that creates alignment with investors by incentivizing the issuing bank to maintain disciplined underwriting processes and standards.

●	High Quality Reference Portfolio Loans. We generally seek to invest in regulatory capital relief securities where the underlying reference portfolio is at or near investment grade at the time of issuance, as determined by the Advisor.

●	Diversified Exposure. We seek to invest in regulatory capital relief securities where the underlying reference portfolio is diversified across geographies, sectors, and individual borrowers. Additionally, we seek securities that are subject to guidelines which enforce reference portfolio diversification over the expected life.

●	Floating Rate, Current Income. We seek to invest in regulatory capital relief securities that have a floating rate structure to help mitigate interest rate risk.

Investments

We primarily invest in bank-related securities including regulatory capital relief securities and securities issued by community banks,and other FDIC-insured institutions and . We have an existing pipeline of potential investments that meet our criteria, consisting primarily of preferred equity, subordinated debt, convertible securities (including contingent convertible securities), structured notes and, to a lesser extent, common equity. We invest in accordance with our Adviser’s investment policy in primarily the following assets:

Regulatory Capital Relief Securities and Credit-Linked Notes. We invest in “regulatory capital relief securities” which are securities issued or structured by banks seeking capital that is treated more favorably under banking regulations than other types of capital, acquisitions and other refinancing activities. Regulatory capital relief relief securities are issued or structured by a bank to maintain or reduce its regulatory capital requirements by transferring certain credit risks to investors. Regulatory capital relief securities may be in the form of structured notes (e.g., credit-linked notes), convertible securities (including contingent convertible securities), and other structured products or transactions. We invest in credit-linked notes which are unsecured notes linked to loans or other assets held by a bank or other financial institution on its balance sheet. Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes may not be secured by such assets and we have no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, we would be subject to counterparty risk of the bank which issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, we may not receive payments on the credit-linked notes, or such payments may be delayed.

Preferred and Common Equity Assets. We continue to receive capital requests from numerous community banks regarding potential investments initially in amounts ranging from approximately $3 million to $20 million per investment. Preferred stock may have fixed or variable dividend rates, which may be subject to rate caps and collars. In connection with our investments, we may also receive options or warrants to purchase common or preferred equity.

Regardless of the type of capital security, we intend to invest the majority of our portfolio in institutions that are currently paying dividends or interest on their securities, that our Adviser believes have the ongoing ability to pay dividends or interest on their securities, and that are not currently a party to any regulatory enforcement actions that would limit or hinder their ability to pay dividends or interest. While we do not intend to invest a significant portion of our funds in institutions that do not meet these criteria, we may invest in institutions that our Adviser believes have the ability to emerge from such conditions, pay any accrued interest or cumulative unpaid dividends at emergence and begin the normalized payment of interest or dividends in arrears and/or as frequently stipulated by the issuance in question.

From time to time, we may also invest in Tier 2 qualifying debt securities (long term subordinated debt securities) and other debt securities or hybrid instruments issued by community banks or their holding companies. Additionally, we may invest in Tier 1 qualifying debt securities. These debt securities may have fixed or floating interest rates.

Covered Calls and Other Option Transactions. The Company intends to provide current income from short-term gains earned through an option strategy which will normally consist of writing (selling) call options on bank equity securities in its portfolio (“covered calls”). Any premiums received by the Company from writing options may result in short-term capital gains. Writing a covered call is the selling of an option contract entitling the buyer to purchase an underlying security that the Company owns. When the Company sells a call option, it generates current income from short-term gains in the form of the premium paid by the buyer of the call option, but the Company forgoes the opportunity to participate in any increase in the value of the underlying equity security above the exercise price of the option. The writer of the call option has the obligation, upon exercise of the option, to deliver the underlying security or currency upon payment of the exercise price during the option period.

Convertible Securities. We may invest in convertible securities (including contingent convertible securities). Convertible securities include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock.

Generally, convertible securities entitle us to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

The terms of any convertible security determine its ranking in a company’s capital structure. In the case of subordinated convertible debentures, the holders’ claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders’ claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

Convertible securities have characteristics similar to both debt and equity securities. Due to the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying common stock. As a result, selection of convertible securities, to a great extent, is based on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. In some cases, the issuer may cause a convertible security to convert to common stock. In other situations, it may be advantageous for us to cause the conversion of convertible securities to common stock. If a convertible security converts to common stock, we may hold such common stock in our portfolio even if we would not invest in the common stock of such issuer.

We may invest in contingent securities structured as contingent convertible securities also known as “CoCos”. Contingent convertible securities are typically issued by non-U.S. banks and are designed to behave like bonds in times of economic health yet absorb losses when a pre-determined trigger event occurs. A contingent convertible security is a hybrid debt security either convertible into equity at a predetermined share price or written down in value based on the specific terms of the individual security if a pre-specified trigger event occurs (the “Trigger Event”). Unlike traditional convertible securities, the conversion of a contingent convertible security from debt to equity is “contingent” and will occur only in the case of a Trigger Event. Trigger Events vary by instrument and are defined by the documents governing the contingent convertible security. Such Trigger Events may include a decline in the issuer’s capital below a specified threshold level, increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events.

Collateralized Loan Obligations and other Structured Securities. A CLO is a special purpose vehicle that is formed to finance a pool of loans which meet predefined investment criteria. It generally raises capital by issuing both debt and equity securities. Typically, a CLO will issue various classes, or “tranches,” of debt broadly categorized as senior and subordinate debt tranches as well as an equity tranche.

CLO securities receive cash flows generated by underlying collateral according to a defined payment waterfall. Principal and interest payments to CLO debt tranches are typically paid sequentially, with senior debt tranches receiving cash flows prior to subordinate debt tranches. The risk and return to CLO debt tranches vary depending upon each tranche’s right to collect cash flows generated by the underlying collateral. CLO debt tranches are generally rated, with ratings ranging from the highest investment grade to below investment grade, with coupons commensurate with the risk of each tranche. CLO debt tranches are also generally structured with covenants which, if violated, divert cash flows to the senior tranches prior to making any interest or principal payments to subordinate debt tranches or equity tranches. The loans or other assets pledged as collateral in these securitizations may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated.

Unlike debt securities issued by CLOs, CLO equity securities are not rated and do not have contractually stated payment schedules. At origination, the weighted average interest rate of all CLO debt tranches is generally lower than the weighted average interest earned by a CLO’s underlying collateral, resulting in an interest rate spread. CLO equity securities receive residual cash flows, or the interest spread, generated by the underlying collateral after obligated payments for CLO debt securities and other expenses of the CLO have been made. CLO equity tranches typically comprise approximately 10%-20% of total capital raised by a CLO.

CLO equity tranches can generate relatively front-end loaded cash flows. CLO equity cash flows are also highly dependent on the credit performance of their underlying collateral pool. If loans within the collateral pool default, the reduced amount of performing collateral leads to lower cash flows available for distribution through CLO waterfalls, resulting in lower residual cash flows available for equity tranches. Residual cash flows are also impacted by changes in portfolio spreads for CLO collateral. Declines in spreads on newly issued collateral during the reinvestment period result in lower residual cash flows available for equity tranches.

The CLO securities in which we may invest may be rated below investment grade or unrated and, therefore, are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are sometimes referred to as “junk” securities.

Community Funding 2018, LLC (“CF 2018”). As of June 30, 2024, the Company has invested $14.7 million in the interests of CF 2018, representing all of the outstanding securities of CF 2018. We may be deemed to “control” and be an “affiliate” of CF 2018, as such terms are defined under the Investment Company Act, because we are the sole member of CF 2018. CF 2018 is a structured financing vehicle that finances, originates and services loans to FDIC-insured community banks or savings institutions or their respective holding companies (“Obligors”). Such loans are pledged as collateral to secure loans made to CF 2018 by one more insurance companies (“Lender”) under a credit and security agreement with a final maturity date in July 2028. The Obligors are generally not publicly rated by any rating agency. The loans held by CF 2018 may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated. These loans are not deposits and are not insured by the FDIC or any government agency or instrumentality thereof. The Company purchased its interests in CF 2018 with an initial contribution of cash and securities and subsequent cash contributions. The CF 2018 Interests are unsecured equity interests that do not bear a stated rate of interest but entitle us to receive distributions on each payment date solely to the extent of excess interest proceeds and/or principal proceeds, if any. This means that we can only lose the amount that we invested in CF 2018, we are not liable for the liabilities of CF 2018, and we will not receive distributions from CF 2018 for a period until CF 2018 pays its interest and principal payments to the Lender for that period.

CF 2018 has retained StoneCastle Investment Management, LLC (the “Servicer”) to perform certain administrative functions pursuant to a servicing agreement dated February 7, 2018 (the “Servicing Agreement”). Pursuant to the terms of the Servicing Agreement, the Servicer, among other things, monitors and services CF 2018’s collateral loans, provides to the CF 2018’s lenders, collateral administrator and administrative agent certain information and reviews the reports prepared pursuant to the credit agreement. Under the terms of the Servicing Agreement, Servicer is entitled to a fee payable in arrears in an amount equal to 0.30% per annum of the sum of the aggregate principal balance of the collateral loans (excluding any ineligible, defaulted or defaulted loans). This fee is paid directly by CF 2018 to the Servicer. The Servicer has agreed to remit its fees received under the Servicing Agreement to us so long as we continue to hold all of the interests of CF 2018.

We believe that securitizations such as CF 2018 enable us to deploy our capital efficiently and to increase our capacity to generate income from providing financing to community banks.

Leverage

We have borrowed funds and expect to continue to borrow to fund our investment activities, which is also known as utilizing leverage. While we may enter into borrowing arrangements with banks or other lenders that are unsecured, we currently fund a portion of our investments with a secured debt facility. We will operate with leverage through recourse and non-recourse collateralized financings, private or public offerings of debt, warehouse facilities, secured and unsecured bank credit facilities, reverse repurchase agreements and other borrowings. Additionally, we may create one or more wholly-owned special purpose subsidiaries to facilitate secured borrowing structures.

We have borrowed to fund a portion of our assets and limit our overall borrowing to meet the limitations set forth under the Investment Company Act. Accordingly, we will limit (i) leverage from debt securities to one-third of our total assets, including the proceeds of such borrowings, at the time such borrowings are calculated and (ii) the total aggregate liquidation value and outstanding principal amount of any preferred stock and debt securities to 50% or less of the amount of our total assets (including the proceeds of debt securities and preferred stock) less liabilities and indebtedness not represented by our debt securities and preferred stock, each in accordance with the requirements of the Investment Company Act. Although we have no present intention to do so, we may also operate with leverage by issuing preferred stock.

We seek a leverage ratio, based on a variety of factors including market conditions and our Adviser’s market outlook, where the rate of return, net of applicable expenses, on the Company’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage.

As of June 30, 2024, we incurred leverage through borrowings under the Credit Facility that permitted the Company to borrow up to $70 million as of that date of which $58.8 million was committed and drawn. Our asset coverage ratio as of June 30, 2024, was 361%. See “Leverage—Effects of Leverage” for a description of our credit agreement.

Following the completion of the offering, we may increase the amount of leverage outstanding. We may incur additional borrowings in order to maintain our desired leverage ratio of 30%. Leverage creates a greater risk of loss, as well as a potential for more gain, for the common stock than if leverage was not used. Interest on borrowings may be at a fixed or floating rate, and the interest at a floating rate generally will be based on short-term rates. The costs associated with our use of leverage, including the issuance of such leverage and the payment of dividends or interest on such leverage, will be borne entirely by the holders of common stock. As long as the rate of return, net of our applicable expenses, on our investment portfolio investments purchased with leverage exceeds the costs associated with such leverage, we will generate more return or income than will be needed to pay such costs. In this event, the excess will be available to pay higher dividends to holders of common stock. Conversely, if the return on such assets is less than the cost of leverage and our other expenses, the return to the holders of our common stock will diminish. To the extent that we use leverage, the NAV and market price of our common stock and the yield to holders of common stock will be more volatile. Our leveraging strategy may not be successful. Our Adviser’s fee is based on “Managed Assets”, which means our total assets (including cash and cash equivalents and any assets purchased with or attributable to any borrowed funds). Because our Adviser’s fee is based on Managed Assets, our Adviser’s fee will be higher if we utilize leverage. See “Risks Related to Our Use of Leverage.”

In order to reduce the interest rate and credit risks associated with our investments and use of leverage, we expect to utilize derivatives including interest rate swaps, caps, floors and forward transactions and credit default swaps, total return swaps and credit-linked notes. In addition, we may utilize futures and warrants in order to hedge against changes in market prices of the securities of the publicly-traded banks in which we invest.

Conflicts of Interest

Our Adviser is subject to certain conflicts of interest in our management. These conflicts arise primarily from the involvement of our Adviser and its affiliates in other activities that may conflict with our activities. Our Adviser and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, they may engage in activities where their interests or the interests of their clients may conflict with our interests and the interest of the holders of our common stock. Other present and future activities of our Adviser and its affiliates may give rise to additional conflicts of interest which may have a negative impact on us and the holders of our common stock.

Our Adviser’s compliance department, together with compliance personnel and resources of ArrowMark Partners, oversees the Adviser’s policies and procedures which are designed to ensure compliance with the securities laws and to mitigate potential conflicts of interest. The Adviser’s policies and procedures system emphasize the principle of fair and equitable allocation of appropriate opportunities to our Adviser’s clients over time. As a result of our Adviser’s allocation policies, we may not be able to invest in all opportunities that are appropriate for us and this may have the effect of reducing our potential earnings. Although our Adviser has agreed with us that it will allocate opportunities among its clients pursuant to its written policies and procedures, there is no assurance that these policies and procedures will work as intended or that we will be allocated our fair share of investment opportunities over time.

Corporate and Adviser Information

Our principal executive offices and the offices of our Adviser are located at 100 Fillmore Street, Suite 325, Denver, CO 80206. Our telephone number is(303)398-2929..

Who May Want to Invest

Investors should consider their investment goals, time horizons and risk tolerance before investing in our securities. An investment in our securities is not appropriate for all investors, and our securities are not intended to be a complete investment program. Our securities are designed as a long-term investment and not as a trading vehicle. Our securities may be an appropriate investment for investors who are seeking:

●	potential recurring dividend and interest cash flow;

●	an investment company focused primarily on the bank sector;

●	an investment company whose capital structure may be significantly leveraged;

●	an investment company that will invest in regulatory capital relief securities, preferred equity, subordinated debt, convertible securities (including contingent convertible securities) and common equity;

●	an investment company that may be suitable for retirement or other tax-exempt accounts; and

●	professional securities selection and active management by an experienced advisor.

SUMMARY OF FUND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear, directly or indirectly. Other expenses are estimated and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses. We caution you that certain of the indicated percentages in the table below indicating annual expenses are estimates and may vary.

Stockholder Transaction Expenses (as a percentage of offering price):
Sales Load	--	(1)
Offering Expenses	--	(2)
Dividend Reinvestment Plan Expenses	--	(3)
Total Stockholder Transaction Expenses	--	(4)

Annual Expenses (as a percentage of net assets attributable to common stock):
Management Fees(5)	2.63%
Interest payments on borrowed funds(6)	3.71%
Other Expenses (estimated for the current fiscal year)(7)	2.01%
Total Annual Expenses (8)	8.35%

(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)	The related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)	The expenses associated with the administration of our dividend reinvestment plan are included in “Other Expenses.” Participants in the dividend reinvestment plan that instruct the plan administrator to sell shares obtained under the plan may be accessed a $15 transaction fee by the plan administrator and the proceeds of such sale will be net of brokerage commissions, fees and transaction costs. For more details about the plan, see “Dividend Reinvestment Plan.”
(4)	The related prospectus supplements with disclose the estimated amount of Total Stockholder Transaction Expenses.

(5)	For the purposes of calculating our expenses, we have assumed the maximum contractual management fee of 1.75% of “Managed Assets.” “Managed Assets” means our total assets (including cash and cash equivalents and any assets purchased with or attributable to any borrowed funds). Managed Assets will be higher than our net assets because net assets reflect the reduction of our expenses and liabilities. Because our Adviser’s fee is based on Managed Assets, our Adviser’s fee will be higher if we utilize leverage. See “Management—Management Agreement.”
(6)	We entered into a revolving credit agreement on June 9, 2014 that permits the Company to borrow up to $70 million. For purposes of this example interest expense assumes the maximum amount of leverage available under the revolving credit agreement as of June 30, 2024 which represents approximately 31% of our Managed Assets (as defined under “Management—Management Agreement—Management Fee”) and charge interest or involve payment at a rate set by an interest rate transaction at an annual average rate of approximately 7.94% as of June 30, 2024.. We have assumed for purposes of these expense estimates that we will utilize leverage for the entire year.
(7)	Pursuant to the management agreement, our Adviser furnishes us, or arranges for the furnishing of office facilities and clerical and administrative services necessary for our operation (other than services provided by our custodian, accounting agent, administrator, dividend and interest paying agent and other service providers). We bear all expenses incurred in our operations, and we will bear the expenses related to any future offering. “Other Expenses” above includes all such costs not borne by our Adviser, which may include but are not limited to overhead costs of our business, commissions, fees and expenses connected with our investments and auditing, accounting and legal expenses. “Other Expenses” also includes Acquired Fund fees and expenses, which expenses are estimated to not exceed one basis point of our average net assets for the current fiscal year.
(8)	Total Annual Expenses may not correlate to the ratio of expenses to average net assets disclosed in the Company’s annual and semi-annual reports to stockholders in the financial highlights table, which reflects operating expenses of the Company and does not include “Acquired Fund” fees and expenses. For the year ended December 31, 2023 and the six-months ended June 30, 2024, the Adviser voluntarily reimbursed the Company $70,994 and $41,468, respectively, for expenses related to investor relations.

Example

The following example demonstrates the hypothetical dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These amounts are based upon the assumption that our annual operating expenses remain at the levels set forth in the table above and that the annual return on investments before fees and expenses is 5%.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment (based on net asset value), assuming a 5% annual return:	$101	$254	$397	$714

The purpose of the table and example above is to assist you in understanding the various costs and expenses that an investor in any future offering will bear directly or indirectly. The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

Moreover, while the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. In addition, while the example assumes reinvestment of all distributions at NAV, participants in our dividend reinvestment plan may receive common stock valued at the market price in effect at that time. This price may be at, above or below NAV. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

The “Other Expenses” shown in the table and related footnote above are based on estimated amounts for our current fiscal year of operation unless otherwise indicated. If we issue fewer shares of common stock, all other things being equal, certain of these percentages would increase. For additional information with respect to our expenses, see “Management” and “Dividend Reinvestment Plan.”

FINANCIAL HIGHLIGHTS

The information contained under the heading “Consolidated Financial Highlights” in each of the Annual Report to shareholders on Form N-CSR for the fiscal year ended December 31, 2023 and the Semi-Annual Report to shareholders on Form N-CSR for the period ending June 30, 2024 (the “Semi-Annual Report) is incorporated herein by reference. The financial highlights table is intended to help you understand the Company’s financial performance. The information in this table for the fiscal years ended December 31, 2023, 2022, 2021, 2020 and 2019 is derived from the Company’s financial statements in the Annual Report audited by Tait, Weller & Baker LLP, independent registered public accounting firm for the Company, whose report on such financial statements, together with the financial statements of the Company, are included in the Annual Report and are incorporated by reference herein. The information in the table for the period ended June 30, 2024 is derived from the Company’s unaudited financial statements included in the Semi-Annual Report, which is incorporated by reference herein.

TRADING AND NET ASSET VALUE INFORMATION

The information contained under the heading “Share Price Data” in the Annual Report is incorporated herein by reference. The following table sets forth, for the quarters indicated, the highest and lowest prices on the NASDAQ Global Select Market per share of common stock, and the NAV per share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of Shares traded on the NASDAQ Global Select Market during the respective quarters.

	NAV per Share on Date of		NASDAQ Global Select		Premium/(Discount) to NAV
	Market Price(1)		Market Price Per Share(2)		on Date of Market Price(1)		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume(2)
December 31, 2024	$21.80	$21.73	$21.58	$19.57	(1.0)%	(9.9)%	1,531,140
September 30, 2024	$21.73	$21.58	$21.67	$18.40	(0.3)%	(14.7)%	1,312,915
June 30, 2024	$21.58	$21.76	$19.20	$17.91	(11.0)%	(17.7)%	1,037,351
March 31, 2024	$21.24	$21.32	$19.50	$17.81	(8.2)%	(16.5)%	925,364

(1)	Based on our computations.
(2)	Source: The NASDAQ Global Select Market.

On December 31, 2024, our estimate per share NAV was $21.80 and our per share market price was 20.80 representing a (4.59)% discount to NAV.

SENIOR SECURITIES

Senior Securities

The following table is designed to illustrate the annual rate of interest on the senior securities. Information in the table below for the fiscal years ended December 31, 2023, 2022, 2021, 2020, and 2019 has been audited by Tait, Weller & Baker LLP, the Company's independent registered public accounting firm. The Company did not have any senior securities outstanding prior to June 9, 2014. Borrowings under the Credit Facility for the fiscal years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 were as follows:

	Total Amount Outstanding(b)		Asset Coverage Per Unit(c)		Average Market Value excludes Bank Loans)
Credit Facility
Fiscal 2013 (as of December 31, 2013)	N/A	(d)	N/A	(d)	N/A	(d)
Fiscal 2014 (as of December 31, 2014)	$22,500,000		$7,317		N/A
Fiscal 2015 (as of December 31, 2015)	$25,000,000		$6,631		N/A
Fiscal 2016 (as of December 31, 2016)	$61,500,000		$3,253		N/A
Fiscal 2017 (as of December 31, 2017)	$25,750,000		$6,478		N/A
Fiscal 2018 (as of December 31, 2018)	$51,000,000		$3,753		N/A
Fiscal 2019 (as of December 31, 2019)	$17,700,000		$9,090		N/A
Fiscal 2020 (as of December 31, 2020)	$43,000,000		$4,274		N/A
Fiscal 2021 (as of December 31, 2021)	$60,000,000		$3,558		N/A
Fiscal 2022 (as of December 31, 2022)	$55,600,000		$3,656		N/A
Fiscal 2023 (as of December 31, 2023)	$45,000,000		$4,387		N/A

(a)	On June 9, 2014, the Company entered into the Credit Facility, a revolving credit agreement which had an initial aggregate principal amount of up to $45,000,000 and stated maturity date of June 9, 2019. The interest rate applicable to borrowings thereunder was generally LIBOR plus an applicable margin of 2.85%. The Credit Facility’s commitment was increased to $70 million on January 16, 2015.The Credit Facility was further amended in May 2017 to reflect a single lender, Texas Capital Bank, N.A., a reduced rate of LIBOR +2.35% and a maximum borrowing amount of $62 million. In May 2022, the Credit Facility was further amended to reflect the addition of two lenders, a new rate of SOFR +2.61% and a maximum borrowing amount of $70 million. See "Risk Factors - Risks Related to Our Use of Leverage" for a description of our revolving credit agreement.
(b)	Total amount of each class of senior securities outstanding at the end of the period.
(c)	The asset coverage ratio for senior securities representing indebtedness is calculated as our consolidated total assets, less all consolidated liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(d)	No credit facility was in place in 2013. The credit facility was put in place during 2014. See (a).

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use substantially all of the proceeds from a sale of our securities, net of expenses, for general corporate purposes, which may include, making investments in accordance with our investment objective and policies. We anticipate that the proceeds will be invested promptly as investment opportunities are identified, depending on market conditions and the availability of appropriate securities, and it is anticipated to take not more than approximately three to six months from the closing of any offering. Pending investment, the proceeds will be invested in short-term cash-equivalent instruments. Although we anticipate that a substantial portion of the proceeds from any offering will be invested pursuant to our investment objective and policies, some of the proceeds may be used to make capital gain distributions required to maintain our tax status as a RIC.

DISTRIBUTION POLICY

We intend to pay quarterly distributions to our stockholders in an amount, and on a timely basis, sufficient to obtain and maintain our status as a RIC; investment company taxable income includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses, reduced by deductible expenses.

We have elected to be treated, and intend to comply with the requirements to qualify annually, as a RIC. For federal income tax purposes, as a RIC we are required to distribute substantially all of our net investment income each year both to avoid federal income tax on our distributed income and to avoid a potential excise tax. If our ability to make distributions on our common stock is limited, such limitations could, under certain circumstances, impair our ability to maintain a qualification for taxation as a RIC, which would have adverse consequences for our stockholders. See “Material U.S. Federal Income Tax Considerations.”

We will pay all dividends at the discretion of our board of directors, and the dividends we pay will depend on a number of factors, including:

●	distribution requirements under the Investment Company Act and to maintain our status as a RIC.

●	our financial condition; general business conditions; actual results of operations;

●	the timing of the deployment of our capital; debt service requirements;

●	availability of cash distributions;

●	our operating expenses;

●	any contractual, legal and regulatory restrictions on the payment of distributions by us to our stockholders including debt covenants imposed by lenders to the Company; and

●	other factors our board of directors in its discretion may deem relevant.

If a stockholder’s common stock is registered directly with us or with a brokerage firm that participates in our dividend reinvestment plan, distributions will be automatically reinvested in additional common stock under the dividend reinvestment plan unless a stockholder elects to receive distributions in cash. If a stockholder elects to receive distributions in cash, payment will be made by check. See “Dividend Reinvestment Plan.”

THE COMPANY

ArrowMark Financial Corp. (originally, StoneCastle Financial Corp.) was organized on February 7, 2013 as a Delaware corporation, established to make investments in the banking sector throughout the United States. The Company invests in the banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks.

We are focused on income generation, capital preservation, and providing risk-adjusted returns. We attempt to achieve our investment objective through investment in preferred equity, debt and subordinated debt, structured notes and securities, convertible securities (including contingent convertible securities), regulatory capital relief securities and common equity issued or structured by banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks. (“banking-related securities”). See “Banking Sector Focus” and “Regulatory Capital Relief Securities.” We make investments that will generally be expected to pay us dividends and interest on a current basis and generate capital gains over time. We may seek to enhance our returns through the use of warrants, options and other equity conversion features. The term “risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk. We have a policy to invest, under normal circumstances, at least 80% of the value of our net assets plus the amount of any borrowings for investment purposes in such banking-related securities.

In addition, as part of its investment strategy, the Company intends to provide current income from short-term gains earned through an option strategy that will normally consist of writing (selling) call options on bank equity securities in its portfolio (“covered calls”). We have elected to be treated, and intend to comply with the requirements to qualify annually, as a RIC under Subchapter M of the Code.

Our Adviser

ArrowMark Asset Management, LLC (“ArrowMark”), an SEC-registered investment adviser dedicated to the banking sector, was formed on December 3, 2019, and manages our assets. Our Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). Our Adviser has access to investment professionals, including from its affiliates, which collectively manage a significant pool of assets across various sectors, including the banking sector. Our Adviser’s investment philosophy is grounded in disciplined, fundamental, bottom-up credit and investment analysis.

We intend to continue to use our Adviser’s existing banking infrastructure to identify attractive investment opportunities and to underwrite and monitor our investment portfolio. Our Adviser is wholly-owned by ArrowMark Colorado Holdings, LLC (“ArrowMark Partners”). Founded in 2007, ArrowMark Partners is a 100% privately-owned and SEC-registered investment adviser based in Denver, Colorado. As of June 30, 2024 ArrowMark Partners managed $21.7 billion in assets on behalf of a broad array of institutional clients and professional asset allocators across alternative credit and capacity constrained equity strategies, as well as commercial real estate. ArrowMark Partner’s unique approach provides extensive insights across the capital structure of financial institutions. ArrowMark Partners has a skilled understanding of how to manage complex risk/reward tradeoffs through the firm’s process of Risk-First fundamental research. ArrowMark Partners’ team has collective experience navigating multiple economic climates and market cycles.

Our Adviser’s bank investment platform is consistent with the Company’s long-term strategy of aligning its investment capabilities to create value for shareholders. Since ArrowMark Partners’ inception, it has demonstrated a track record of identifying investment opportunities within and related to the banking sector. The ArrowMark Partners team has the advantage of banking relationships and expertise developed over decades in the investment industry. Certain members of the ArrowMark Partners team have had prior roles at global financial institutions and broad knowledge of financial services, banking, and investment management industries. ArrowMark Partners’ ability to continue successful execution of the Company’s investment goals and strategies is best demonstrated by ArrowMark Partners’ history of banking-related investments, including experience partnering with larger financial institutions to invest over $7.9 billion in regulatory capital relief transactions since 2010 and successful participation in the Federal Reserve’s Term Asset-Backed Securities Loan Facility program, which was a funding facility that helped market participants meet the credit needs of households and small businesses by supporting the issuance of asset-backed securities.

Each of our Adviser’s investment decisions is reviewed and approved for us by our Adviser’s investment committee, the members of which may also act as the investment committee for other investment vehicles managed by our Adviser or its affiliates.

Our Adviser, in addition to its own resources, may access experienced investment professionals and senior investment personnel of ArrowMark Partners and its affiliates. Our Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of ArrowMark Partners’ investment professionals. Biographical information for key members of our Adviser’s investment team is set forth below under “Management—Biographical Information.” As our investment adviser, our Adviser is obligated to allocate investment opportunities among us and its other clients in accordance with its allocation policy; however, there can be no assurance that our Adviser will allocate such opportunities to us fairly or equitably in the short-term or over time.

Banking Sector Focus

We intend to pursue our investment objective by taking advantage of a broad spectrum of available investment opportunities in the bank sector, including securities in U.S. community banks, larger U.S. domiciled regional, national and money center banks and global money center banks.

We intend to continue investing in public and privately-held community banks located throughout the United States. For the purpose of our investment objectives and this prospectus, we define “community bank” to mean banks, savings associations and their holding companies with less than $10 billion in consolidated assets that serve local markets. Community banks generally have simple, straight-forward business models and geographically concentrated credit exposure. Community banks typically do not have exposure to non-U.S. credit and are focused on lending to borrowers in their distinct communities. As a result, we believe that community banks frequently have a strong understanding of the local businesses they finance. Many of these community banks are well established, having been in business on average for more than 90 years and have survived many economic cycles, including the most recent financial crisis. We expect to continue to direct community bank investments in numerous issuers differentiated by asset sizes, business models and geographies.

We also invest in similar securities of larger U.S. domiciled banks, global money center banks. Additionally, we intend to continue utilizing regulatory capital relief securities in the portfolio consistent with our investment strategy, and may invest over 50% of our portfolio in regulatory capital relief securities. We typically invest in regulatory capital relief securities issued by larger, regulated U.S. and global money center banks that provide exposure to loans and other credits provided to a diverse range of corporate entities that were originated by the issuing bank and held on its balance sheet. Banks issue regulatory capital relief transactions to optimize capital ratios, reduce balance sheet concentrations and respond to regulatory changes. Through structure of the regulatory capital relief transaction, the issuing bank retains meaningful exposure to the underlying reference portfolio loan pool which helps to promote alignment with investors and incentive to maintain discipline underwriting standards. Regulatory capital relief transactions are driven by long-term trusted relationships and only a relatively small group of financial institutions are known to participate. We intend to continue to direct investments into regulatory capital relief securities with high quality reference portfolio loans and diversified exposure that has the potential to generate floating rate current income.

Market Opportunity

The Company was formed to support the ongoing capital needs of banks and banking-related institutions. We believe that the banking sector continues to offer a broad spectrum of available opportunities that are consistent with our investment objective.

We believe that the banking sector, including community banks, is attractive due to the strong long-term performance of community banks and the general lack of investment competition from institutional investors. We believe that the environment for investing in banks, including community banks is attractive for the following reasons:

●	Opportunities for Investments in Larger Banks Through Regulatory capital relief Securities. We intend to continue to direct investments into regulatory capital relief securities with high quality reference portfolio loans and diversified exposure that has the potential to generate floating rate current income. Changing regulations and capital requirement needs cause typically larger, global money center banks to issue such securities. Successful investments in such securities often depends on long-term trusted relationships. We believe our experience and reputation in the banking industry will allow us to participate in such investments.

●	Robust Demand for Capital. Regulatory changes are requiring all banks to hold increased levels of capital. This requirement creates what we believe to be strong demand for capital in the form of preferred equity, subordinated debt, convertible securities (including contingent convertible securities) and, to a lesser extent, common equity. Further, capital is needed to facilitate ongoing consolidation within the banking industry, including acquisitions of failed banks from the FDIC. Lastly, organic growth of well-positioned institutions also supports demand. Our Adviser estimates that the community banking sector will require billions of dollars of capital over the next several years to facilitate (i) compliance with heightened regulatory capital ratios, (ii) acquisition of competitors and failed banks and (iii) organic asset growth. This estimate is in part based on the size of the trust preferred CDO market and the phase out of trust preferred securities from the definition of Tier 1 capital.

●	Sector Overlooked by Institutional Capital Providers. We believe that many investors historically have avoided investing in community banks due to the small size of these banks, their heavy regulation, the Bank Holding Company Act, which imposes ownership restrictions and the perception that community banks are riskier than larger financial institutions. In addition, many capital providers lack the necessary technical expertise to evaluate the quality of the small- and mid-sized privately-held community banks and lack a network of relationships to identify attractive opportunities.

●	Long-Term Resiliency of Community Banks. The community banking industry has a long history of resiliency and historically has exhibited a low rate of bank failure. Bank failure means the closing of a bank by a federal or state banking regulatory agency, generally because the bank is unable to meet its obligations to depositors and others. According to data as of December 31, 2023 from the FDIC, since 1934, FDIC insured banks and thrifts have failed at an annual rate of 0.34%, with peak cycle one-year failure rates of 3.32% in 1989 (S&L crisis), 2.05% in 2010 (Great Recession) and 0.54% in each of 1937 and 1938 (Great Depression). We believe that these figures are comparable with Baa and Ba Moody’s rated corporate bond default rates, which experienced an average annual default rate since 1920 of approximately 0.26% for Moody’s Baa-rated corporate bonds and 1.02% for Ba-rated bonds, with the highest one-year default rates of 1.99% and 11.71%, for Baa-rated and Ba-rated corporate bonds, respectively, as reported in an Annual Default study released on February 26, 2024.

Competitive Advantages

We believe that the Company’s significant focus on the banking sector provides a strong competitive advantage relative to non-specialized investors. Our Advisor intends to implement our our investment objective by taking advantage of the Advisor’s considerable experience partnering with larger banks and global money center banks through regulatory capital relief transactions. The Advisor believes it is uniquely suited to capitalize on this market opportunity in the banking sector on behalf of the Company for the following reasons:

●	Differentiated Approach. Our Advisor has considerable experience investing in regulatory capital relief securities since 2010, and has refined a flexible investment process that continues to adapt as the market and opportunity set evolve allowing the Advisor, on behalf of the Company,to selectively pursue opportunities aligned with our investment objectives.

●	Pronounced Sourcing Advantages. Relationships, scale and reputation developed by the portfolio management team over decades in the banking industry and ten years of consistent participation in the asset class serve as a core component of the Company’s ability to access regulatory capital relief securities. The Advisor’s extensive sourcing network and relationships with long-term issuers that have been cultivated through ongoing engagement are supportive of our highly selective investment process.“Risk-First” Fundamental Research. The Advisor places equal emphasis on in-depth fundamental analysis of security structure, underlying reference portfolio loans, and the issuer’s underwriting process to develop a proprietary assessment of reference portfolio risk and the potential for losses. The Advisor utilizes the appropriate resources with sector specialization and diverse expertise necessary to perform loan-level analysis of reference portfolio loan pools. The Advisor draws upon insights developed through years of regulatory capital relief investment experience that includes information from ongoing monitoring of underlying borrowers, transition rates, workouts and recoveries in historical investments.

●	Disciplined Risk Management. The Advisor, on behalf of the Company, seeks to mitigate unintended risks through thorough due diligence, conservative asset selection, investment discretion, and disciplined portfolio construction. The Advisor’s dynamic investment approach enhances its ability to manage the potential for systemic and idiosyncratic risks by focusing on multi-layered diversification of reference portfolio loans, counterparty, sectors and geographies.

●	Experience in the Community Banking Sector. Since its inception, the Company has focused on investing in and engaging with the community banking sector. The Advisor has extensive experience with the community banking sector including sourcing, evaluating, executing and managing investments

●	ArrowMark Pipeline. Sourcing capital securities such as regulatory capital relief securities can be a barrier to entry for many investors, and requires a network of relationships with large bank issuers as, historically, capital securities such as regulatory capital relief securities have been acquired through privately negotiated bi-lateral transactions. The Adivsor’s parent, ArrowMark Partners, has been investing in capital securities similar to the regulatory capital relief securities since 2010 and, with approximately $7.9 billion invested on behalf of clients in such securities as of December 31, 2023, is an active investor in the sector. ArrowMark Partners has a pipeline of investment opportunities in regulatory capital relief securities. It is anticipated that the Company will continue to predominantly invest in regulatory capital relief securities, which currently comprise more than 80% of the Company’s portfolio.

●	Experienced Management Team. The Advisor’s investment team is comprised of professionals who have substantial expertise investing in regulatory capital relief securities, community banks, and includes former senior bankers, credit officers, private equity investors, rating agency analysts, bank examiners, fixed income specialists and attorneys.

●	Disciplined Investment Philosophy and Risk Management. Our Adviser’s senior investment professionals have substantial experience structuring investments that balance the needs of banks with appropriate levels of risk control. Our Adviser’s investment approach emphasizes current income and, to a lesser extent, capital appreciation through common equity, warrants, options and conversion features. Given that a significant portion of our investments to be fixed income-like (including preferred stock), we seek to preserve capital and minimize downside risk by investing in banks that exhibit the potential for long-term stability (See “The Company—Investment Process and Due Diligence”).

●	Extended Investment Horizon. Unlike private equity investors, we are not subject to standard periodic capital return requirements. These provisions often force private equity investors to seek returns on their investments through mergers, public equity offerings or other liquidity events more quickly than they otherwise might prefer, potentially resulting in a lower overall return to investors. We believe that our flexibility to make investments with a long-term view, and without the capital return requirements of traditional private investment funds, provides us with the opportunity to generate attractive returns on invested capital.

Investments

We primarily invest in bank-related securities including those securities issued by community banks, other larger FDIC-insured institutions, and global money center banks. We invest in accordance with our Adviser’s investment policy in primarily the following assets:

Preferred and Common Equity Assets: We continue to receive capital requests from numerous community banks regarding potential investments initially in amounts ranging from approximately $1 million to $20 million per investment. Preferred stock may have fixed or variable dividend rates, which may be subject to rate caps and collars. In connection with our investments, we may also receive options or warrants to purchase common or preferred equity. We may also purchase common stock of companies listed on recognized exchanges, and may write call options (covered calls) on equity securities.

Regardless of the type of capital security, we intend to invest the majority of our portfolio in institutions that are currently paying dividends or interest on their securities, that our Adviser believes have the ongoing ability to pay dividends or interest on their securities, and that are not currently a party to any regulatory enforcement actions that would limit or hinder their ability to pay dividends or interest. While we do not intend to invest a significant portion of our funds in institutions that do not meet these criteria, we may invest in institutions that our Adviser believes have the ability to emerge from such conditions, pay any accrued interest or cumulative unpaid dividends at emergence and begin the normalized payment of interest or dividends in arrears and/or as frequently stipulated by the issuance in question.

From time to time, we may also invest in Tier 2 qualifying debt securities (long-term subordinated debt securities) and other debt securities or hybrid instruments issued by community banks or their holding companies. Additionally, we may invest in Tier 1 qualifying debt securities. These debt securities may have fixed or floating interest rates.

Regulatory capital regulations adopted in response to the Dodd-Frank Act and Basel III require banks to increase their Tier 1 capital and reduce their leverage ratios. These regulations also generally require that, in order to qualify as Tier 1 capital, preferred stock must be non-cumulative in nature (only TARP Preferred and certain securities issued by small bank holding companies, defined as holding companies with less than $500 million in consolidated assets, may be cumulative and qualify as Tier 1 capital). Non-cumulative means that dividends are discretionary and an issuer will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if the issuer has not declared such dividend for such period, whether or not dividends are declared for any subsequent dividend period. We expect that the majority of the new issue preferred stock in which we invest will be non-cumulative. While these existing and any future regulatory capital requirements may cause community banks to raise additional capital, these regulations may make some community banks less likely to pay dividends on preferred stock and common stock.

In addition, future changes in regulatory capital regulations may negatively or positively affect our investments and may subject us to additional pre-payment and capital redeployment risk.

Most of our assets are and, we expect, will be illiquid, and their fair value may not be readily determinable. Accordingly, there can be no assurance that we will be able to realize the value at which we carry such assets if we need to dispose of them. As a result, we can provide no assurance that any given asset could be sold at a price equal to the value at which we carry it. We believe that a majority of the investments we will make will not be rated by a nationally recognized statistical rating organization (“NRSRO”). If such investments were rated by a NRSRO, we believe they may be rated below investment grade.

Regulatory Capital Relief Securities. We may invest in regulatory capital relief securities issued by various regulated banking institutions. Regulatory capital relief securities are generally securities that are issued by a regulated banking institution as an alternative to issuing common equity. The Company believes that the regulatory capital relief securities offer a variety of benefits to issuers, including the absence of shareholder dilution, a reduction of credit risk and improved capital/profitability ratios. We believe that the egulatory capital relief securities offer the opportunity for attractive returns relative to the risks taken and to other credit investments currently available. Given the Company’s investment objective of income and capital preservation, we believe that regulatory capital relief securities are well suited for its long-term investment portfolio.

Covered Calls on Bank Equity Securities and Other Option Transactions. The Company intends to provide current income from short-term gains earned through an option strategy which will normally consist of writing (selling) call options on bank equity securities in its portfolio (“covered calls”). Any premiums received by the Company from writing options may result in short-term capital gains. Writing a covered call is the selling of an option contract entitling the buyer to purchase an underlying security that the Company owns. When the Company sells a call option, it generates current income from short-term gains in the form of the premium paid by the buyer of the call option, but the Company forgoes the opportunity to participate in any increase in the value of the underlying equity security above the exercise price of the option. The writer of the call option has the obligation, upon exercise of the option, to deliver the underlying security or currency upon payment of the exercise price during the option period.

Convertible Securities: We may invest in convertible securities (including contingent convertible securities). Convertible securities include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock.

Generally, convertible securities entitle us to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time. The terms of any convertible security determine its ranking in a company’s capital structure. In the case of subordinated convertible debentures, the holders’ claims on assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders’ claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

Convertible securities have characteristics similar to both debt and equity securities. Due to the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying common stock. As a result, selection of convertible securities, to a great extent, is based on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. In some cases, the issuer may cause a convertible security to convert to common stock. In other situations, it may be advantageous for us to cause the conversion of convertible securities to common stock. If a convertible security converts to common stock, we may hold such common stock in our portfolio even if we would not invest in the common stock of such issuer.

We may invest in contingent securities structured as contingent convertible securities also known as “CoCos”. Contingent convertible securities are typically issued by non-U.S. banks and are designed to behave like bonds in times of economic health yet absorb losses when a pre-determined trigger event occurs. A contingent convertible security is a hybrid debt security either convertible into equity at a predetermined share price or written down in value based on the specific terms of the individual security if a pre-specified trigger event occurs (the “Trigger Event”). Unlike traditional convertible securities, the conversion of a contingent convertible security from debt to equity is “contingent” and will occur only in the case of a Trigger Event. Trigger Events vary by instrument and are defined by the documents governing the contingent convertible security. Such Trigger Events may include a decline in the issuer’s capital below a specified threshold level, increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events.

Contingent convertible securities are subject to the credit, interest rate, high yield security, foreign security and markets risks associated with bonds and equities, and to the risks specific to convertible securities in general. Contingent convertible securities are also subject to additional risks specific to their structure including conversion risk. Because Trigger Events are not consistently defined among contingent convertible securities, this risk is greater for contingent convertible securities that are issued by banks with capital ratios close to the level specified in the Trigger Event. In addition, coupon payments on contingent convertible securities are discretionary and may be cancelled by the issuer at any point, for any reason, and for any length of time. The discretionary cancellation of payments is not an event of default and there are no remedies to require re-instatement of coupon payments or payment of any past missed payments. Coupon payments may also be subject to approval by the issuer’s regulator and may be suspended in the event there are insufficient distributable reserves. Due to uncertainty surrounding coupon payments, contingent convertible securities may be volatile and their price may decline rapidly in the event that coupon payments are suspended.

Contingent convertible securities typically are structurally subordinated to traditional convertible bonds in the issuer’s capital structure. In certain scenarios, investors in contingent convertible securities may suffer a loss of capital ahead of equity holders or when equity holders do not. Contingent convertible securities are also subject to extension risk. Contingent convertible securities are perpetual instruments and may only be callable at predetermined dates upon approval of the applicable regulatory authority. There is no guarantee that we will receive return of principal on contingent convertible securities. Convertible contingent securities are a newer form of instrument and the regulatory environment for these instruments continues to evolve. Because the market for contingent convertible securities is evolving, it is uncertain how the larger market for contingent convertible securities would react to a Trigger Event or coupon suspension applicable to a single issuer.

The value of contingent convertible securities is unpredictable and will be influenced by many factors such as: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for contingent convertible securities; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Collateralized Loan Obligations and other Structured Securities. A CLO is a special purpose vehicle that is formed to finance a pool of loans which meet predefined investment criteria. It generally raises capital by issuing both debt and equity securities. Typically, a CLO will issue various classes, or “tranches,” of debt broadly categorized as senior and subordinate debt tranches as well as an equity tranche.

CLO securities receive cash flows generated by underlying collateral according to a defined payment waterfall. Principal and interest payments to CLO debt tranches are typically paid sequentially, with senior debt tranches receiving cash flows prior to subordinate debt tranches. The risk and return to CLO debt tranches vary depending upon each tranche’s right to collect cash flows generated by the underlying collateral. CLO debt tranches are generally rated, with ratings ranging from the highest investment grade to below investment grade, with coupons commensurate with the risk of each tranche. CLO debt tranches are also generally structured with covenants which, if violated, divert cash flows to the senior tranches prior to making any interest or principal payments to subordinate debt tranches or equity tranches.

Unlike debt securities issued by CLOs, CLO equity securities are not rated and do not have contractually stated payment schedules. At origination, the weighted average interest rate of all CLO debt tranches is generally lower than the weighted average interest earned by a CLO’s underlying collateral, resulting in an interest rate spread. CLO equity securities receive residual cash flows, or the interest spread, generated by the underlying collateral after obligated payments for CLO debt securities and other expenses of the CLO have been made. CLO equity tranches typically comprise approximately 10%-20% of total capital raised by a CLO.

CLO equity tranches can generate relatively front-end loaded cash flows. CLO equity cash flows are also highly dependent on the credit performance of their underlying collateral pool. If loans within the collateral pool default, the reduced amount of performing collateral leads to lower cash flows available for distribution through CLO waterfalls, resulting in lower residual cash flows available for equity tranches. Residual cash flows are also impacted by changes in portfolio spreads for CLO collateral. Declines in spreads on newly issued collateral during the reinvestment period result in lower residual cash flows available for equity tranches.

We believe that CLOs and other debt securitizations enable us to deploy our capital efficiently and to increase our capacity to provide financing to community banks.

Investment Selection

Our Adviser’s investment professionals are responsible for the Company’s management, and operate under the oversight of our board of directors and the Adviser’s investment committee. Some of our investment professionals may also be members of our board of directors, and may be subject to conflicts of interest. See “Certain Relationships and Related Party Transactions—Conflicts of Interest Within ArrowMark Partners.”

Current Yield Plus Growth Potential

We intend to focus on making investments in the bank sector that generate substantial current income in the form of dividends or interest. See “Risk Factors —Risks Related to Our Operations.” In the case of investments with fixed dividends or interest, the continuity of these payments is paramount, and consequently we seek issuers that have business models that we believe will be stable over long periods of time. We also continue to seek to generate capital gains by investing in banks using various equity strategies, including common equity, warrants, convertible securities (including contingent convertible securities) and options. We continue to seek to invest in equity-related instruments in circumstances where we believe a company has the potential to generate above average growth or is undervalued. To a lesser extent, we may also generate revenue in the form of commitment, origination or structuring fees.

Target Portfolio Company Characteristics

We have identified several quantitative, qualitative and relative value criteria that we believe are important in identifying and investing in prospective bank and banking-related securities. While these criteria provide general guidelines for our investment decisions, each prospective security in which we choose to invest may not meet all of these criteria. Generally, we intend to utilize our access to information generated by our Adviser’s investment professionals to identify prospective portfolio companies and to structure investments efficiently and effectively.

Qualified Management Team

We generally require that the community banks we invest in have management teams that are experienced in running banking businesses and managing risk. We seek management teams that have expertise in their market, thorough knowledge of the loans held by their institution and a track record of success. Further, we seek senior management teams with significant ties to their local communities. These management teams may have strong technical, financial, managerial and operational capabilities, established governance policies and incentive structures to encourage management to succeed while acting in the best long-term interests of their investors.

Sensitivity Analyses

We typically perform sensitivity analyses to determine the effects of changes in market conditions on any proposed investment. These sensitivity analyses may include, among other things, simulations of changes in interest rates, changes in unemployment rates, changes in home prices, changes in economic activity and other events that would affect the performance of our investment. In general, we do not commit to any proposed investment that will not provide at least a minimum return under any of these analyses and, in particular, the sensitivity analysis relating to changes in interest rates and unemployment rates.

Business Combinations

We seek to invest in community banks whose business models and expected future cash flows make them attractive business combination transaction candidates, either as buyer or seller. These companies include candidates for strategic acquisition by other industry participants and companies that may conduct an initial public offering of common stock.

Investment Process and Due Diligence

In conducting due diligence, our Adviser typically uses and intends to continue to use available public information, including “call reports” and other quarterly filings required by bank regulators, due diligence questionnaires and discussions with the management teams at the respective institutions. In many cases, our Adviser will also compile private information obtained pursuant to confidentiality agreements about the institution, its portfolio of loans and securities, its customers and related deposits, compliance information, regulatory information and any such additional information that could be necessary to complete its due diligence on the company. Although our Adviser may use research provided by third parties when available, primary emphasis is placed on proprietary analysis and valuation models conducted and maintained by our Adviser’s investment professionals.

The due diligence process followed by our Adviser’s investment professionals is highly detailed and follows a structure they have developed over the past decade. Our Adviser seeks to exercise discipline with respect to the pricing of its investments and institute appropriate structural protections in our investment agreements to the extent banking regulations permit. After our Adviser’s investment professionals undertake initial due diligence of a prospective investment, our Adviser’s investment committee determines whether to approve the initiation of more extensive due diligence. At the conclusion of the diligence process, our Adviser’s investment committee is informed of critical findings and conclusions. The due diligence process typically includes many of the following:

●	review of historical and prospective financial information;
●	review of regulatory filings and history of relevant regulatory actions or other legal proceedings against the institution;
●	review and analysis of financial models and projections;
●	analysis of historical underwriting processes and standards;
●	review of due diligence questionnaires that include detail on loans and other assets;
●	interviews with management and key employees of the prospective bank;
●	review of the prospective bank’s geographic footprint and competitive and economic conditions within the operating area; and
●	review of contingent liabilities.

Additional due diligence with respect to any investment may be conducted on our behalf by our legal counsel and accountants, as well as by other outside advisors and consultants, as appropriate.

Upon the conclusion of the due diligence process, our Adviser’s investment professionals present a detailed investment proposal to our Adviser’s investment committee. The investment committee’s policy is that the consent of two of the three members is required to approve the committee’s decision to invest in a security and the consent of two of the three members is required to sell a security.

Investment Structure for Direct Investments in Banks

Once we have determined that a prospective community bank is suitable for a newly originated direct investment, we work with the management of that company to structure an investment that the parties believe is suitable from an economic and regulatory perspective.

We anticipate structuring our direct investments in a variety of forms to meet our investment criteria and to meet the capital needs of the community banks in which we invest. Banking is a highly regulated industry and investments in these institutions must be tailored to adhere to various regulatory standards, which change from time to time.

Typically, FDIC-insured banks are wholly-owned by a regulated holding company, and the primary asset of the holding company is the stock of the bank(s). We intend to invest in both community banks and their holding companies.

We anticipate structuring the majority of our direct investments as preferred equity, subordinated debt, convertible securities (including contingent convertible securities) and common equity that pay cash dividends and interest on a recurring or customized basis. In conjunction with our preferred stock (and to a lesser extent, our debt investments), we intend to obtain warrants or equity conversion options by which we may increase our investments in banks. We do not intend to become regulated as a bank holding company or savings and loan holding company and intend to structure our investments such that they represent less than 24.9% of any portfolio bank’s equity capital and thereby avoid causing us to be deemed a bank holding company. See “Risk Factors—Risks Related to Banking Regulations Affecting Our Business.”

The types of securities in which we may invest include, but are not limited to, the following:

●	Preferred Stock. We anticipate structuring these investments as perpetual preferred stock to allow our portfolio company issuers to treat our investment in them as Tier 1 capital under current regulatory capital standards. We believe that nearly all newly issued preferred stock will be non-cumulative in order for it to qualify as Tier 1 capital of the applicable portfolio company. Such preferred stock may also include rights to convert the preferred stock into common stock under specified circumstances and on specified terms. While we do not intend to invest a significant portion of the proceeds of any future offering in the preferred stock of institutions that are not current in their dividends, we may invest in them to some extent if we believe their institutions have the ability to become current in their dividend payments in the future.

●	Subordinated Debt. We anticipate structuring these investments as subordinated unsecured debt. Subordinated loans are expected to have maturities often years or longer with no amortization until loan maturity to allow our portfolio company borrowers to treat the investment as Tier 2-qualifying capital. Under current market conditions, the interest rate on subordinated loans ranges between 4% to 5.5%, excluding any equity warrants we may receive.

●	Common Stock. We will also seek to make minority common equity investments in publicly-traded and select privately-held institutions. We will target internal rates of return between 15%-20%, including dividends. Under market conditions as of June 30, 2024, the dividend rate on common stock of community banks ranges between 1-3%.

●	Warrants and Options. We may receive warrants or options to buy minority equity interests in connection with our direct subordinated debt and preferred equity investments. As a result, as a portfolio company appreciates in value, we may achieve additional investment return from these equity interests. We may structure such warrants to include provisions protecting our rights as a minority-interest holder. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.

Investments in Regulatory Capital Relief Securities

The Company makes opportunistic investments in regulatory capital relief securities transactions entered into primarily with global money center banks and other deposit-taking institutions, the objective of which is generally to allow such banks and other deposit-taking institutions to reduce their risk-weighted asset calculations on portfolios of assets, or otherwise optimize the capital required to be held against such exposures, in order to manage their required capital.

●	Structure of Regulatory Capital Relief Securities. Regulatory capital relief securities may be structured in a variety of ways and are highly bespoke to the needs of the bank or other deposit-taking institution involved. In many cases, the bank or other deposit-taking institution will establish a special purpose vehicle (an “SPV”), which will issue credit-linked notes or other debt instruments (the “notes”) to investors (and to the bank or deposit-taking institutions itself) for cash. The cash proceeds of the issue of notes to the investors will often be deposited by the SPV with the bank or other deposit-taking institution, but they can be deposited elsewhere particularly in situations where the creditworthiness of the bank or bank’s or other deposit-taking institution is weak. The bank or other deposit-taking institution will typically retain a portion of credit loss exposures of the reference portfolio. The remainder of the credit loss exposures will mostly be held by external investors, such as the Company, via the notes. The bank or other deposit-taking institution makes periodic payments to the SPV of an amount sufficient for the SPV to pay the required interest and principal sums on the notes. The amount of interest and principal payable on the notes will be linked to the credit performance of the reference portfolio.

●	Regulatory capital relief securities may also be structured as securitizations, where the reference portfolio is actually transferred to the SPV and the payments on the notes are derived directly from the cash flows arising from the reference portfolio. Regulatory capital relief securities may also be structured as swaps or similar structure. In each case, the economics of the transaction are intended to transfer the risk of loss of the referenced credit exposures to the Company with the bank typically retaining certain exposures as described above. The structure of regulatory capital relief securities continues to evolve.

●	In addition to the instruments described above, the Company may use derivatives instruments such as options, swaps, and index-related derivatives including both listed and over-the-counter instruments. The Company may invest cash balances in asset-backed securities, money market securities, mortgage-related securities, inflation protected and other index-linked securities.

Valuation Process

We value our assets in accordance with U.S. GAAP and rely on multiple valuation techniques, reviewed on a quarterly basis by our board of directors. As most of our investments are not expected to have market quotations, our Advisor, as the Company’s valuation designee under Rule 2a-5 undertakes a multi-step valuation process each quarter, as described below and as described in more detail in “Net Asset Value” below:

●	Investment Team Valuation. Each investment will be valued by the investment professionals of our Adviser.

●	Third Party Valuation. We have retained an independent valuation firm to provide a valuation report for each investment at least once per fiscal year. These reports are provided to our board of directors.

●	Investment Committee. The investment committee of our Adviser will review the valuation report provided by the investment team and the independent valuation firm.

●	Final Valuation Determination. Our board of directors discusses and reviews the valuations with our Adviser’s investment committee and, if they choose, with the independent valuation firm. Our board of directors then determines the fair value of each investment in our portfolio in good faith.

Competition

Our primary competitors in providing financing and capital to community banks include public and private funds, commercial banks, investment banks, correspondent banks, commercial financing companies, high net worth individuals, private equity funds and hedge funds. In addition, some of our competitors may have higher risk tolerances or different risk assumptions, which could allow them to consider a wider variety of investments than us. Also, certain of our competitors may be better able to hedge against these risks due to having a more diversified portfolio or being registered as a commodity pool operator. We also believe that many of our competitors are established bank holding companies, which allows them to make investments that are in excess of 24.9% ownership interest, investments that are not feasible for us since we do not intend to become a bank holding company. Further, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as an investment company or to the source-of-income, asset diversification and distribution requirements we intend to satisfy to qualify as a RIC.

Brokerage Allocation and Other Practices

Because we expect that most of the assets that we hold will be illiquid, we will generally acquire and dispose of our investments in privately negotiated transactions, and we may use brokers in the course of our business. Subject to policies established by our board of directors, we do not expect to execute transactions through any particular broker or dealer, but we will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm, the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly on brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.

Staffing

The Company does not currently have or expect to have any employees. Employees of ArrowMark Partners or its affiliates provide the services necessary for our business. Our executive officers described under “Management” are employees or principals of our Adviser or ArrowMark Partners, the parent company of the Company’s prior investment manager, as indicated in the Statement of Additional Information.

Legal Proceedings

Neither the Company or the Adviser is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against the Company or the Adviser.

Portfolio Turnover

For the fiscal years ended December 31, 2023 and 2022, our portfolio turnover rate was 16% and 29%, respectively. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for us. A higher turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that we bear.

LEVERAGE

Use of Leverage

We intend to operate with leverage through recourse and non-recourse collateralized financings, private or public offerings of debt, warehouse facilities, secured and unsecured bank credit facilities, reverse repurchase agreements and other borrowings. We may also operate with leverage by issuing preferred stock. Under normal circumstances, we will not employ leverage above one-third of our total assets at time of incurrence.

The borrowing of money and the issuance of preferred securities represent the leveraging of our common stock. We do not use leverage unless our board of directors believes that leverage will serve the best interests of our stockholders. The principal factor used in making this determination is whether the potential return is likely to exceed the cost of leverage. Therefore, in making the determination whether to use leverage, we must rely on estimates of leverage costs and expected returns. Actual costs of leverage vary over time depending on interest rates and other factors, and actual returns vary depending on many factors. We do not anticipate using leverage where the estimated costs of using such leverage and the ongoing cost of servicing the payment obligations on such leverage exceed the estimated return on the proceeds of such leverage. Our board of directors will also consider other factors, including whether the current investment opportunities will help us achieve our investment objectives and strategies.

Leverage creates a greater risk of loss, as well as potential for more gain, for our common stock than if leverage is not used. Leverage capital would have complete priority upon distribution of assets on liquidation or otherwise over common stock. We expect to invest the net proceeds derived from any use or issuance of leverage capital according to the investment objectives and strategies described in this prospectus. As long as our leverage capital is invested in securities that provide a higher rate of return than the dividend rate or interest rate of the leverage capital after taking its related expenses into consideration, the leverage will cause our common stockholders to receive a higher rate of income than if we were not leveraged. Conversely, if the return derived from such securities is less than the cost of leverage (including increased expenses to us), our total return will be less than if leverage had not been used, and, therefore, the amount available for distribution to our common stockholders will be reduced. In the latter case, our Adviser in its best judgment nevertheless may determine to maintain our leveraged position if it expects that the long term benefits to our common stockholders of so doing will outweigh the current reduced return. There is no assurance that we will be successful in enhancing the level of our total return. The NAV of our common stock will be reduced by the fees and issuance costs of any leverage capital. There is no assurance that outstanding amounts we borrow may allow prepayment by us prior to final maturity without significant penalty, but we do not expect any sinking fund or mandatory retirement provisions. Outstanding amounts would be payable at maturity or such earlier times as we may agree. We may be required to prepay outstanding amounts or incur a penalty rate of interest in the event of the occurrence of certain events of default. We may be expected to indemnify our lenders, particularly any banks, against liabilities they may incur related to their loan to us. Utilizing leverage may also restrict our ability to pay dividends, which could lead to a loss of our RIC status. We may also be required to secure any amounts borrowed from a bank by pledging our investments as collateral.

Leverage creates risk for holders of our common stock, including the likelihood of greater volatility of our NAV and the value of our shares, and the risk of fluctuations in interest rates on leverage capital, which may affect the return to the holders of our common stock or cause fluctuations in the distributions paid on our common stock. The fee paid to our Adviser is calculated on the basis of our Managed Assets, including proceeds from leverage capital. During periods in which we use leverage, the fee payable to our Adviser is and will be higher than if we did not use leverage. Consequently, we and our Adviser may have differing interests in determining whether to leverage our assets. Our board of directors monitors our use of leverage and this potential conflict.

Under the Investment Company Act, we are not permitted to issue preferred stock unless immediately after such issuance, the value of our total assets (including the proceeds of such issuance) less all liabilities and indebtedness not represented by senior securities is at least equal to 200% of the total of the aggregate amount of senior securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred stock. Stated another way, we may not issue preferred stock that, together with outstanding preferred stock and debt securities, has a total aggregate liquidation value and outstanding principal amount of more than 50% of the amount of our total assets, including the proceeds of such issuance, less liabilities and indebtedness not represented by senior securities. In addition, we are not permitted to declare any cash dividend or other distribution on our common stock, or purchase any of our shares of common stock (through tender offers or otherwise), unless we would satisfy this 200% asset coverage after deducting the amount of such dividend, distribution or share purchase price, as the case may be. We may, as a result of market conditions or otherwise, be required to purchase or redeem preferred stock, or sell a portion of our investments when it may be disadvantageous to do so, in order to maintain the required asset coverage. Furthermore, if we redeem any preferred stock, it would result in a long-term decrease in cash available to be distributed to holders of our common stock in the form of dividends. Common stockholders would bear the costs of issuing preferred stock, which may include offering expenses and the ongoing payment of dividends. Under the Investment Company Act, we may only issue one class of preferred stock.

Under the Investment Company Act, we are not permitted to issue debt securities or incur other indebtedness constituting senior securities unless, immediately thereafter, the value of our total assets (including the proceeds of the indebtedness) less all liabilities and indebtedness not represented by senior securities is at least equal to 300% of the amount of the outstanding indebtedness. Stated another way, we may not issue debt securities in a principal amount of more than one-third of the amount of our total assets, including the amount borrowed, less all liabilities and indebtedness not represented by senior securities. We also must maintain this 300% asset coverage for as long as the indebtedness is outstanding. The Investment Company Act provides that we may not declare any cash dividend or other distribution on common or preferred stock, or purchase any of our shares of stock (through tender offers or otherwise), unless we would satisfy this 300% asset coverage after deducting the amount of the dividend, other distribution or share purchase price, as the case may be. If the asset coverage for indebtedness declines to less than 300% as a result of market fluctuations or otherwise, we may be required to redeem debt securities, or sell a portion of our investments when it may be disadvantageous to do so. Under the Investment Company Act, we may only issue one class of senior securities representing indebtedness.

Assuming the utilization of our maximum available leverage in the amount of 31.1% of our total assets and an annual interest rate of 7.94% payable on such leverage (based on market rates as of June 30, 2024), the additional income that we must earn (net of debt-related expenses) in order to cover such leverage is approximately $5,635,194. Our actual costs of leverage may be higher or lower than that assumed in the previous example.

Following the completion of the offering, we may increase the amount of leverage outstanding. We may incur additional borrowings in order to maintain our desired leverage ratio of 30%. Leverage creates a greater risk of loss, as well as a potential for more gain, for the common stock than if leverage was not used. Interest on borrowings may be at a fixed or floating rate, and the interest at a floating rate generally will be based on short-term rates. The costs associated with our use of leverage, including the issuance of such leverage and the payment of dividends or interest on such leverage, will be borne entirely by the holders of common stock. As long as the rate of return, net of our applicable expenses, on our investment portfolio investments purchased with leverage exceeds the costs associated with such leverage, we will generate more return or income than will be needed to pay such costs. In this event, the excess will be available to pay higher dividends to holders of common stock. Conversely, if the return on such assets is less than the cost of leverage and our other expenses, the return to the holders of our common stock will diminish. To the extent that we use leverage, the NAV and market price of our common stock and the yield to holders of common stock will be more volatile. Our leveraging strategy may not be successful. Because our Adviser’s fee is based on total assets (including any assets acquired with the proceeds of leverage), our Adviser’s fee will be higher if we utilize leverage. See “Risks Related to Our Use of Leverage.”

Effects of Leverage

The following table is designed to illustrate the effect of leverage on the return to a holder of our common stock in the amount of approximately 31.1% of our total assets, assuming a cost of leverage of 7.94% and hypothetical annual returns of our portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of common stock when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table. See “Risk Factors—Risks Related to Our Use of Leverage.”

	Assumed Portfolio Return (Net of Expenses)
	(10%)	(5%)	0%	5%	10%
Corresponding Common Stock Return	-17.7%	-10.5%	-3.4%	3.7%	10.9%

Derivative Transactions

Interest Rate Derivative Transactions. We may use interest rate transactions such as swaps, caps, floors, forwards, swaptions and rate-linked notes to attempt to reduce the interest rate risk arising from our investments and use of leverage or to provide exposure to the same types of investments that we make in community banking companies. The use of interest rate transactions is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. In an interest rate swap, we would agree to pay to the other party to the interest rate swap (known as the “counterparty”) a fixed rate payment in exchange for the counterparty agreeing to pay to us a variable rate payment intended to approximate our variable rate payment obligation on any variable rate borrowings. The payment obligations would be based on the notional amount of the swap. An interest rate “swaption” is an option to enter into an interest rate swap. In an interest rate cap, we would pay a premium to the counterparty up to the interest rate cap and, to the extent that a specified variable rate index exceeds a predetermined fixed rate of interest, would receive from the counterparty payments equal to the difference based on the notional amount of such cap. In an interest rate floor, we would be entitled to receive, to the extent that a specified index falls below a predetermined interest rate, payments of interest on a notional principal amount from the party selling the interest rate floor. In a forward rate agreement, we would be entitled to receive (or be obligated to pay) the difference between the interest rate on the amount specified in the forward rate agreement and the interest rate on such amount on the date the agreement expires. A fixed-rate note is a type of debt instrument with a fixed rate of interest (known as the “coupon rate”) that is payable at specified times before maturity. A floating-rate note will pay us a variable amount on the principal amount of the note but the note’s value rises when interest rates rise (as opposed to bonds, which decrease in value when interest rates rise).

Depending on the state of interest rates in general, our use of interest rate transactions could affect our ability to make required interest payments on any outstanding fixed income securities or preferred stock. To the extent there is a decline in interest rates, the value of the interest rate transactions could decline. If the counterparty to an interest rate transaction defaults, we would not be able to use the anticipated net receipts under the interest rate transaction to offset our cost of financial leverage. See “Risk Factors—Risks Related to Our Operations—Derivatives transactions may limit our income or result in losses.”

We have claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1936, as amended (“CEA”), pursuant to Regulation 4.5 under the CEA. So long as we maintain this exclusion, we will not be deemed a commodity pool operator under the CEA, and we anticipate that neither we nor our Adviser will be subject to regulation or registration as a commodity pool operator or commodity trading advisor under the CEA. Although we do not currently intend to, if we use commodity futures, commodity option contracts futures or swaps other than for bona fide hedging purposes, as defined under the CEA regulations, our aggregate initial margin and premiums on these positions (after taking into account unrealized profits and unrealized losses on any such positions and excluding the amount by which options that are “in-the-money” at the time of purchase) will not exceed 5% of our NAV. Furthermore, the aggregate net notional value of commodity futures, commodity option contracts futures and swaps other than for bona fide hedging purposes will not exceed 100% of our NAV (after taking into account unrealized profits and unrealized losses on any such positions). If, however, we exceed either of these thresholds, we will no longer qualify for this exclusion and will need to register as a commodity pool operator (“CPO”) under the CEA. If we were required to register as a CPO, the disclosure and operations of the Company would need to comply with all applicable regulations governing commodity pools and CPOs. Additionally, if required to register as a CPO, we would be required to become a member of the National Futures Association (“NFA”) and be subject to the NFA’s rules and bylaws. Compliance with these additional registration and regulatory requirements would increase the Company’s operating expenses.

Credit Derivative Transactions. We may utilize credit derivatives, such as credit default swaps, total return swaps or credit-linked notes to “buy” credit protection, in which case we would attempt to mitigate the risk of default or credit quality deterioration in all or a portion of our portfolio of bank securities to hedge against changes in the market price of bank securities in which we invest. We may also utilize total return swaps or credit-linked notes to provide exposure to the same types of investments that we make in community banking companies. A credit default swap is an agreement between two parties to exchange the credit risk of a particular issuer or reference entity. The Company does not “sell” credit default swaps. In a credit default transaction, we as buyer would pay periodic fees in return for payment by the seller which is contingent upon an adverse credit event occurring with respect to the underlying issuer or reference entity. The seller collects periodic fees from us and profits if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the seller would be required to pay an agreed upon amount to us as buyer (which may be the entire notional amount of the swap) in the event of an adverse credit event in the issuer or reference entity. A credit-linked note is structured as a security with an embedded credit-default swap. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets.

Equity Derivative Transactions. We may engage in equity derivatives transactions, including the use of futures, options and warrants to hedge against changes in the market prices of bank equity securities in which we invest or to provide exposure to and focus on the same types of investments that we make in community banking companies. Options, futures and warrants are contracts involving the right to receive or the obligation to deliver assets or money depending on the performance of one or more underlying assets, instruments or a market or economic index. An option gives its owner the right, but not the obligation, to buy (“call”) or sell (“put”) a specified amount of a security at a specified price within a specified time period. We may purchase or sell options on the publicly traded bank equity securities in which we may invest. When we purchase an over-the-counter option, it increases our credit risk exposure to the counterparty. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, we would be required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, we will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Warrants are securities that entitle the holder to buy the underlying stock of the issuing company at a fixed exercise price until the expiration date of the warrant.

The banks in which we invest may include, as part of the consideration of our investment in such banks’ equity or debt securities, a grant of warrants, options and other equity conversion features by which we may increase our investment in such banks over time. While we may or may not exercise our rights under such instruments, we may trade in these warrants, options and other equity conversion features or otherwise use them to leverage our capital. In instances where our derivative transactions may be deemed to create leverage under the Investment Company Act, we will separately segregate with our custodian cash or high quality liquid investments having a value, at all times through exercise, at least equal to our potential payment obligations under such derivative transactions or otherwise ensure that the amount of such obligations together with our other leverage obligations, does not exceed 33% of our total assets. See “Risk Factors—Risks Related to Our Operations.”

Currency Hedging Techniques. We may use currency hedging techniques, including (a) purchasing and selling currency futures contracts and options thereon, (b) purchasing and selling currency forward contracts, and (c) engaging in foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market. For example, the Company may enter into forward foreign currency exchange contracts to help protect its holdings against unfavorable changes in currency exchange rates. A forward foreign currency exchange contract is an agreement to buy or sell a country’s currency at a specific price on a specific date, usually 30, 60 or 90 days in the future. In other words, the contract guarantees an exchange rate on a given date.

MANAGEMENT

Our board of directors provides the overall supervision and review of our affairs. Management of our portfolio is the responsibility of our Adviser’s investment committee. Our Adviser’s investment committee is composed of Sanjai Bhonsle, Karen Reidy, and Kaelyn Abrell. Our Adviser’s investment team, led by Mr. Bhonsle, a partner of ArrowMark Partners, will be responsible for negotiating, structuring and managing our investments. The investment professionals of our Adviser and its affiliates have significant experience sourcing, analyzing, investing and managing investments in the banking sector. For the background of our investment professionals, see “Investment Committee.”

We expect to continue to focus our securities portfolio on making long-term, passive, non-control investments in the bank sector and banking-related securities. We intend to continue to direct investments in numerous issuers differentiated by asset sizes, business models and geographies to create a more stable, long-term portfolio of assets. Our Adviser monitors our portfolio companies and market concentrations and may adjust its underwriting criteria based on market conditions and portfolio concentrations. Our Adviser’s monitoring operations include sensitivity analyses to determine the effects of changes in market conditions on our asset portfolio. These analyses may include simulations of changes in interest rates, changes in economic activity and other events that would affect the forecasted performance of our assets.

Directors and Officers

Our business and affairs are managed under the direction of our board of directors. Accordingly, our board of directors provides broad supervision over our affairs, including supervision of the duties performed by our Adviser. Our Adviser is responsible for our day-to-day operations.

Investment Committee

Management of our portfolio is the responsibility of our Adviser’s investment committee. Our Adviser’s investment committee is currently comprised of Sanjai Bhonsle, Karen Reidy, and Kaelyn Abrell. The investment committee’s policy is that the consent of two of the three members is required to approve the committee’s decision to invest in a security and the consent of two of the three members is required to sell a security. Biographical information about each member of our Adviser’s investment committee is set forth below. See the accompanying Statement of Additional Information for more information about our investment committee members’ compensation, other accounts managed, and each investment committee member’s ownership of our securities.

The names, ages and addresses of the members of our Adviser’s investment committee, together with their principal occupations and other affiliations during the past five years, are set forth below.

Members of our Investment Committee

Name	Age	Position(s) Held with Company	Principal Occpation(s) Last 5 Years	Other Directorships Last 5 Years
Sanjaj Bhonsle	53	Class III Director; Chairman of the Board & Chief Executive Officer; Investment Committee Member	Partner and Portfolio Manager at ArrowMark Partners from 2012-Present	Brown RI Management, LLC and Affiliates from 2018-Present
Karen Reidy	56	Class I Director; Investment Committee Member	Partner and Portfolio Manager at ArrowMark Partners from 2008-Present	Brown RI Management, LLC and Affiliates from 2018-Present
Kaelyn Abrell	48	Investment Committee Member	Partner and Portfolio Manager at ArrowMark Partners from 2008-Present	None

Biographical Information

The following sets forth certain biographical information for our investment committee members:

Sanjai Bhonsle. Mr. Bhonsle joined ArrowMark in October 2012 and serves as Partner and Portfolio Manager for ArrowMark's leveraged loan investments and CLO funds. Prior to joining ArrowMark, he founded MB Consulting Partners in 2009, where he specialized in financial and operational restructuring advisory to stressed and distressed middle-market companies. With more than 10 years of restructuring experience, he has led several assignments across various industries. Mr. Bhonsle was a Senior Portfolio Manager at GSO Capital Partners, a subsidiary of The Blackstone Group, and member of the Investment and Management Committee (2005-2009). Prior to joining GSO Capital Partners, Mr. Bhonsle was an Assistant Portfolio Manager for RBC Capital Partners' debt investment group and was a member of the Investment Committee (2001-2005). He also led the group's restructuring efforts related to distressed investments and represented the firm's interests on creditor committees. From 1999-2001, Mr. Bhonsle was a Senior Investment Analyst at Indosuez Capital Partners. Mr. Bhonsle received a bachelor's degree in Mechanical Engineering from the University of Wisconsin — Madison and an MBA from the Eli Broad Graduate School of Management at Michigan State University.

Karen Reidy. Ms. Reidy is a founding Partner and co-manages ArrowMark's collateralized loan obligation and specialty finance investments and research analyst team. Prior to founding ArrowMark, Ms. Reidy served as Executive Vice President and Portfolio Manager at Janus capital, managing $10 billion for two strategies: Janus Balanced Fund and Janus Core Equity Fund, as well as institutional separate accounts (2000-2005). Ms. Reidy was also the Assistant Portfolio Manager of the Janus Fund (1998-2000). She joined Janus Capital as an equity analyst in 1995. Prior to Janus Capital Group, she worked at PricewaterhouseCoopers LLC in the audit and mergers and acquisitions departments. Ms. Reidy graduated from the University of Colorado with a bachelor's degree and holds the Chartered Financial Analyst designation.

Kaelyn Abrell. Ms. Abrell is a Partner and Portfolio Manager of ArrowMark’s private credit funds and separately managed accounts and leads the firm’s fixed income efforts in securitized investments, including regulatory capital relief relief since 2010. Ms. Abrell was also the lead analyst for the firm’s participation in the Term Asset-Backed Securities Loan Facility (“TALF”) program. Prior to joining ArrowMark in 2008, she was an analyst at Janus Capital Group where her areas of focus included residential and commercial mortgage-backed securities, asset-backed securities, and interest rates (2004-2008). Previously, Ms. Abrell worked at Great-West Life where she was Assistant Portfolio Manager of $5.5 billion in separate account, general account and total return assets with a focus on high quality fixed income securities (1998-2004). Ms. Abrell graduated from Illinois State University with a bachelor’s degree in Economics and earned an MBA from Indiana University.

Management Agreement

Management Services

ArrowMark Asset Management, LLC, an investment adviser that is a wholly-owned subsidiary of ArrowMark Colorado Holdings, LLC, serves as our investment adviser, subject to the overall supervision and review of our board of directors. Pursuant to a management agreement, our Adviser provides us with investment research, advice and supervision and furnishes us continuously with an investment program, consistent with our investment objective and policies. Our Adviser also determines from time to time what securities we shall purchase, and what securities shall be held or sold, what portions of our assets shall be held uninvested as cash or in other qualified short-term investments or liquid assets, maintains books and records with respect to all of our transactions and will report to our board of directors on our investments and performance. Our Adviser was formed in December 2019. Our Adviser’s affiliate, ArrowMark Partners, is a registered investment adviser formed in 2007.

Our Adviser has no full-time employees and relies on the officers, employees and resources of its affiliated entities. All of the members of the investment committee of our Adviser are affiliates of, but not employees of, our Adviser, and may have other significant responsibilities with ArrowMark Partners and its subsidiaries.

Our Adviser’s services to us under the management agreement will not be exclusive, and while it is not currently contemplated, our Adviser is free to furnish the same or similar services to other entities, including businesses which may directly or indirectly compete with us, so long as our Adviser’s services to us are not impaired by the provision of such services to others. Our Adviser intends to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we will not be disadvantaged in relation to any other client of the Adviser.

Administration Services

Pursuant to the management agreement, our Adviser also furnishes us, or arranges for the furnishing of office facilities and clerical and administrative services necessary for our operation (other than services provided by our custodian, accounting agent, administrator, dividend and interest paying agent and other service providers). Our Adviser is authorized to cause us to enter into agreements with third parties to provide such services. To the extent we request, our Adviser:

●	oversees the performance and payment of the fees of our service providers and makes reports and recommendations to our board of directors such matters as the parties deem desirable;

●	responds to inquiries and otherwise assists such service providers in the preparation and filing of regulatory reports, proxy statements and stockholder communications, and the preparation of materials and reports for our board of directors;

●	establishes and oversees the implementation of borrowing facilities or other forms of leverage authorized by our board of directors; and

●	supervises any other aspect of our administration as may be agreed upon by us and our Adviser.

Management Fee

Pursuant to the management agreement, we have agreed to pay our Adviser a fee for the management and administration services described above. The management fee is 0.4375% (1.75% annualized) of our Managed Assets, calculated and paid quarterly in arrears within fifteen days of the end of each calendar quarter. The term “Managed Assets” as used in the calculation of the management fee means our total assets (including cash and cash equivalents and any assets purchased with or attributable to any borrowed funds). The management fee for any partial quarter will be appropriately prorated. Our Adviser is not paid an incentive fee and does not participate in our profits in its capacity as Adviser.

The Advisor may from time to time waive its advisory fee and such waivers may include the ability of the Advisor to recoup such fees subject to certain conditions, including that no amounts may be recouped more than three years from the date of the waiver or reimbursement. Management fees paid to the Adviser fiscal years ended December 31, 2023, 2022 and 2021 were $3,468,767, $3,634,271 and $3,545,165, respectively. See, “Duration and Termination”.

Payment of Our Expenses

ArrowMark serves as our investment adviser in accordance with the terms of the management agreement. Subject to the overall supervision of our board of directors, our Adviser manages our day-to-day operations and provides us with investment management services. Under the terms of the management agreement, ArrowMark does and will:

●	determine the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

●	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

●	close, monitor and administer the investments we make, including the exercise of any voting or consent rights; and

●	provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our assets.

We bear all expenses not specifically assumed by our Adviser and incurred in our operations, and we will bear the expenses related to any future offering. We will reimburse our Adviser to the extent our Adviser pays these expenses. The compensation and allocable routine overhead expenses of all investment professionals of our Adviser, when and to the extent engaged in providing us investment advisory services, will be provided and paid for by our Adviser and not us, although we will reimburse our Adviser an amount equal to our allocable portion of overhead and other expenses incurred by our Adviser in performing its administrative obligations under the management agreement. The fees and expenses borne by us may include, but are not limited to, the following:

●	other than as provided under “Management Fee” above, expenses of maintaining and continuing our existence and related overhead, including, to the extent such services are provided by personnel of our Adviser or its affiliates in performing it administrative obligations, including without limitation furnishing office space and facilities and administrative and compliance personnel compensation, training and benefits;

●	the fees, expenses and disbursements of any third party administrator or compliance firm retained by the Company or the Adviser to provide any of the administrative services referenced above, to the extent not provided by personnel of the Adviser or its affiliates;

●	commissions, spreads, fees and other expenses connected with the acquisition, holding, monitoring and disposition of securities and the Company’s other investments, including placement and similar fees in connection with direct placements entered into by or on behalf of the Company or any subsidiary thereof, and travel or other expenses incurred in connection with performing due diligence on its prospective portfolio companies or monitoring and overseeing its existing portfolio companies;

●	auditing, accounting and legal expenses;

●	taxes and interest; governmental fees;

●	expenses of listing our shares with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of our securities, including expenses of conducting tender offers for the purpose of repurchasing our securities;

●	expenses of registering and qualifying us and our securities under federal and state securities laws and of preparing and filing registration statements and amendments for such purposes;

●	expenses of communicating with stockholders, including website expenses and the expenses of preparing, printing and mailing press releases, reports and other notices to stockholders and of meetings of stockholders and proxy solicitations therefor;

●	expenses of preparing and filing reports to governmental officers and commissions, including, without limitation, our periodic report preparation and filing obligations with the SEC;

●	insurance expenses;

●	association membership dues;

●	fees, expenses and disbursements of custodians and subcustodians for all services to us (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records and determination of NAVs);

●	fees, expenses and disbursements of transfer agents, dividend and interest paying agents, stockholder servicing agents and registrars for all services to us;

●	fees, expenses and disbursements, including travel expenses, incurred in connection with the marketing and promotion of the Company, including the fees, expenses and disbursements of any person with whom the Company (or the Adviser on behalf of the Company) enters into an endorsement relationship;

●	compensation and expenses of the Company’s Independent Directors;

●	pricing, valuation and other consulting, due diligence or analytical services employed in considering and valuing our actual or prospective investments;

●	all expenses incurred in leveraging of our assets through a line of credit or other indebtedness or issuing and maintaining preferred stock;

●	all expenses incurred in connection with our organization and any offering of common or preferred shares, including underwriting discounts and commissions; and

●	such non-recurring items as may arise, including expenses incurred in litigation, proceedings and claims and our obligation to indemnify our directors, officers and stockholders with respect thereto.

Expenses that are reimbursable to our Adviser are submitted to the independent members of our board of directors for their approval prior to reimbursement thereof.

Allocation Policy

Our Adviser and its affiliates allocate investment opportunities among client accounts on a fair and consistent basis, and do not favor any one client or account over any other. In certain cases, investment opportunities may be made by our Adviser other than on a pro rata basis. In determining to which accounts our Adviser will allocate investment opportunities, and in determining the shares to allocate to a particular account, our Adviser and its affiliates do not consider:

●	the levels of fees earned from accounts or the fact that certain accounts may pay performance-based fees;

●	different compensation payable to portfolio managers based on the performance of certain accounts;

●	the ability of particular clients to send business to or otherwise benefit our Adviser in exchange for allocations;

●	the identity of account holders (including the fact that certain accounts may be proprietary or maintained on behalf of investment vehicles that our Adviser sponsors);

●	in the case of allocations of initial public offerings, market movement generally or the performance of the shares since the execution of the order in question;

●	the prior performance of accounts; or

●	whether an account is new to our Adviser.

Duration and Termination

The management agreement with our Adviser initially became effective on February 12, 2020. A discussion regarding the basis for the board’s most recent continuation of the management agreement is available in the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2023, which is publicly filed with the SEC. The management agreement with our Adviser may be terminated at any time, without payment or penalty, by vote of our board of directors, by vote of a majority of our voting securities, or by our Adviser, in each case on not less than 60 days’ written notice. As required by the Investment Company Act, the management agreement with our Adviser will terminate automatically in the event of its assignment.

Liability of Adviser and Indemnification

The management agreement provides that our Adviser will not be liable to us in any way for any default, failure or defect in any of the securities comprising our portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in the management agreement. The management agreement further states that we will indemnify the Adviser for any losses, damages, claims, costs, charges, expenses or liabilities except to the extent such amounts result from our Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the management agreement or as otherwise prohibited by applicable law. As a result, our Adviser may not be liable to us for breaches of its duty of care, diligence or skill.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before investing in our securities. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to above under “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Investing in Banking Sector

Our assets will be concentrated in the banking industry, potentially exposing us to greater risks than companies that invest in multiple sectors.

Companies in the group of industries related to banks and diversified financials are often subject to extensive governmental regulation and intervention, which may adversely affect the scope of their activities, the prices they can charge and the amount of capital they must maintain. Governmental regulation may change frequently and may have significant adverse consequences for companies in the group of industries related to banks and diversified financials, including effects not intended by such regulation. The impact of recent or future regulation in various countries on any individual financial company or on the industries as a whole cannot be predicted. A focus on community banks may make the Company more economically vulnerable in the event of a downturn in the banking industry. Community banks may face heightened risks of failure during times of economic downturns than larger banks. Community banks may also be subject to greater lending risks than larger banks.

Certain risks may impact the value of investments in the group of industries related to banks and diversified financials more severely than those of investments outside these industries, including the risks associated with companies that operate with substantial financial leverage. Companies in the group of industries related to banks and diversified financials may also be adversely affected by increases in interest rates and loan losses, decreases in the availability of money or asset valuations, credit rating downgrades and adverse conditions in other related markets.

The group of industries related to banks and diversified financials is also a target for cyber attacks and may experience technology malfunctions and disruptions. In recent years, cyber attacks and technology failures have become increasingly frequent and have caused significant losses.

Risks specific to the bank and diversified financial group of industries also may include:

Asset quality and credit risk. When financial institutions loan money, commit to loan money or enter into a letter of credit or other contract with a counterparty, they incur credit risk, or the risk of losses if their borrowers do not repay their loans or their counterparties fail to perform according to the terms of their contract. The companies in which the Company will invest offer a number of products which expose them to credit risk, including loans, leases and lending commitments, derivatives, trading account assets and assets held-for-sale. Financial institutions allow for and create loss reserves against credit risks based on an assessment of credit losses inherent in their credit exposure (including unfunded credit commitments). This process, which is critical to their financial results and condition, requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic predictions might impair the ability of their borrowers to repay their loans. As is the case with any such assessments, there is always the chance that the financial institutions in which the Company invests will fail to identify the proper factors or that they will fail to accurately estimate the impacts of factors that they identify. Failure to identify credit risk factors or the impact of credit factors may result in increased non-performing assets, which will result in increased loss reserve provisioning and reduction in earnings. Poor asset quality can also affect earnings through reduced interest income which can impair a bank’s ability to service debt obligations or to generate sufficient income for equity holders. Bank failure may result due to inadequate loss reserves, inadequate capital to sustain credit losses or reduced earnings due to non-performing assets. The Company will not have control over the asset quality of the financial institutions in which the Company will invest, and these institutions may experience substantial increases in the level of their non-performing assets which may have a material adverse impact on the Company’s investments.

Capital risk. A bank’s capital position is extremely important to its overall financial condition and serves as a cushion against losses. U.S. banking regulators have established specific capital requirements for regulated banks. Federal banking regulators proposed amended regulatory capital regulations in response to the Dodd-Frank Act and the international capital and liquidity requirements set forth by the Basel Committee on Banking Supervision (“Basel III”) protocols which would impose even more stringent capital requirements. In the event that a regulated bank falls below certain capital adequacy standards, it may become subject to regulatory intervention including, but not limited to, being placed into a FDIC-administered receivership or conservatorship. The regulatory provisions under which the regulatory authorities act are intended to protect depositors. The deposit insurance fund and the banking system are not intended to protect shareholders or other investors in other securities issued by a bank or its holding company. The effect of inadequate capital can have a potentially adverse consequence on the institution’s financial condition, its ability to operate as a going concern and its ability to operate as a regulated financial institution and may have a material adverse impact on the Company’s investments.

Earnings risk. Earnings are the primary means for financial institutions to generate capital to support asset growth, to provide for loan losses and to support their ability to pay dividends to shareholders. The quantity as well as the quality of earnings can be affected by excessive or inadequately managed credit risk that may result in losses and require additions to loss reserves, or by high levels of market risk that may unduly expose an institution’s earnings to volatility in interest rates. The quality of earnings may also be diminished by undue reliance on extraordinary gains, nonrecurring events, or favorable tax effects. Future earnings may be adversely affected by an inability to forecast or control funding and operating expenses, net interest margin compression improperly executed or ill-advised business strategies, or poorly managed or uncontrolled exposure to other risks. Deficient earnings can result in inadequate capital resources to support asset growth or insufficient cash flow to meet the financial institution’s near-term obligations. Under certain circumstances, this may result in the financial institution being required to suspend operations or the imposition of a cease-and-desist order by regulators which could potentially impair the Company’s investments.

Management risk. The ability of management to identify, measure, monitor and control the risks of an institution’s activities and to ensure a financial institution’s safe, sound and efficient operation in compliance with applicable laws and regulations are critical. Depending on the nature and scope of an institution’s activities, management practices may need to address some or all of the following risks: credit, market, operating, reputation, strategic, compliance, legal, liquidity and other risks. The Company will not have direct or indirect control over the management of the financial institutions in which the Company will invest and, given the Company’s long-term investment strategy, it is likely that the management teams and their policies may change. The inability of management to operate their financial institution in a safe, sound and efficient manner in compliance with applicable laws and regulations, or changes in management of financial institutions in which the Company invests, may have an adverse impact on the Company’s investment.

Litigation risk. Financial institutions face significant legal risks in their businesses, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against the companies in which the Company invests could have material adverse financial effects or cause significant reputational harm to these companies, which in turn could seriously harm their business prospects. Legal liability or regulatory action against the companies in which the Company invests could have material adverse financial effects on the Company and adversely affect the Company’s earnings and book value.

Market risk. The financial institutions in which the Company will invest are directly and indirectly affected by changes in market conditions. Market risk generally represents the risk that values of assets and liabilities or revenues will be adversely affected by changes in market conditions. Market risk is inherent in the financial instruments associated with the operations and activities including loans, deposits, securities, short-term borrowings, long-term debt, trading account assets and liabilities and derivatives of the financial institutions in which the Company will invest. Market risk includes, but is not limited to, fluctuations in interest rates, equity and futures prices, and changes in the implied volatility of interest rates, equity and futures prices and price deterioration or changes in value due to changes in market perception or actual credit quality of the issuer. Accordingly, depending on the instruments or activities impacted, market risks can have wide ranging, complex adverse effects on the operations and overall financial condition of the financial institutions in which the Company will invest as well as adverse effects on the Company’s results from operations and overall financial condition.

Monetary policy risk. Monetary policies have had, and will continue to have, significant effects on the operations and results of financial institutions. There can be no assurance that a particular financial institution will not experience a material adverse effect on its net interest income in a changing interest rate environment. Factors such as the liquidity of the global financial markets, and the availability and cost of credit may significantly affect the activity levels of customers with respect to the size, number and timing of transactions. Fluctuation in interest rates, which affect the value of assets and the cost of funding liabilities, are not predictable or controllable, may vary and may impact economic activity in various regions.

Competition. The group of industries related to banks and diversified financials, including the banking sector, is extremely competitive, and it is expected that the competitive pressures will increase. Merger activity in the financial services industry has resulted in and is expected to continue to result in, larger institutions with greater financial and other resources that are capable of offering a wider array of financial products and services. The group of industries related to banks and diversified financials has become considerably more concentrated as numerous financial institutions have been acquired by or merged into other institutions. The majority of financial institutions in which the Company will invest will be relatively small with significantly fewer resources and capabilities than larger institutions; this size differential puts them at a competitive disadvantage in terms of product offering and access to capital. Technological advances and the growth of e-commerce have made it possible for non-financial institutions and non-bank financial institutions to offer products and services that have traditionally been offered by banking and other financial institutions. It is expected that the cross-industry competition and inter-industry competition will continue to intensify and may be adverse to the financial institutions in which the Company invests.

Regulatory risk. Financial institutions, including community banks, are subject to various state and federal banking regulations that impact how they conduct business, including but not limited to how they obtain funding, their ability to operate and the value of the Company’s investments. Changes to these regulations could have an adverse effect on their operations and operating results and the Company’s investments. The Company expects to make long-term investments in financial institutions that are subject to various state and federal regulations and oversight. Congress, state legislatures and the various bank regulatory agencies frequently introduce proposals to change the laws and regulations governing the banking industry in response to the Dodd-Frank Act, Consumer Financial Protection Bureau (the “CFPB”) rulemaking or otherwise. The likelihood and timing of any proposals or legislation and the impact they might have on the Company’s investments in financial institutions affected by such changes cannot be determined and any such changes may be adverse to the Company’s investments. Ownership of the stock of certain types of regulated banking institutions may subject the Company to additional regulations. Investments in banking institutions and transactions related to the Company’s investments may require approval from one or more regulatory authorities. If the Company were deemed to be a bank holding company or thrift holding company, bank holding companies or thrift holding companies that invest in the Company would be subject to certain restrictions and regulations.

We may invest in equity and debt securities issued by banks, subjecting us to unique risks.

We expect to invest in securities issued by banks that qualify as Tier 1 or Tier 2 capital for bank regulatory capital purposes. These investments may consist primarily of regulatory capital securities, preferred equity as well as subordinated debt, convertible securities (including contingent convertible securities) and, to a lesser extent, common equity.

Equity, unlike debt securities, does not have a stated maturity and it is uncertain when, if ever, we will receive our invested amounts or expected returns on such investments. During our holding period, the only source of investment income on such common equity securities may be dividend income or valuation gains. New financial products continue to be developed, and we may invest in any products that may be developed to the extent that such investment is consistent with our business plan.

Certain of these securities, particularly debt securities and certain hybrid capital instruments, may be long-dated in nature and may contain provisions that enable the issuing institution to defer payment of interest or dividends without resulting in bankruptcy or default. Furthermore, even though an institution has the financial capacity to make such payments, regulatory approval may be withheld to make such payment, and in the absence of such approval, the issuing institution will not be able to make such interest or dividend payment to us. The longer-term nature of these instruments limits the liquidity of these instruments and may increase the risk of holding these investments.

Investments in holding companies generally subject investors to increased risks because holding companies generally hold all their assets in their subsidiaries and are dependent on distributions from their subsidiaries to service their interest obligations and for ultimate principal repayment. In the event of a default or a bankruptcy, holders of securities issued by holding companies may suffer from increased losses or lower recoveries and may be subordinated to securities issued directly by the holding company’s subsidiaries.

All of our investments are subject to liquidity risk, but we may face higher liquidity risk if we invest in debt obligations and other securities that are unrated and issued by banks that have no corporate rating.

All of our investments are subject to liquidity risk, however, we are likely to invest in debt obligations that are unrated and that are issued by banks that have no corporate rating by a nationally recognized statistical rating organization. In such cases, there may not be an active market for these securities and our investments may be subject to significant liquidity risk in the event we are required to sell such investments. The assets in which we invest may not be publicly rated by any rating agency, and may have greater credit and liquidity risks than investment-grade corporate obligations that are publicly rated.

We expect to manage a portfolio of securities, focused on the banking sector, which would make us more economically vulnerable in the event of a downturn in the banking industry.

Our portfolio normally consists of preferred equity, subordinated debt, regulatory capital relief securities, debt securities, credit-linked notes and common equity investments in U.S. and foreign domiciled banks. These investments are subject to the risk factors affecting the banking industry, and that could cause a general market decline in the value of bank stocks. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which banks operate, including negative conditions caused by recent disruptions in the financial markets. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, we may experience higher rates of default with respect to our bank investments in the event of a downturn in the banking industry. Also, losses could occur in individual investments held by us because of specific circumstances related to each bank. These factors could have a material adverse effect on our financial condition, results of operations or liquidity.

A large number of banks may fail during times of significant economic stress.

According to data from the FDIC, since 1934, banks and thrifts have failed at an annual rate of 0.34%, with peak cycle one-year failure rates of 3.32% in 1989 (S&L crisis), 2.05% in 2010 (Great Recession) and 0.54% in each of 1937 and 1938 (Great Depression). Bank failure means the closing of a bank by a federal or state banking regulatory agency, generally because the bank is unable to meet its obligations to depositors and others. However, despite the low percentage of banks that have failed compared to the number of banks in the U.S. during the relevant time period, during periodic times of significant economic stress, bank earnings decline and a significant number of banks may fail. For instance, during the savings and loan crisis during the 1980s through 1992, there were a total of 2,870 failures out of 14,364 FDIC-insured banks in existence on December 31, 1980. From January 1, 2008 through December 9, 2020, which includes the most recent financial crisis, there were 549 failures, most of which were community banks, out of approximately 8,534 FDIC-insured banks in existence on December 31, 2007, with the highest one-year failure rate of 3.32% in 1989 for the savings and loan crisis and 2.05% in 2010 for the most recent financial crisis. The number of failed community banks since 2007 was highest in certain regions in which real estate values declined disproportionately more than the national average, including Florida, Georgia, Illinois and California.

According to the FDIC Quarterly Banking Profile dated March 31, 2024, 63 of 4,672 FDIC-insured banks were included on the FDIC’s list of “Problem Institutions.” While historically, only a small fraction of banks on the list of “Problem Institutions” fail and only 8 FDIC-insured banks failed in 2017, as of December 31, 2017 (representing an approximate annualized failure rate of only 0.14%, which is similar to the average annual rate of default for Baa3 Corporate Credit since 1934), some level of additional bank failure is likely. We intend to invest the majority of our portfolio in institutions that are currently paying dividends or interest on their securities, that have the ability to pay dividends or interest on the securities they issue, and/or that are not a party to regulatory enforcement actions that would limit or hinder their payment of dividends or interest or otherwise demonstrate that they are in troubled condition. We believe that such institutions are unlikely to be included in the FDIC’s list of “Problem Institutions” and are less likely to fail than many of their peers. Nevertheless, it is possible that some portion of the community banks in which we invest may fail, particularly if the U.S. economy stagnates or another financial crisis occurs. If we invest in banks that fail, we are likely to lose most or all of our investment in such institutions.

We expect to manage a portfolio of securities, focused on the bank market, with investments in community banks whose business is subject to greater lending risks than larger banks.

Community banks have different lending risks than larger banks. They provide services to their local communities. Their ability to diversify their economic risks is limited by their own local markets and economies. They lend primarily to small to medium-sized businesses, professionals and individuals which may expose them to greater lending risks than those of banks that are lending to larger, better-capitalized businesses with longer operating histories. They manage their credit exposure through careful monitoring of loan applicants and loan concentrations in particular industries, and through loan approval and review procedures. They have established evaluation processes designed to determine the adequacy of their allowances for loan losses. Although these evaluation processes use historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment and expectations regarding their borrowers, the economies in which they and their borrowers operate, as well as the judgment of their regulators. We cannot assure you that their loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on their business, financial condition or results of operations.

Risks Related to Banking Regulations and Banking Investments Affecting Our Business

The following summary does not purport to be a comprehensive description of all of the federal and state statutes and regulations which govern U.S. banking institutions that may be relevant to a decision to invest in the Company. The statutes or regulations discussed are only brief summaries of those provisions which are, in their entirety, complex and subject to interpretation. Further, the statutes or regulations governing the U.S. banking system and the interpretation thereof are subject to change. In addition, it does not purport to deal with all of the consequences applicable to investors in regulated financial institutions. Each prospective investor is strongly urged to consult its own legal advisors with respect to the consequences under applicable regulatory regimes governing banking institutions and investors therein of the purchase and ownership of common stock in the Company.

The banking institutions in which we will invest are subject to substantial regulations that could adversely affect their ability to operate and the value of our investments.

We invest substantially all of our assets in banks and their holding companies and therefore our portfolio investments are subject to existing and potential new regulations that may be adverse to them. Banking institutions, including banks and savings and loan associations, holding companies thereof, and their subsidiaries and affiliates (collectively, “banking institutions”) are highly regulated entities that are subject to extensive regulatory and legal restrictions and limitations and to supervision, examination and enforcement by state and federal regulatory authorities. In addition, the banking crisis in the United States that began in 2007 has resulted in increased regulations, and we anticipate that further regulations will be implemented in the future. The laws and regulations affecting banks, and the interpretations thereof, are subject to material changes, and any such changes may adversely impact portfolio investments and could result in the Company facing material losses or having to divest some or all of its investments under adverse market conditions. As a result of the extensive federal and state restrictions and limitations, supervision and enforcement, banking institutions have less operational flexibility and are generally subject to greater regulatory risks than companies in other industries that are less regulated.

Numerous and Extensive Regulations. There are various federal statutes that regulate U.S. banking institutions, including, the Bank Holding Company Act of 1956, the Federal Deposit Insurance Act, the Federal Reserve Act, the National Bank Act, the Home Owners’ Loan Act of 1933 (the “HOLA”), the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), the Investment Advisers Act and the Investment Company Act. These federal statutes have been amended, often materially, over the years and may continue to be amended in the future, and the consequences of such future amendments may be materially adverse to the Company’s investments or the financial services industry in general. In addition to these various federal statutes, federal regulatory agencies, including among others the Federal Reserve Board, the Office of the Comptroller of the Currency (the “OCC”), the FDIC and the CFPB, together in certain cases with state banking regulatory agencies (individually, a “Regulatory Agency” or, collectively, the “Regulatory Agencies”), have adopted regulations and guidelines which are subject to interpretation, and which continue to be amended and revised and such amendments and revisions or a change in interpretation of existing regulations or guidelines may be materially adverse to the Company’s portfolio companies or the financial services industry in general. Much of the regulatory framework that has been developed is intended to protect depositors, the FDIC and the banking system in general and, as such, stockholders in such regulated institutions may be disadvantaged, in some cases materially, by amendments and revisions to such statutes, regulations or guidelines, or interpretations thereof, or by the enforcement of such statutes and regulations by Regulatory Agencies.

Adverse consequences, including without limitation civil penalties, fines, suspension or termination of deposit insurance, may result in the event that any banking institution fails to comply with applicable rules or regulations. These rules and regulations are complex and are subject to interpretation and may be subject to change, which imposes compliance risk on the entities that are subject to these rules and may be adverse to the Company.

In addition, banking institutions are subject to various quantitative judgments by Regulatory Agencies, which may include subjective judgments regarding credit risk, interest rate and liquidity risk, operational risk and other factors, including subjective judgments on the “safety” or “soundness” of an institution.

Capital Adequacy Requirements and Regulatory Capital Relief Securities.

Capital Adequacy Requirements. Banking institutions are required to meet certain capital adequacy guidelines or rules that involve assessments of their assets and liabilities, including contingent and off-balance sheet items and other items which may be based on subjective inputs, as determined by the Regulatory Agencies. The Federal Reserve Board has established minimum capital adequacy requirements that are calculated in relation to assets and various off-balance sheet exposures. The Dodd-Frank Act imposes more stringent capital requirements on bank holding companies and savings and loan holding companies by, among other things, applying consolidated capital requirements to savings and loan holding companies, imposing leverage ratios on bank holding companies and savings and loan holding companies and prohibiting new trust preferred issuances from counting as Tier 1 capital. In addition, in response to the Dodd-Frank Act requirements and the Basel III protocols, the Regulatory Agencies have proposed more stringent capital requirements that, if adopted in their current form, would apply to community banks. These restrictions may significantly limit the future capital strategies of community banks.

Non-compliance with capital adequacy requirements may result in limitations on operations or other orders, which may be materially adverse to the financial institutions in which we invest. If a depository institution fails to meet certain capital adequacy standards or requirements (such institution is referred to as an “undercapitalized institution” if it is not well capitalized or adequately capitalized), the appropriate Regulatory Agency may be required by law to take one or more actions with respect to such undercapitalized institution. These actions may include requiring the institution to issue new shares, merge with another depository institution, restrict the rates of interest such institution pays on deposits, restrict asset growth, terminate certain activities or forcing it to divest of certain or all of its subsidiaries, dismiss certain directors or officers, place the depository institution into an FDIC-administered receivership or conservatorship or take any other action that, in the Regulatory Agency’s judgment, will resolve the problems of the institution at the least possible loss to the FDIC.

Regulatory Capital Relief Securities Risk. The Company’s investments in regulatory capital relief securities are subject to several risks. Where regulators feel the scale, scope of spirit of a bank’s regulatory capital relief strategy has become overly aggressive, they might enforce stricter regulation that makes the strategy more costly or impractical for the bank. Under the terms governing the Company’s investments or potential investments in regulatory capital relief securities, it is expected that adverse regulatory developments may result in the bank being able to terminate the Company’s regulatory capital relief securities investments early, which subjects the Company to reinvestment risk. Another risk relates to the inherent information asymmetry in such regulatory capital relief securities investments, whereby the bank selling the regulatory capital relief securities normally would have better knowledge of those assets than the Company and, as result, may only make higher risk assets available for investment. Finally, there is a risk of deterioration of the loan portfolio due to poor underwriting of the bank or extrinsic factors such as weak economic conditions that could adversely affect the value of the regulatory capital relief securities.

We may become subject to adverse current or future banking regulations.

We will seek to structure our investments to avoid being regulated by various banking authorities. Therefore, we do not currently expect to be regulated by any state or federal banking regulatory bodies and will have significant flexibility with respect to the manner in which we operate. However, if we are deemed to have acquired control of one or more banking institutions, we would become a bank holding company subject to the Bank Holding Company Act and the regulations thereunder or a savings and loan holding company subject to the HOLA and the regulations thereunder. While the rules for bank holding companies and savings and loan holding companies vary, the Federal Reserve Board will generally find that we control a banking institution if we own 25% or more of any class of voting securities or 33% or more of the total equity (voting or non-voting) of a banking institution; or if we own 10% or more of the voting stock of the banking institution and we have representation on the board of directors of the banking institution or other indicia of control (such as control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that we have the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the banking institution). There is a presumption of non-control if we own or control less than 5% of the outstanding shares of any class of voting securities. If we are deemed to have acquired control of one or more banking institutions:

●	we would become subject to supervision and examination by the applicable Regulatory Agencies, including the Federal Reserve Board;

●	the Federal Reserve Board would subject us to periodic reporting requirements applicable to bank holding companies or savings and loan holding companies; and

●	we would become subject to restrictions on non-banking activities (i.e. any activity other than banking or managing or controlling banks or performing services for its subsidiaries) applicable to bank holding companies and savings and loan holding companies, including restrictions on acquiring direct or indirect ownership or control of more than 5% of any class of voting securities of any company engaged in non-bank activities. We would only be permitted to engage in, or acquire an interest in companies that engage in, activities that the Federal Reserve Board has determined to be incidental to the activity of banking or managing or controlling banks to a limited extent. These restricted activities include, among other activities, owning and operating a savings association, escrow company, trust company or insurance agency; acting as an investment or financial advisor, or providing securities brokerage services; and, in the case of a financial holding company or unitary savings and loan holding company, activities that are financial in nature, incidental to financial activities or complementary to a financial activity, such as lending activities, insurance and underwriting equity securities. In addition to restrictions on permissible activities and investments, bank holding companies, financial holding companies, and their subsidiary banks are prohibited from entering into certain tying arrangements in connection with extension of credit, lease, sale of property or provision of any services should the Federal Reserve Board find the arrangement resulting in anti-competitive practices.

In addition, if we were deemed to be in control of a bank which is not “well capitalized” or not “well managed” as defined by the relevant Regulatory Agency, the Federal Reserve Board and certain other Regulatory Agencies would have the authority to impose various limitations or regulatory actions on us, including:

●	limitations on our ability to pay dividends or distributions to our stockholders;

●	forced divestiture of certain of our investments deemed by such Regulatory Agency as in danger of becoming insolvent and as posing significant risk to the undercapitalized institution;

●	requiring us to provide financial support to the portfolio bank under the Federal Reserve Board’s “source of strength” doctrine when we would otherwise be disinclined to do so or when we would consider itself unable to do so, which could force us to satisfy such obligation through divesture of other assets or through raising additional funds from existing stockholders or third-party investors; and

●	the imposition by the FDIC of “cross-guarantee” liability upon any commonly controlled insured depository institutions for deposit insurance losses incurred by the FDIC. A depository institution’s liability under the cross-guarantee provision is generally senior to (i) obligations to stockholders or (ii) any obligation or liability owed to any affiliate of such depository institution. Thus, portfolio companies that are insured depository institutions may be subject to such cross-guarantee liability with respect to other portfolio companies that are also insured depository institutions.

Ownership of our stock by certain types of regulated institutions may subject us to additional regulations.

If a bank holding company or savings and loan holding company stockholder is deemed to control us, we would be subject to the “umbrella” supervision of the Federal Reserve Board and potentially other regulatory agencies and such supervision may expose us to the regulatory burdens discussed above and to additional expenses or limitations in carrying out its investment objective, which may be materially adverse to the holders of our common stock. In the event that a bank holding company or savings and loan holding company stockholder is deemed to control us, it would have to obtain prior approval or non-objection of the Federal Reserve Board whenever the Company acquires, directly or indirectly, more than 5% of any class of voting securities of a U.S. bank or of a non-bank financial company (unless, in the case of a non-bank financial company, such bank holding company stockholders is a financial holding company). In the event that a bank holding company or savings and loan holding company stockholder controls us, we could not, without prior approval of the Federal Reserve Board, acquire more than 5% of any class of voting securities of any non-financial company, unless the bank holding company stockholder that controls us is a financial holding company; however, if each bank holding company stockholder that controls us is a financial holding company, we could make any investment in any non-financial company (but not in a bank or non-bank financial company) pursuant to the Bank Holding Company Act. If a bank holding company stockholder or savings and loan holding company controls us, then any direct or indirect investment by us in more than 5% of any class of voting securities of a foreign company (including a foreign bank) would have to comply with the provisions promulgated by the Federal Reserve Board.

Investments in banking institutions and transactions related to our portfolio investments may require approval from one or more regulatory authorities.

We would be required to seek prior approval from the Federal Reserve Board in order to acquire control of more than 5% of the outstanding shares of any class of voting securities or 25% or more of the total equity (voting and non-voting) or other controlling interests of a bank, bank holding company or financial holding company. In addition, bank holding companies (but, not financial holding companies) are required to obtain approval prior to purchasing 25% or more of the total equity of a non-bank financial company.

We would be required to seek prior approval from the Federal Reserve Board or the OCC if we proposed to acquire control of a savings and loan association or a savings and loan holding company.

If we were deemed to be a bank holding company or savings and loan holding company, bank holding companies or savings and loan holding companies that invest in us will be subject to certain restrictions and regulations.

If we were deemed to be a bank holding company or savings and loan holding company, a bank holding company or savings and loan holding company stockholder could acquire less than 5% of any class of our stock, and less than 25% of our total equity, without Federal Reserve Board approval, provided that such bank holding company or savings and loan holding company stockholder does not control us. If we made controlling investments, directly or indirectly in a U.S. bank, then any bank holding company or savings and loan holding company stockholder that acquires more than 5% of any class of voting interests or 25% of our total equity would be required to receive prior written approval of the Federal Reserve Board before acquiring such interests. Bank holding company or savings and loan holding company stockholders that are not financial holding companies may be required to obtain prior approval from the Federal Reserve Board prior to acquiring more than 5% of any class of voting interests or 25% of our total equity if we make non-controlling or controlling investments in non-bank financial companies.

Each prospective investor that is or may become a bank holding company or financial holding company or savings and loan holding company is strongly urged to consult its own legal advisors with respect to the consequences under applicable regulatory regimes regarding banking institutions and investors therein of the purchase and ownership of our shares.

New FASB CECL regulations may create volatility in our earnings and the level of our allowance for credit losses.

The Financial Accounting Standards Board, or FASB, has issued a new credit impairment model, the Current Expected Credit Loss, or CECL model, which must be implemented by banks and certain other companies beginning in 2021. Under the CECL model, entities subject to the model will be required to present certain financial assets carried at amortized cost, such as loans held for investment and held-to-maturity debt securities, at the net amount expected to be collected. The measurement of expected credit losses is to be based on information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This measurement will take place at the time the financial asset is first added to the balance sheet and periodically thereafter. This differs significantly from the "incurred loss" model, which delays recognition until it is probable a loss has been incurred. CECL may create more volatility in the companies in which we invest, and this in turn could affect the value of our portfolio.

Risks Related to Our Investments

Our investments will be subject to dividend and interest rate fluctuations, and we may incur interest rate risk.

Our investments are likely to include regulatory capital relief securities, preferred stock with variable dividend rates and may include debt or hybrid instruments with floating interest rates, credit-linked notes and equity and junior debt tranches issued by a CLO or similar issuer. Variable rate and floating rate investments earn interest at rates that adjust from time to time (typically monthly) based upon an index. The amount of income we receive from our investments may fluctuate based upon changes in interest rates and, in a declining and/or low interest rate environment, these investments will produce less income, which will impact our operating performance. Fixed dividend rate and interest rate investments, however, do not have adjusting rates and the relative value of the fixed cash flows from these investments may decrease as prevailing interest rates rise or increase as prevailing interest rates fall, causing potentially significant changes in our NAV. We may employ various hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, floors and other interest rate derivative products. No strategy can completely insulate us from the risks associated with interest rate changes, and there is a risk that our strategies may provide no protection at all and will potentially compound the impact of changes in interest rates. Hedging transactions involve certain additional risks such as counterparty risk, leverage risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the instrument and a change in current period expense. We cannot assure you that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us against the foregoing risks.

Most of our assets will be illiquid, and their fair value may not be readily determinable.

It is expected that a substantial portion of the securities and instruments in which the Company invests will not trade on any exchange and will be illiquid. The Company may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Company’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Company believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Company pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Company’s assets in illiquid and restricted securities may restrict the Company’s ability to take advantage of market opportunities. To dispose of an unregistered security, the Company, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Company to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Company would bear market risks during that period.

Certain fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the fixed-income instruments in which the Company will invest. Where a secondary market exists, the market for some fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, dealer inventories of certain securities are at historic lows in relation to market size, which indicates a potential for reduced liquidity as dealers may be less able to “make markets” for certain fixed-income securities.

Our investments in regulatory capital relief securities subject us to the risks of underlying bank assets.

We invest in “regulatory capital relief securities” which are securities issued or structured by banks seeking capital that is treated more favorably under banking regulations than other types of capital, acquisitions and other refinancing activities. Regulatory capital relief securities are issued or structured by a bank to maintain or reduce its regulatory capital requirements by transferring certain credit risks to investors. Regulatory capital relief securities may be in the form of structured notes (e.g., credit-linked notes), convertible securities (including contingent convertible securities), and other structured products or transactions. We invest in credit-linked notes which are unsecured notes linked to loans or other assets held by a bank or other financial institution on its balance sheet. Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes may not be secured by such assets and we have no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, we would be subject to counterparty risk of the bank which issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, we may not receive payments on the credit-linked notes, or such payments may be delayed.

Risks of Credit-linked Notes.

A credit-linked note is a security structured and issued by an issuer, which may be a bank, broker or special purpose vehicle. The performance and payment of principal and interest is tied to that of a reference asset which may be a particular pool of loans, security, basket of securities, credit default swap, basket of credit default swaps, or index. The reference asset may be denominated in foreign currency. Risks of credit-linked notes include those risks associated with the underlying reference asset including but not limited to market risk, interest rate risk, credit risk, default risk and foreign currency risk. In the case of a credit-linked notes created with credit default swaps, the structure will be “funded” such that the par amount of the security will represent the maximum loss that could be incurred on the investment and no leverage is introduced. An investor in a credit-linked note also bears counterparty risk or the risk that the issuer of the credit-linked note will default or become bankrupt and not make timely payment of principal and interest of the structured security. Should the issuer default or declare bankruptcy, the credit-linked note holder may not receive any compensation. In return for these risks, the credit linked note holder receives a higher yield. As with most derivative instruments, valuation of a credit-linked note may be difficult due to the complexity of the security and the reference asset.

The Company currently invests in credit-linked notes that are structured as unsecured notes linked to loans or other assets held by a bank or other financial institution on its balance sheet. Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes may not be secured by such assets and we have no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, we would be subject to counterparty risk of the bank which issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, we may not receive payments on the credit-linked notes, or such payments may be delayed.

Risks of Collateralized Loan Obligations (“CLOS”) and Collateralized Debt Obligations (“CDOS”).

CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Company as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Company to sell such securities. In addition to the typical risks associated with fixed-income securities and asset-backed securities, CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Company may invest in tranches of CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the CDO’s manager may perform poorly.

Additional Risks Related to Investments in CLOs. The CLOs and other CDOs in which the Company may invest are Structured Products. Holders of Structured Products bear risks of the underlying assets and are subject to counterparty risk.

The Company may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain Structured Products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in Structured Products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying Structured Products will rise or fall, these prices (and, therefore, the prices of Structured Products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the Structured Products owned by the Company.

Certain structured products may be thinly traded or have a limited trading market. Structured Products are typically privately offered and sold. As a result, investments in Structured Products may be characterized by the Company as illiquid securities. In addition to the general risks associated with fixed-income securities discussed herein, Structured Products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in Structured Products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

We are subject to risks associated with the bankruptcy or insolvency of an issuer or borrower of a loan underlying a Structured Product that we hold or of an underlying asset held by or reference asset of an instrument vehicle in which we invest (including regulatory capital relief securities).

In the event of a bankruptcy or insolvency of an issuer or borrower of a loan underlying a Structured Product that we hold or of an underlying asset held by or a reference asset of a regulatory capital relief security, CLO or other investment vehicle in which we invest, a court or other governmental entity may determine that our claims or those of the relevant investment vehicle are not valid or not entitled to the treatment we expected when making our initial investment decision.

Various laws enacted for the protection of debtors may apply to the underlying assets and reference assets in our investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to non-U.S. issuers or borrowers, and there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.

If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets or reference assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond our ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets or reference assets, payments made on such underlying or reference assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.

Foreign Securities and Currency Risk.

The adoption of new international banking and insurance guidelines may cause uncertainty or disruptions in the global banking industry. Adverse conditions in the global banking industry and credit markets may adversely impact the value of our investments to the extent we make investments in global financial institutions. Investments in securities of foreign issuers involve special risks not usually associated with investing in securities of U.S. companies, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Company’s investment opportunities. In addition, there may be different types of, and lower quality, information available about a foreign company than a U.S. company. There is also less regulation, generally, of the securities markets in many foreign countries than there is in the United States, and such markets may not provide the same protections available in the United States. Corporate governance standards may be lower in foreign markets. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Company’s investments in those countries. The Company’s investment in foreign countries may also be subject to withholding or other taxes, which may be significant and may reduce the Company’s returns.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets may be more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Derivatives transactions may limit our income or result in losses.

The Company’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Company may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Company is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Company will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Company may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Company as premiums and cash or other assets held in margin accounts with respect to the Company’s derivative investments would not be available to the Company for other investment purposes, which may result in lost opportunities for gain.

The derivative instruments and techniques that the Company may principally use include:

Futures. A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Company’s initial investment in such contracts.

Covered Calls on Bank Equity Securities and Other Option Transactions. There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given covered call option transaction not to achieve its objectives. A decision as to whether, when and how to use covered calls (or other options) on bank equity securities involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful because of market behavior or unexpected events. The use of options may require the Company to sell portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Company can realize on an investment, or may cause the Company to hold a security it might otherwise sell. As the writer of a covered call option on bank equity securities, the Company forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the exercise price of the call option, but has retained the risk of loss should the price of the underlying security decline. Although such loss would be offset in part by the option premium received, in a situation in which the price of a particular bank equity security on which the Company has written a covered call option declines rapidly and materially or in which prices in general on all or a substantial portion of the stocks on which the Company has written covered call options decline rapidly and materially, the Company could sustain material depreciation or loss in its net assets to the extent it does not sell the underlying securities (which may require it to terminate, offset or otherwise cover its option position as well). The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

There can be no assurance that a liquid market will exist when the Company seeks to close out an option position. Reasons for the absence of a liquid secondary market for exchange-traded options include the following: (i) there may be insufficient trading interest; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the trading facilities of an exchange or the Options Clearing Corporation (the “OCC”) may not be adequate to handle current trading volume; or (vi) the relevant exchange could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms. The Company’s ability to terminate OTC options may be more limited than with exchange-traded options and may involve the risk that counterparties participating in such transactions will not fulfill their obligations. If the Company were unable to close out a covered call option that it had written on a bank equity security, it would not be able to sell the underlying security unless the option expired without exercise.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. Call options are marked to market daily and their value will be affected by changes in the value of and dividend rates of the underlying common stocks, an increase in interest rates, changes in the actual or perceived volatility of the stock market and the underlying common stocks and the remaining time to the options’ expiration. Additionally, the exercise price of an option may be adjusted downward before the option’s expiration as a result of the occurrence of certain corporate events affecting the underlying bank equity security, such as extraordinary dividends, stock splits, merger or other extraordinary distributions or events. A reduction in the exercise price of an option would reduce the Company’s capital appreciation potential on the underlying security.

Limitation on Covered Call Writing Risk. The number of covered call options on bank equity securities the Company can write is limited by the number of shares of the corresponding common stock the Company holds. Furthermore, the Company’s covered call options on bank equity securities and other options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. As a result, the number of covered call options on bank equity securities that the Company may write or purchase may be affected by options written or purchased by it and other investment advisory clients of the Adviser. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

Swaps. A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (i.e., the two payment streams are netted out, with only the net amount paid by one party to the other). The Company’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Company or if the reference index, security or investments do not perform as expected. The Company’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Company is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Company would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Company is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Company’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect. The Company will “cover” its swap positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. In cases where the Company is the writer, or seller, of a swap agreement, the segregated amount will be equal to the full, un-netted amount of the Company’s contractual obligation (the “notional amount”).

Risks Related to Our Use of Leverage

We will continue to operate with leverage, which may adversely affect our return on our assets and may reduce cash available distribution.

We will continue to operate with leverage, which we may incur in the form of recourse and non-recourse collateralized financings, private or public offerings of debt, warehouse facilities, secured and unsecured bank credit facilities, repurchase agreements or other borrowings.

We currently have a bank loan to finance investments as a form of leverage. We also have authority to issue preferred stock or engage in reverse repurchase agreements to finance investments. Leverage exaggerates the effects of market downturns or upturns on the NAV and market value of our common stock, as well as on distributions to holders of common stock. Leverage can also increase the volatility of the Company’s NAV, and expenses related to leverage can reduce the Company’s income. In the case of leverage, if our assets decline in value so that applicable asset coverage requirements for any borrowings or preferred stock would not be met, the Company may be prevented from paying distributions, which could jeopardize its qualification for pass-through tax treatment, make it liable for excise taxes and/ or force it to sell portfolio securities at an inopportune time.

As noted above, the Company utilizes a revolving credit agreement with Texas Capital Bank, N.A. (“Texas Capital Bank”) and two additional lenders (the “Credit Facility”). The terms of the Credit Facility were last amended in May 2022, to provide for a maximum borrowing amount of $70 million and a fee of Secured Overnight Funding Rate (“SOFR”) + 2.61%, with a maturity date of May 27, 2025 (which may be extended until May 27, 2026). The Credit Facility contains customary covenants, negative covenants and default provisions, including covenants that limit our ability to incur additional debt or consolidate or merge into or with any person, other than as permitted, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets. Prior to the May 2022 amendment, the Credit Facility had been with a syndicate of financial institutions that was led by Texas Capital Bank, it had a five-year term maturing in May 2022, was priced at a term of LIBOR +2.35%, and permitted us to borrow up to $62 million. As of June 30, 2024, $58.8 million was committed and drawn on the Credit Facility.

Although we have no present intention to do so, we may also operate with leverage by issuing preferred stock. Any form of leverage may include contractual terms that are unfavorable to our stockholders, including limitations on our ability to declare and distribute dividends. Such terms will likely also contain restrictive covenants that impose asset coverage requirements, voting right requirements and restrictions on the composition of our assets, and limit the use of our investment techniques and strategies, any or all of which may have an adverse effect on us and our ability to pay dividends. If we are unable to repay or refinance maturing debt on the date it is due, we may be forced to seek other sources of capital to repay the maturing debt that may be expensive or dilutive to existing stockholders. To the extent that we are unable to find additional financing or extend or refinance our debt when it becomes due and we do not have sufficient cash to redeem such debt, we may be required to liquidate assets that are illiquid and difficult to sell for fair value and the sale of assets may occur at a time when it would not otherwise be desirable to do so. Failure to meet any contractual term set forth by our lenders, including maturity, may result in a default, a forced sale of assets or reduced operational flexibility, or a significant loss or complete loss for our stockholders.

Leverage is a speculative technique that may adversely affect our earnings or book value. If the return on assets acquired with borrowed funds or other leveraged proceeds does not exceed the cost of the leverage and our cost of operations, the use of leverage could cause us to lose money.

Successful use of leverage depends on our Adviser’s ability to predict or hedge correctly cash flows generated by our assets, which depends upon default rates, interest rates, refinancing and prepayment rates, timing of recoveries and various other factors. Our actual use of leverage may vary depending on our ability to obtain credit facilities and the lender’s and rating agencies’ estimate of the stability of our cash flows. The return on our assets and cash available for distribution to our stockholders may be reduced by changes in market conditions that cause the cost of these financings to increase relative to the income that can be derived from our assets. Defaults and lower than expected recoveries, as well as delays in recoveries on defaults, could rapidly erode our equity. Debt service payments will reduce cash flow available for distributions to stockholders. In addition, lenders from whom we may borrow money or holders of our debt securities will have claims on our assets that are superior to the claims of our common stockholders, and we may grant a security interest in our assets when we undertake leverage. In the case of a liquidation event, those lenders or note holders would receive proceeds before our common stockholders.

Financing arrangements with lenders or preferred stockholders may limit our ability to make dividend payments to our stockholders.

We depend on the ability of our operations to generate positive cash-flow measured as the positive difference between the yield on our assets and the cost of our funds. Because we use leverage to increase our return on equity, we may be subject to contractual operational limitations, including limitations on our ability to make dividends to our stockholders. If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient funds for distributions from our assets or we are not in compliance with the terms of our debt agreements or any new series of preferred stock, we may not be able to make expected dividend payments.

Risks Related to Our Operations

We depend upon key personnel of our Adviser, ArrowMark Partners and their affiliates

We are an externally managed investment company, and therefore we do not have any internal management capacity or employees. We depend on the diligence, expertise and business relationships of the senior management of our Adviser and its affiliates to achieve our investment objective. We expect that our Adviser will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the management agreement.

Our Adviser is an affiliate of ArrowMark Partners and, in turn, depends upon access to the investment professionals and other resources of ArrowMark Partners and its affiliates to fulfill its obligations to us under the management agreement. Our Adviser also depends upon ArrowMark Partners to obtain access to deal flow generated by the professionals of ArrowMark Partners. ArrowMark Partners and its affiliates also provide our Adviser with resources necessary to fulfill these obligations, including by making available to the Adviser experienced investment professionals and access to the senior investment personnel of ArrowMark Partners for purposes of evaluating, negotiating, structuring, closing and monitoring our investments.

We depend upon the senior professionals of ArrowMark Partners and its affiliates to maintain relationships with potential sources of investment opportunities, and we intend to rely to a significant extent upon these relationships to provide us with potential investment opportunities. We cannot assure you that these individuals will continue to directly or indirectly provide investment advice to us. If these individuals, including the members of our investment committee, do not maintain their existing relationships with our affiliates, maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the senior professionals of ArrowMark Partners or its affiliates have relationships are not obligated to provide us with investment opportunities. Therefore, we cannot assure you that such relationships will generate investment opportunities for us.

Our Adviser may rely on assumptions that prove to be incorrect.

We will employ strategies which depend upon the reliability, accuracy and analyses of our Adviser’s analytical models. To the extent such models (or the assumptions underlying them) do not prove to be correct, we may not perform as anticipated, which could result in material losses. All models ultimately depend upon the judgment of the investment professionals and the assumptions embedded in the models. To the extent that, with respect to any investment, the judgment or assumptions are incorrect, we can suffer material losses. The models that our management team uses to assess and control our risk exposures reflect assumptions about the degrees of correlation or lack thereof among prices of various asset classes or other market indicators, and in times of market stress or other unforeseen circumstances previously uncorrelated indicators may become correlated, or conversely previously correlated indicators may move in different directions. These types of market movements may at times limit the effectiveness of any hedging strategies that we may employ and cause us to incur material losses.

Our Adviser and its affiliates may serve as investment adviser to other funds, investment vehicles and investors, which may create conflicts of interest not in the best interest of us or our stockholders.

As of June 30, 2024, our Adviser and its affiliates managed $21.7 billion in assets on behalf of a broad array of institutional clients and professional asset allocators across alternative credit and capacity constrained equity strategies, as well commercial real estate. Our Adviser may advise clients in addition to us in the future. Our Adviser and its affiliates intend to allocate investment opportunities and collective expenses among their respective clients fairly and equitably and in accordance with their allocation policies.

We may generate low or negative rates of return on capital, and we may not be able to execute our business plans as quickly as expected, if at all.

We anticipate that it may take up to six months to utilize fully the net proceeds received from any future offering; however, we may take longer to utilize such proceeds fully. This six-month period and any additional delay may result from a lack of attractive investment opportunities or from competition with other market participants for investments in the banking sector. We may initially invest the proceeds from any future offering in cash, cash equivalents, securities issued or guaranteed by the U.S. government or its instrumentalities or agencies, high-quality, short-term money market instruments, short-term debt securities, certificates of deposit, bankers’ acceptances and other bank obligations, commercial paper or other liquid fixed income securities. Because these temporary investments may generate lower projected returns than our core business strategy, we may experience lower returns during this period, which may result in low distributions in this initial period, or possibly no distributions at all.

Our business model depends to a significant extent upon strong referral relationships, and our inability to maintain or develop these relationships, as well as the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that our Adviser and its affiliates will maintain their relationships with intermediaries, financial institutions, investment bankers, commercial bankers, financial advisors, attorneys, accountants, consultants and other individuals within their networks, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If our Adviser fails to maintain its existing relationships or develop new relationships with sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom our Adviser and its affiliates have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

If we are unable to source investments effectively, we may be unable to achieve our investment objective.

Our ability to achieve our investment objective depends on our Adviser’s ability to identify, evaluate and invest in suitable securities that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Adviser’s marketing capabilities, management of the investment process, ability to provide efficient services and access to financing sources on acceptable terms. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our results may fluctuate from period to period.

We could experience fluctuations in our operating results from one fiscal period to the next due to a number of factors, including the return on our investments expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. Restrictions and provisions in any future credit facilities, debt securities or other leverage instruments may also limit our ability to make distributions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We make distributions to our stockholders on a quarterly basis.

If the amount of any distribution exceeds our net investment income or capital gains, then all or a portion of such distribution could constitute a return of capital to stockholders rather than dividend income for tax purposes. A return of capital distribution has the effect of lowering stockholders’ basis in their shares, which will result in higher tax liability when the shares are sold, even if such shares have not increased in value or have, in fact, lost value. In addition to the tax consequences, such a distribution is a return of a shareholder’s own investment, but distributed net of Company expenses, and will decrease the funds available for investment by the Company.

If our Adviser is unable to manage our investments effectively, we may be unable to achieve our investment objective.

Our ability to achieve our investment objective depends on our ability to manage and grow our business. This depends, in turn, on our Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon our Adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to leverage on acceptable terms. Our Adviser has substantial responsibilities under the management agreement. Our future success will depend on the continued service of the senior management team of our Adviser and the personnel of its affiliates who are made available to our Adviser. These persons are engaged in other business activities, which could distract them, divert their time and attention or otherwise cause them not to dedicate a significant portion of their time to our investments, which could slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, to the extent that our assets continue to grow, our Adviser may have to source additional personnel, and to the extent it is unable to source qualified individuals, our growth may be adversely affected.

We may not replicate the historical results achieved by other entities managed or sponsored by members of our investment committee or by ArrowMark Partners or its affiliates.

Our primary focus in making investments generally differs from that of many of the investment funds, accounts or other investment vehicles that are or have been managed by members of our investment committee or sponsored by ArrowMark Partners or its affiliates. In addition, investors in our common stock do not acquire an interest in any such investment funds, accounts or other investment vehicles that are or have been managed by members of our investment committee or sponsored by ArrowMark Partners or its affiliates. We cannot assure you that we will replicate the historical results achieved by members of the investment committee, and we caution you that our investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on our future performance.

Our investment portfolio is recorded at fair value, with our board of directors having final responsibility for overseeing, reviewing and approving, in good faith, our estimate of fair value and, as a result, there is uncertainty as to the value of our investments.

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for some of the Company’s investments to trade. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Company. As a result, the Company may be subject to the risk that when an instrument is sold in the market, the amount received by the Company is less than the value of such loans or fixed income instruments carried on the Company’s books.

Stockholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. As a result, the NAV of the Company, as determined based on the fair value of its investments, may vary from the amount ultimately received by the Company from its investments.

The Company will determine fair value of its assets and liabilities in accordance with valuation procedures adopted by its Board of Directors. The Company may utilize the services of one or more regionally or nationally recognized independent valuation firms to help it determine the value of each investment for which a market price is not available. Our Board of Directors will also review valuations of such investments provided by the Adviser. To the extent we invest in securities for which market quotations are readily available, such market value will be used to value those securities. If a market value cannot be obtained or if the Adviser determines that the value of a security as so obtained does not represent a fair value as of the measurement date (due to a significant development subsequent to the time its price is determined or otherwise), fair value shall be determined pursuant to the methodologies established by the Board of Directors. In making these determinations, the Company may engage an independent valuation firm from time to time to assist in determining the fair value of our investments. The methods for valuing these investments may include fundamental analysis, discounts from market prices of similar securities, purchase price of securities, subsequent private transactions in the security or related securities, or discounts applied to the nature and duration of restrictions on the disposition of the securities, as well as a combination of these and other factors.

We may compete with a number of other prospective investors for desirable investment opportunities.

While we believe that there is presently a general lack of investment competition for investment opportunities in the community banking sector from institutional investors including publicly traded investment companies, hedge funds and private equity funds, such investors do exist. In addition, competition among institutional investors and investment managers for any bank related investments may increase significantly. While the competitive landscape for investors in regulatory capital relief securities has broadened modestly over the last ten years, the core investor base remains relatively concentrated due to the relatively high barriers to entry facing new investors. In addition to established competitors, new competitors may be established at any time. Increasing competitive conditions may adversely impact our ability to meet our business objectives, which in turn could adversely impact our ability to meet debt service obligations or make dividend payments to our stockholders. Some of our competitors may have a lower cost for borrowing funds than us or greater access to funding sources not available to us.

We may, in certain circumstances permitted by law, change our business strategy and operational policies without stockholder consent, which may result in a determination to pursue riskier business activities.

With majority consent of our board of directors, we may change our business strategy for how we invest in bank sector opportunities at any time without the consent of our stockholders (unless stockholder consent is specifically required by the Investment Company Act), which could result in our acquiring subsidiaries or assets that are different from, and possibly riskier than, the strategy described in this prospectus. For example, we could change our strategy to focus to a greater extent on investing in common stock rather than preferred stock, subordinated debt and convertible securities (including contingent convertible securities). However, we will endeavor to notify investors of any such material change in business strategy and operational policies no later than our subsequent semi-annual or annual report, as applicable, filed with the SEC. A change in our business strategy may increase our exposure to interest rate, mark to market risks or other risks. Our board of directors will determine our operational policies and may amend or revise our policies, including our policies with respect to our investments, operations, indebtedness, capitalization and distributions or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders (unless stockholder consent is specifically required by the Investment Company Act). Operational policy changes could adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

Laws and regulations may prohibit the banks in which we invest from paying interest and/or dividends to us.

Dividend payments by banks are subject to legal and regulatory limitations imposed by applicable state and federal bank regulatory agencies. For instance, banks will be prohibited from paying cash dividends to their stockholders or holding company parents to the extent that any such payment would reduce the bank’s capital below required capital levels. To the extent these regulatory capital requirements are increased, banks may find it more difficult to declare and pay dividends on the preferred stock they have issued and, to the extent that such preferred stock is non-cumulative, may be more reluctant to declare such dividends. Regulatory approval may also be required for a bank to declare a dividend if the total of all dividends declared by it in any calendar year exceeds the total of the bank’s net profits for that year combined with its retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. The ability of banks to pay dividends will also depend upon other factors, including their debt and equity structure, earnings and financial condition, need for capital, and other factors, including economic conditions, and tax considerations. To the extent we invest in the holding companies of banks, the only funds available for the payment of dividends on the capital stock of the holding company may be the cash and cash equivalents held by the holding company, dividends paid by the bank to the holding company and borrowings. The banks in which we invest may be constrained in their ability to pay dividends by these factors.

Legal and regulatory changes could occur that may adversely affect us.

U.S. and non-U.S. government agencies and other regulators regularly adopt new regulations and legislatures enact new statutes that affect the investments held by the Company, the strategies used by the Company or the level of regulation or taxation that applies to the Company. For example, the Tax Cuts and Jobs Act of 2017, among other things, significantly changed the taxation of business entities (including by significantly lowering corporate tax rates), the deductibility of interest expense, and the timing in which certain income items are recognized (potentially including, in certain cases, income from debt and other financial instruments). These statutes and regulations may impact the investment strategies, performance, costs and operations of the Company or the taxation of its shareholders.

Changes in government legislation, regulation and/or intervention may change the way the Adviser or the Company is regulated, affect the expenses incurred directly by the Company and the value of its investments and limit and/or preclude the Company’s ability to implement, or increase the Company’s costs associated with implementing, its investments strategies. Changes to tax laws and regulations may also result in certain tax consequences for the Company and/or investors. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. In addition to exposing the Company to potential new costs and expenses, additional regulation or changes to existing regulation may also require changes to the Company’s investment practices. The Adviser cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the Company’s ability to achieve its respective investment objective.

We may be required to register as a commodity pool operator.

We have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to Regulation 4.5 under the CEA with respect to the Company. While we currently expect that our activities will remain within the scope of the exclusion, if we change our hedging and risk management strategies, we may be required to register under the CEA as a commodity pool operator, and the Adviser may be required to register under the CEA as a commodity trading adviser, each of which would increase our regulatory and compliance costs and expenses.

Market fluctuations caused by force majeure, terrorism or certain other events may adversely affect our performance.

In addition to historic market risks, our performance may be adversely affected by market fluctuations resulting from certain risks which are unprecedented in nature or magnitude and therefore not amenable to existing risk management techniques which are based on modeling past events and assigning probabilities to the recurrence of those events. Such events include, without limitation, catastrophic acts of terror, imposition or declaration of martial law, mass disruption of telecommunications facilities, pandemics resulting from bio-terror attacks or outbreaks of fatal disease, cyber-terror and terrorist attacks on financial markets, exchanges and payments systems and acts of providence.

Changes in interest rates may affect our net investment income, reinvestment risk and the probability of defaults of our investments.

Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Risks Related to Our Adviser and/or its Affiliates

Our performance is dependent on our Adviser, and we may not find a suitable replacement if the management agreement is terminated.

Some of our executive officers are also executive officers of our Adviser or its affiliates. We have no separate facilities, employees or management and rely on our Adviser, which has significant discretion as to the implementation of our operating policies and strategies. We will depend on our Adviser and its affiliates for certain services including administrative and business advice. We are subject to the risk that our Adviser will terminate the management agreement and that no suitable replacement will be found. Investors who are not willing to rely on our Adviser or ArrowMark Partners should not invest in our common stock. The employees, systems and facilities of our Adviser and ArrowMark Partners may be utilized by other funds and companies advised by them or their affiliates. Our Advisor may not have sufficient access to such employees, systems and facilities in order to comply with its obligations under the management agreement. We believe that our success depends to a significant extent upon the experience of the executive officers, portfolio managers and employees of ArrowMark or its affiliates, whose employment is not guaranteed.

The departure or death of any of the members of senior management of our Adviser or ArrowMark Partners may adversely affect our ability to achieve our business objective; our management agreement does not require the availability to us of any particular individuals.

We depend on the diligence, skill and network of business contacts of the employees of our Adviser and ArrowMark Partners and its affiliates, whose investment professionals will evaluate, negotiate, structure, close and monitor our assets. Our future success depends on the continued service of the management team of the Adviser and ArrowMark Partners and its affiliates, and that continued service is not guaranteed. The management agreement does not obligate that any particular individual’s services be made available to us. The departure, death or disability of any of the members of the management of the Adviser or ArrowMark Partners could have a material adverse effect on our ability to achieve our business objective.

If our Adviser ceases to be our manager under our management agreement, financial institutions that provided our credit facilities may not provide future financing to us.

The financial institutions that will finance our investments pursuant to credit facilities or reverse repurchase agreements arranged by our Adviser may require that our Adviser serve as our manager as a condition to making continued advances to us under these credit facilities. Additionally, if our Adviser ceases to be our adviser, each of these financial institutions under these credit facilities may terminate their facility and their obligation to advance funds to us in order to finance our future investments. If our Adviser ceases to be our manager for any reason and we are not able to obtain financing under these credit facilities, our growth maybe limited and our earnings and book value may be adversely affected.

Our Adviser’s liability is limited under our management agreement, and we have agreed to indemnify our Adviser against certain liabilities.

Pursuant to our management agreement with our Adviser, its affiliates and their officers, directors, managing members, members and employees will not be liable to us, our directors, or our stockholders for acts performed in accordance with and pursuant to our management agreement, except by reason of acts constituting willful misconduct, bad faith or gross negligence, or as otherwise required by applicable law.

Pursuant to our management agreement, we will indemnify our Adviser, its affiliates and their officers, directors, managing members, members, employees and certain other parties against all losses, expenses and costs or damages arising out of or in connection with actions of such indemnified party or failure to act on the part of such indemnified party all in connection with our investment activities or in respect of our management agreement or the services provided by our manager or ArrowMark Partners to us, in the absence of willful misfeasance, gross negligence or bad faith. See “Management— Management Agreement.”

There may be potential conflicts of interest between our management or Adviser, on one hand, and the interest of our common stockholders, on the other.

Our Adviser is subject to certain conflicts of interest in our management. These conflicts will arise primarily from the involvement of our Adviser and its affiliates in other activities that may conflict with our activities. Our Adviser and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, they may engage in activities where their interests or the interests of their clients may conflict with our interests and the interests of the holders of our common stock. Other present and future activities of our Adviser and its affiliates may give rise to additional conflicts of interest which may have a negative impact on us.

Our Adviser’s compliance department and legal department will oversee its conflict-resolution system. The program places particular emphasis on the principle of fair and equitable allocation of appropriate opportunities and of common fees and expenses to our Adviser’s clients over time. As a result of our Adviser’s allocation policies, we may not be able to invest in all opportunities that are appropriate for us and this may have the effect of reducing our potential earnings. Although our Adviser has agreed with us that it will allocate opportunities, fees and expenses among its clients pursuant to its written policies and procedures, there is no assurance that these policies and procedures will work as intended or that we will be allocated our fair share of investment opportunities over time or appropriately allocated the fees and expenses of the Adviser.

We are limited in our ability to conduct transactions with affiliates.

The Investment Company Act imposes restrictions on transactions we can conduct with our affiliates. These restrictions prohibit us from buying or selling any security directly from or to any portfolio company of a registered investment company or private equity fund managed by ArrowMark, ArrowMark Partners or any of their respective affiliates. These restrictions also prohibit certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Our Adviser’s investment committee is not independent from its management.

Our Adviser’s investment committee is comprised exclusively of our affiliated persons, and they are the same individuals who manage our assets. The individuals comprising our Adviser’s investment committee may have inherent conflicts of interest with the holders of common stock, since they also advise other investment companies affiliated with us. We cannot guarantee that the investment opportunities provided to us will have better results than investment opportunities provided to our affiliates.

We may compete with our Adviser’s current and future investment vehicles for access to capital and assets.

Our Adviser and its affiliates may sponsor or manage additional investment funds in the future. Although these funds may have different business objectives and operate differently than we do, we may nonetheless compete with these funds for capital or assets or for access to the benefits that we expect our Adviser to provide to us.

There may be other conflicts of interest in our relationship with our Adviser and/or its affiliates that could negatively affect our earnings.

Our Adviser and/or its affiliates manage, sponsor and invest in other secured borrowings via special purpose vehicles, investment funds, hedge funds and separate accounts and may in the future sponsor additional investment funds and other investments in community banks, commercial loans, municipal debt and other targeted assets in the community banking sector, and some of the members of our board of directors and officers or members of our Adviser’s investment committee may serve as officers and/or directors of these other entities. This may give rise to conflicts of interest, including that certain assets appropriate for us may also be appropriate for one or more of these entities, and our Adviser may decide to allocate a particular opportunity other than to us. Our Adviser will often make asset purchase and sale decisions for us and any subsidiaries at the same time as asset purchase and sale decisions are being made for other affiliated entities for which our Adviser or one of our Adviser’s affiliates is the investment adviser, in which case our Adviser will face conflicts in the allocation of business opportunities. Our Adviser and/or its affiliates may also engage in additional management and investment opportunities in the future which may compete with us for business opportunities.

The restrictive covenants that would govern our potential secured borrowings may have greater limitations on the disposition and reinvestment of assets than do other accounts managed by our Adviser. This may result in dispositions and reinvestments not being able to be made on as advantageous a basis as our Adviser may be able to achieve for such other accounts and such other dispositions and reinvestments may adversely affect the price at which such assets can be sold or purchased on our behalf.

Our Adviser’s management of our business is subject to the oversight of our board of directors, but our board of directors will not approve each business decision made by our Adviser.

Our Adviser is authorized to follow a very broad business approach, including the selection of the amount and form of leverage we will employ. Our policies do not impose any limitations on the types of investments within the banking sector and, as a result, we cannot predict with any certainty the percentage of our assets that will be in each category. We may change our business strategy and policies for how we invest in banking-related securities without a vote of stockholders. Our board of directors will periodically review our business approach and our assets. However, our board of directors will not review each proposed purchase. In addition, in conducting periodic reviews, our board of directors will rely primarily on information provided to it by our Adviser.

Our Adviser may be incentivized to incur additional leverage, up to the extent permitted by regulations.

Our Adviser’s management fee is based on our gross assets at the end of each quarter, not net of any leverage that we incur. Our Adviser therefore may be incentivized to increase our leverage within regulatory limits in order to increase our asset value.

Additional leverage may pose risks that could adversely affect our results of operations and our ability to declare and pay dividends. See “Leverage” and “Risk Factors—Risks Related to our Operations.”

Our Adviser can resign on not less than 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Adviser has the right, under the management agreement, to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Offerings

The price for our common stock may be volatile.

The trading price of our common stock following any future offering may fluctuate substantially. The price of our common stock that will prevail in the market after any future offering may be higher or lower than the price you pay and the liquidity of our common stock may be limited, in each case depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

●	changes in the value of our portfolio of investments;

●	price and volume fluctuations in the overall stock market from time to time;
●	significant volatility in the market price and trading volume of securities of similar investment companies; our dependence on the banking sector and changes in conditions relating to that sector; our inability to deploy or invest our capital;
●	fluctuations in interest rates;
●	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
●	operating performance of companies comparable to us;
●	changes in regulatory policies with respect to investment companies;
●	our ability to borrow money or obtain additional capital;
●	losing RIC status under the Code;
●	actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations of securities analysts;
●	general economic conditions and trends;
●	departures of key personnel; and
●	exchange-related technological disruptions.

Shares of closed-end investment companies often trade at a discount to their net asset value.

We cannot predict the prices at which our common stock will trade. Although our common stock is listed on the NASDAQ Global Select Market, an active trading market for our shares may not be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the offering price or our NAV. Further, our issuance of common stock may have an adverse effect on prices for our common stock in the secondary market by increasing the number of common shares available, which may put downward pressure on the market price for our common stock

Shares of closed-end investment companies have in the past frequently traded at discounts to their NAV and our common stock may also be discounted in the market. This characteristic is a risk separate and distinct from the risk that our NAV could decrease as a result of our investment activities and may be greater for investors expecting to sell their shares in a relatively short period following completion of any future offering. We cannot assure you whether our common stock will trade above, at or below our NAV. Whether investors will realize gains or losses upon the sale of our common stock will depend entirely upon whether the market price of our common stock at the time of sale is above or below the investor’s purchase price for our common stock. Because the market price of our common stock is affected by factors such as NAV, distribution levels (which are dependent, in part, on expenses), supply of and demand for our common stock, stability of distributions, trading volume of our common stock, general market and economic conditions, and other factors beyond our control, we cannot predict whether our common stock will trade at, below or above NAV or at, below or above the offering price. In addition, if shares of our common stock trade below their NAV, we will generally not be able to issue additional shares of common stock at their market price without first obtaining the approval of our stockholders and our independent directors to such issuance.

Future offerings of debt securities or preferred stock, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market value of our common stock.

If you purchase our common stock in any future offering, the price that you pay will be greater than the NAV per share of common stock immediately following any future offering. This discrepancy is in large part due to the expenses we will incur in connection with the consummation of any future offering. In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including offerings of preferred stock, the terms of which may be determined in the discretion of our board of directors. Upon liquidation, holders of our debt securities and holders of our preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market value of our common stock and diluting their holdings of shares in us.

Risks Related to Taxation

We may not be able to meet the requirements to maintain RIC status.

In order to qualify as a RIC, we must be registered as a management company under the Investment Company Act at all times during each taxable year and meet an income test, a diversification/asset test and certain distribution requirements. Failure to meet the income test and the diversification/asset test requirements could result in the discontinuance of our treatment as a RIC, which would increase our tax expense and could adversely affect our NAV, results of operations and ability to distribute dividends.

We will be subject to corporate-level federal income tax on all of our income if we are unable to maintain RIC status under Subchapter M of the Code.

If we fail to qualify for or maintain RIC status for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level federal income tax (and any applicable state and local taxes) and our stockholders would be subject to the federal income tax rules that apply to stockholders in a regular, or “C,” corporation. The conversion from a RIC to a regular, or “C,” corporation could have a materially adverse tax impact on us and our stockholders in the taxable year in which RIC status is lost and in future taxable years. Further, if we seek to re-establish RIC status after operating as a regular, or “C,” corporation, because we will have operated as a regular corporation, we would have to distribute to our stockholders our pre-election earnings and may also be taxed on the gain in appreciated assets that we hold when we re-elect to be a RIC.

Whether an investment in a RIC is appropriate for a Non-U.S. Stockholder will depend upon the Non-U.S. Stockholder’s particular circumstances.

Code section 871(k) provides certain “look-through” treatment to Non-U.S. Stockholders (as defined in “Material U.S. Federal Income Tax Considerations”), permitting interest-related dividends and short-term capital gains not to be subject to U.S. withholding tax. It should also be noted that withholding would still apply (generally at a 30% rate or lower applicable treaty rate) to the extent that distributions are from the Company’s dividend income, interest income from non-U.S. sources or foreign currency gains. We strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor.

DETERMINATION OF NET ASSET VALUE

We will determine and publish the NAV of our common stock on at least a quarterly basis and at such other times as our board of directors may determine. Our NAV equals the value of our total assets (the value of the securities held plus cash or other assets, including interest accrued but not yet received, dividends declared but not yet received), less: all of our liabilities and including (i) accrued expenses; (ii) accumulated and unpaid dividends on any outstanding preferred stock; (iii) the aggregate liquidation preference of any outstanding preferred stock; (iv) accrued and unpaid interest payments on any outstanding indebtedness; (v) the aggregate principal amount of any outstanding indebtedness; and (vi) any distributions payable on our common stock. The NAV per share of common stock equals our NAV divided by the number of outstanding shares of common stock.

The Company will determine fair value of its assets and liabilities in accordance with valuation procedures adopted by its Board of Directors. The Company may utilize the services of one or more regionally or nationally recognized independent valuation firms to help it determine the value of each investment for which a market price is not available. Our Board of Directors will also review valuations of such investments provided by the Adviser. To the extent we invest in securities for which market quotations are readily available, such market value will be used to value those securities. If a market value cannot be obtained or if the Adviser determines that the value of a security as so obtained does not represent a fair value as of the measurement date (due to a significant development subsequent to the time its price is determined or otherwise), fair value shall be determined pursuant to the methodologies established by the Board of Directors. In making these determinations, the Company may engage an independent valuation firm from time to time to assist in determining the fair value of our investments. The methods for valuing these investments may include fundamental analysis, discounts from market prices of similar securities, purchase price of securities, subsequent private transactions in the security or related securities, or discounts applied to the nature and duration of restrictions on the disposition of the securities, as well as a combination of these and other factors.

●	The fair value for publicly-traded equity securities and equity-related securities will be determined by using readily available market quotations from the principal market, if available. For equity and equity-related securities that are freely tradable and listed on a securities exchange or over the counter market, fair value will be determined using the last sale price on that exchange or over-the-counter market on the measurement date. If the security is listed on more than one exchange, we will use the price of the exchange that we consider to be the principal exchange on which the security is traded. If a security is traded on the measurement date, then the last reported sale price on the exchange or OTC market on which the security is principally traded, up to the time of valuation, will be used. If there were no reported sales on the security’s principal exchange or OTC market on the measurement date, then the average between the last bid price and last asked price, as reported by the pricing service, will be used. We will obtain direct written broker-dealer quotations if a security is not traded on an exchange or quotations are not available from an approved pricing service.

●	An equity security of a publicly traded company acquired in a private placement transaction is subject to restrictions on resale that can affect the security’s liquidity and fair value. Such securities that are convertible into publicly traded common stock or securities that may be sold pursuant to Rule 144 shall generally be valued based on the fair value of the freely tradable common stock counterpart, less an applicable discount. Generally, the discount will initially be equal to the discount at which we purchased the securities. To the extent that such securities are convertible or otherwise become freely tradable within a time frame that may be reasonably determined, an amortization schedule may be determined for the discount.

●	The Company may utilize the services of one or more regionally or nationally recognized independent valuation firms to aid it in determining the fair value of these securities. The methods for valuing these securities may include: fundamental analysis (sales, income or earnings multiples, etc.), discounts from market prices of similar securities, purchase price of securities, subsequent private transactions in the security or related securities, or discounts applied to the nature and duration of restrictions on the disposition of the securities, as well as a combination of these and other factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time, and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our NAV could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

●	Fixed income securities (other than the short-term securities as described below) are valued by (i) using readily available market quotations based upon the last updated sale price or a market value from an approved pricing service generated by a pricing matrix based upon yield data for securities with similar characteristics; or (ii) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. A fixed income security acquired in a private placement transaction without registration is subject to restrictions on resale that can affect the security’s liquidity and fair value. Among the various factors that can affect the value of a privately placed security are (i) whether the issuing company has freely trading fixed income securities of the same maturity and interest rate (either through an initial public offering or otherwise); (ii) whether the company has an effective registration statement in place for the securities; and (iii) whether a market is made in the securities.

●	Short-term securities, including bonds, notes, debentures and other fixed income securities and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, with remaining maturities of 60 days or less, for which reliable market quotations are readily available are valued on an amortized cost basis at current market quotations as provided by an independent pricing service or principal market maker. Short-term securities normally will be valued at amortized cost unless market condition or other factors lead to a determination of fair value at a different amount.

●	Other assets, including equity investments for which there is no market, will be valued at market value pursuant to written valuation procedures adopted by our board of directors, or if a market value cannot be obtained (including with respect to classes of investments noted above) or if our Adviser determines that the value of a security as so obtained does not represent a fair value as of the measurement date (due to a significant development subsequent to the time its price is determined or otherwise), fair value shall be determined pursuant to the methodologies established by our board of directors. In making these determinations, our board of directors has engaged an independent valuation firm to assist in determining the fair value of our investments. The methods for valuing these investments may include fundamental analysis, discounts from market prices of similar securities, purchase price of securities, subsequent private transactions in the security or related securities, or discounts applied to the nature and duration of restrictions on the disposition of the securities, as well as a combination of these and other factors. We intend for such a third-party valuation firm to provide valuation advice with respect to approximately 25% of our investment portfolio each quarter and 100% at fiscal year end.

Valuations of public company securities determined pursuant to fair value methodologies will be presented to our board of directors or a designated committee thereof for approval at the next regularly scheduled board meeting. See “Risk Factors—Risks Related to Our Adviser and/or its Affiliates.”

DIVIDEND REINVESTMENT PLAN

We have a dividend reinvestment plan for our stockholders. Our plan is an “opt out” dividend reinvestment plan. As a result, if a stockholder’s shares are registered directly with us or with a brokerage firm that participates in our dividend reinvestment plan (the “Plan”) through the facilities of the Depository Trust Company (“DTC”), and such stockholder’s account is coded for dividend reinvestment by such brokerage firm, all distributions are automatically reinvested for stockholders by Computershare Trust Company, N.A., as Plan agent (the “Plan Agent”), in additional common stock (unless a stockholder is ineligible or elects otherwise). If a stockholder opts out of the Plan, such stockholder’s account is not coded dividend reinvestment by such brokerage firm, and such stockholder receives distributions in cash. If a stockholder’s shares are registered with a brokerage firm that does not participate in the Plan through the facilities of DTC, a stockholder will need to ask its investment professional to determine what arrangements can be made to set up its account to participate in the Plan if desired, and, until such arrangements are made, a stockholder receives distributions in cash.

In the case that newly issued shares of our common stock are used to implement the Plan, the number of shares of common stock to be delivered to a participating stockholder is determined by dividing the total dollar amount of the dividends payable to such stockholder by 97% of the average market prices per share of common stock at the close of regular trading on the NASDAQ Global Select Market (or such other exchange or quotation system on which the common stock is primarily traded) for the five trading days immediately prior to the valuation date fixed by our board of directors. In the case that shares repurchased on the open market are used to implement the Plan, the number of shares of common stock to be delivered to a participating stockholder is determined by dividing the total dollar amount of the dividends payable to such stockholder by the weighted average purchase price, without deduction for transaction processing fees such as brokerage commissions and other related costs, of all such shares purchased by the Plan Agent on the open market in connection with such distribution.

Stockholders who elect not to participate in the Plan will receive all distributions payable in cash paid by check mailed directly to the stockholder of record (or, if the shares are held in street or other nominee name, then to such nominee) by Computershare Trust Company, N.A., as dividend paying agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by giving notice in writing to, or by calling, the Plan Agent. Stockholders may elect not to participate in the Plan by notifying the Plan Agent in writing so that it is received by the Plan Agent no later than 5 days prior to the applicable dividend record date. Any such election will remain in effect until the stockholder notifies the Plan Agent in writing of the withdrawal of such election, which withdrawal must be received by the Plan Agent no later than 5 days prior to the applicable dividend record date. A stockholder that holds its shares through a broker or other nominee must make any such election or termination through its broker or nominee.

Whenever we declare a distribution payable in cash, non-participants in the Plan will receive cash, and participants in the Plan will receive the equivalent in common stock.

We will use primarily newly-issued common stock to implement the Plan, whether our shares are trading at a premium or at a discount to NAV. However, we reserve the right to instruct the Plan Agent to purchase shares in the open market in connection with its obligations under the Plan. Such purchases may be effected through an affiliated or unaffiliated broker-dealer as selected by the Plan agent. The broker-dealer may charge transaction processing fees such as brokerage commissions and other related costs in addition to any compensation received by the Plan Agent.

We cannot establish the number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends in shares of common stock will experience dilution over time. The level of discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the dividend payable to a stockholder.

The Plan Agent will maintain all stockholders’ accounts in the Plan and will furnish written confirmation of each acquisition made for the participant’s account as soon as practicable, but in no event later than 60 days after the date thereof. Shares in the account of each Plan participant will be held by the Plan Agent in non-certificated form in the Plan Agent’s name or that of its nominee, and each stockholder’s proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for shares held pursuant to the Plan in accordance with the instructions of the participants.

There will be no brokerage charges with respect to shares issued directly by us as a result of distributions payable in shares. If the participant elects to have the Plan Agent sell part or all of his or her common stock and remit the proceeds, such participant will be charged his or her pro rata share of brokerage commissions, fees and transaction costs incurred for the transaction, and the Plan Agent is entitled to deduct a $15 transaction fee. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. The Plan proceeds to non-U.S. persons may be subject to withholding tax. See “Material U.S. Federal Income Tax Considerations.”

Experience under the Plan may indicate that changes are desirable. Accordingly, we reserve the right to amend or terminate the Plan if in the judgment of our board of directors such a change is warranted. We may terminate the Plan upon notice in writing mailed to each participant at least 60 days prior to the effective date of the termination. Upon any termination, the Plan Agent will cause a certificate or certificates to be issued for the full shares held by each participant under the Plan and cash adjustment for any fraction of a share of common stock at the then current market value of the common stock to be delivered to him, her or it. If preferred, a participant may request the sale of all of the common stock held by the Plan Agent in his or her Plan account in order to terminate participation in the Plan. If such participant elects in advance of such termination to have the Plan Agent sell part or all of his or her shares, the Plan Agent is authorized to deduct from the proceeds the brokerage commissions, fees and transaction costs incurred for the transaction. If a participant has terminated his or her participation in the Plan but continues to have common stock registered in his or her name, he or she may re-enroll in the Plan at any time by notifying the Plan Agent in writing at the address below. The terms and conditions of the Plan may be amended by us at any time, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, only by mailing to each participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment shall be deemed to be accepted by each participant unless, prior to the effective date thereof, the Plan Agent receives notice of the termination of the participant’s account under the Plan. Any such amendment may include an appointment by the Plan Agent of a successor Plan Agent, subject to the prior written approval of the successor Plan Agent by us.

All correspondence concerning the Plan should be directed to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $150 million of our common stock, preferred stock, debt securities or subscription rights to purchase shares of our common stock, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) offerings completed within one year of the receipt of consent of the majority of our common stockholders or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

DESCRIPTION OF SECURITIES

The following descriptions of our securities, certain provisions of Delaware law and certain provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to Delaware law and our certificate of incorporation and bylaws, copies of which are available from us upon request.

General

Our certificate of incorporation provides that our board of directors (without any further vote or action by our stockholders) may cause us to issue up to 40,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of December 31, 2024, there are 7,120,782 shares of common stock outstanding and no shares of preferred stock outstanding. All references to “stock” or “shares” herein refer to common stock, unless otherwise indicated. Each share of common stock has equal voting, dividend, distribution and liquidation rights. The shares outstanding are, and, when issued, the shares offered by this prospectus will be, fully paid and non-assessable. Shares are not redeemable and have no preemptive, conversion or cumulative voting rights. The number of shares of common stock outstanding as of December 31, 2023 was 7,112,453.

The following information regarding our authorized shares is as of December 31, 2024.

			Amount Outstanding
		Amount Held by	(Exclusive of Amount
		the Company for	Held by the Company
Title of Class	Amount Authorized	its Account	for its Account)
Common Stock, par value $0.001	40,000,000	0	7,120,782
Preferred Stock, par value $0.001	10,000,000	0	0

Common Stock

Voting Rights

The holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of our stockholders. Generally, except with respect to extraordinary corporate transactions, certain amendments to our certificate of incorporation, any amendment to our bylaws, liquidation and the election and removal of directors, all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast by all common stock present in person or represented by proxy. Removal of directors for cause must be approved by at least a majority of the votes entitled to be cast by our stockholders generally in the election of directors. See “—Certificate of Incorporation and Bylaws— Amendment of Our Certificate of Incorporation and Bylaws” for a discussion of approval rights with regard to such amendments.

Dividend Rights

Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any preferred stock we may issue in the future.

Preemptive Rights

No holder of common stock is entitled to preemptive, redemption or conversion rights, sinking fund or cumulative voting rights.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive an equal amount per share of all our remaining assets available for distribution.

Listing

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “BANX.”

Preferred Stock

Under our certificate of incorporation, our board of directors (without any further vote or action by our stockholders) is authorized to provide for the issuance from time to time of up to 10,000,000 shares of preferred stock consisting of one or more classes or series of preferred stock. Unless required by law or by any stock exchange, if applicable, any such authorized preferred stock will be available for issuance without further action by our common stockholders. Our board of directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. As of the date of this prospectus, no preferred stock is outstanding and we have no current plans to issue any preferred stock.

We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their common stock.

The Investment Company Act requires that the total aggregate liquidation value and outstanding principal amount of all our preferred stock and debt securities not exceed 50% of the amount of our total assets (including the proceeds of preferred stock and debt securities) less liabilities and indebtedness not represented by our preferred stock and debt securities.

Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current net asset value per share of common stock, taking into account underwriting commissions and discounts, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued.

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we may issue, including the following:

●	the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
●	the title and aggregate number of such subscription rights;
●	the exercise price for such subscription rights (or method of calculation thereof);
●	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;
●	if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;
●	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
●	the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
●	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
●	any termination right we may have in connection with such subscription rights offering;
●	the terms of any rights to redeem, or call such subscription rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the subscription rights;
●	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;
●	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and
●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Debt Securities

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

Under the Investment Company Act, we may only issue one class of senior securities representing indebtedness, which in the aggregate, may represent no more than 33 1/3% of our managed assets. A prospectus supplement and indenture (a summary of the expected terms of which is attached as Appendix A to the statement of additional information) relating to any debt securities will include specific terms relating to the offering. These terms are expected to include the following:

●	the form and title of the security;
●	the aggregate principal amount of the securities;
●	the interest rate of the securities;
●	the maturity dates on which the principal of the securities will be payable;
●	any changes to or additional events of default or covenants;
●	any optional or mandatory redemption provisions;
●	identities of, and any changes in trustees, paying agents or security registrar; and
●	any other terms of the securities.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

Interest

Unless otherwise stated in a prospectus supplement, debt securities will bear interest as generally determined by the Board of Directors, as more fully described in the related prospectus supplement. Interest on debt securities shall be payable when due as described in the related prospectus supplement. If we do not pay interest when due, it will trigger an event of default and we will be restricted from declaring dividends and making other distributions with respect to our common shares and preferred shares.

Limitations

Under the requirements of the Investment Company Act, immediately after issuing any senior securities representing indebtedness, we must have an asset coverage of at least 300%. Asset coverage means the ratio which the value of our total assets, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness. Other types of borrowings also may result in our being subject to similar covenants in credit agreements.

Event of Default and Acceleration of Maturity of Debt Securities; Remedies

Unless stated otherwise in the related prospectus supplement, any one of the following events are expected to constitute an “event of default” for that series under the indenture:

●	default in the payment of any interest upon a series of debt securities when it becomes due and payable and the continuance of such default for 30 days;
●	default in the payment of the principal of, or premium on, a series of debt securities at its stated maturity;
●	default in the performance, or breach, of any covenant or warranty of ours in the indenture, and continuance of such default or breach for a period of 90 days after written notice has been given to us by the trustee;
●	certain voluntary or involuntary proceedings involving us and relating to bankruptcy, insolvency or other similar laws;
●	if, on the last business day of each of twenty-four consecutive calendar months, the debt securities have an Investment Company Act asset coverage of less than 100%; or
●	any other “event of default” provided with respect to a series, including a default in the payment of any redemption price payable on the redemption date.

Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding debt securities or the trustee may declare the principal amount of that series of debt securities immediately due and payable upon written notice to us. A default that relates only to one series of debt securities does not affect any other series and the holders of such other series of debt securities are not entitled to receive notice of such a default under the indenture. Upon an event of default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity occurs automatically with respect to all series. At any time after a declaration of acceleration with respect to a series of debt securities has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of debt securities, other than the non-payment of the principal of that series of debt securities which has become due solely by such declaration of acceleration, have been cured or waived and other conditions have been met.

Liquidation Rights

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then (after any payments with respect to any secured creditor of ours outstanding at such time) and in any such event the holders of debt securities shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all debt securities (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the debt securities, before the holders of any common or preferred stock of the Company are entitled to receive any payment on account of any redemption proceeds, liquidation preference or dividends from such shares. The holders of debt securities shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of the debt securities, which may be payable or deliverable in respect of the debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

Unsecured creditors of ours may include, without limitation, service providers including our custodian, administrator, broker-dealers and the trustee, pursuant to the terms of various contracts with us. Secured creditors of ours may include without limitation parties entering into any interest rate swap, floor or cap transactions, or other similar transactions with us that create liens, pledges, charges, security interests, security agreements or other encumbrances on our assets.

A consolidation, reorganization or merger of the Company with or into any other company, or a sale, lease or exchange of all or substantially all of our assets in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Voting Rights

Debt securities have no voting rights, except to the extent required by law or as otherwise provided in the Indenture relating to the acceleration of maturity upon the occurrence and continuance of an event of default. In connection with any other borrowings (if any), the Investment Company Act does in certain circumstances grant to the lenders certain voting rights in the event of default in the payment of interest on or repayment of principal.

Market

Our debt securities are not likely to be listed on an exchange or automated quotation system. The details on how to buy and sell such securities, along with the other terms of the securities, will be described in a prospectus supplement. We cannot assure you that any market will exist for our debt securities or if a market does exist, whether it will provide holders with liquidity.

Book-Entry, Delivery and Form

Unless otherwise stated in the related prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the notes in designated denominations through its book-entry facilities.

Under the expected terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

●	DTC notifies us that it is unwilling or unable to continue as a depository and we do not appoint a successor within 60 days;
●	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or
●	an event of default has occurred and is continuing.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the expected terms of the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Certificate of Incorporation and Bylaws

Organization and Duration

We were formed on February 7, 2013 as StoneCastle Financial Corp. and changed our name to ArrowMark Financial Corp. on February 22, 2022. We will remain in existence until dissolved in accordance with our certificate of incorporation.

Purpose

Under our certificate of incorporation, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Duties of Officers and Directors

Our certificate of incorporation provides that, except as may otherwise be provided by the certificate of incorporation or by our bylaws, our property, affairs and business shall be managed under the direction of our board of directors. Pursuant to our bylaws, our board of directors has the power to elect or appoint our officers and such officers have the authority to exercise the powers and perform the duties specified in our bylaws or as may be specified by our board of directors or delegated by our chief executive officer.

Our certificate of incorporation provides that we indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. Under the Delaware General Corporation Law (“DGCL”), a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Size and Election of Board of Directors

Our certificate of incorporation and bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than one. Our certificate of incorporation will provide that our board of directors is divided into three classes. Each class of directors will hold office for a three-year term. The initial members of the three classes have staggered terms of one, two and three years, respectively. At each annual meeting of our stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Removal of Members of Our Board of Directors

The DGCL provides that directors may be removed, but only for cause, by an affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. Our certificate of incorporation states that directors may be removed at any time, but only for cause, by at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors.

Advance Notice of Director Nominations and New Business

Our certificate of incorporation provides that special meetings of stockholders may only be called by our board of directors, the chairman of our board of directors or our chief executive officer.

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or the chairman of the board of directors or (iii) by any stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that our board of directors has determined that directors shall be elected at the meeting, by any stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Limitations on Liability and Indemnification of Our Directors and Officers

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our bylaws provide that our directors, officers, employees and agents, as well as persons serving as a director, officer, partner, trustee, member, manager, employee or agent of another enterprise at our request, will be indemnified, and may have their expenses of defense advanced, in each case to the full extent permitted under the DGCL.

The DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if

(i)	such person acted in good faith, (ii) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii)	with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

The DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

To the extent a present or former director or officer is successful in the defense of any action, suit or proceeding noted above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. We are further authorized to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon our receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification.

Amendment of Our Certificate of Incorporation and Bylaws

Amendments to our certificate of incorporation may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our stockholders to consider and vote upon the proposed amendment. Generally, an amendment must be approved by at least a majority of the votes entitled to be cast by our stockholders generally in the election of directors and, in general, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series. Amendments pertaining to removal of directors, indemnification of directors or amendment of certain provisions of the certificate of incorporation or any provision of the bylaws, however, require the approval of the holders of two-thirds of our voting stock then outstanding.

Our board of directors has the power to adopt, alter or repeal our bylaws. Our certificate of incorporation provides that our stockholders may adopt, alter or repeal our bylaws upon approval of at least two-thirds of the common stock then outstanding.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of at least a majority of the votes entitled to be cast by our stockholders generally in the election of directors, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any stockholder.

Termination and Dissolution

Our existence is perpetual unless we are dissolved as provided by the DGCL.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes a basis that permits the preparation of financial statements in accordance with US GAAP. For financial reporting purposes and tax purposes, our fiscal year and our tax year are the calendar year, unless otherwise determined by our board of directors in accordance with the Code.

We are required to file periodic reports, proxy statements and other information with the SEC. This information will be available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at www.sec.gov.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the interests held by stockholders.

Authorized but Unissued Stock

Our certificate of incorporation provides for authorized but unissued shares that our board of directors may use without the approval of any holders of our shares. Future issuances of common and preferred stock may be utilized for a variety of purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Our ability to issue additional shares and other equity securities could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

Some provisions of the DGCL law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested stockholders in certain situations, generally applies to a corporation unless otherwise set forth in the corporation’s certificate of incorporation. We have not opted out of Section 203. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board of directors may render a change in control of us or removal of our incumbent management more difficult. This provision could delay for up to two years the replacement of a majority of our board of directors. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation provides that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board of directors such as our board of directors may be removed only for cause by a majority vote of our stockholders. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Advance Notice Bylaw

Our bylaws provide that, in order for any matter to be considered properly brought before a meeting or for a stockholder to nominate a candidate for director, a stockholder must comply with requirements regarding advance notice to us, including the timing of such notice and the information that such notice must contain. Our certificate of incorporation provides that stockholders may not act by written consent without a meeting of stockholders. These provisions could delay until the next stockholders’ meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent. Furthermore, stockholders do not have the ability to call a special meeting.

Amendment of Our Certificate of Incorporation and Bylaws

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Under our certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock entitled to vote will be required to amend or repeal any of the provisions of our bylaws or certain provisions of our certificate of incorporation. In addition, our certificate of incorporation permits our board of directors to amend or repeal our bylaws by a majority vote of the board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, holding and disposition of our common stock. For purposes of this section, under the heading “Material U.S. Federal Income Tax Considerations,” references to “we,” “us” or “our” mean only ArrowMark Financial Corp. and not any subsidiaries or other lower-tier entities that we may organize or invest in, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury regulations”), current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which may be subject to differing interpretations or to change, possibly with retroactive effect. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. Therefore, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not purport to discuss all aspects of U.S. federal income taxation to us or stockholders and in particular does not discuss those issues that may be important to stockholders subject to special tax rules, such as:

●	former U.S. citizens or long-term residents subject to Code section 877 or section 877A;
●	entities subject to the U.S. anti-inversion rules;
●	non-U.S. Stockholders;
●	persons who mark-to-market our common stock;
●	subchapter S corporations;
●	U.S. Stockholders (as defined below) whose functional currency is not the U.S. Dollar;
●	financial institutions;
●	insurance companies;
●	broker-dealers;
●	trusts and estates;
●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
●	holders who hold our common stock through tax-advantaged accounts (such as an individual retirement account (an “IRA”), a 401(k) plan account or other qualified retirement account);
●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and
●	tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. This discussion addresses only the U.S. income tax consequences of an investment by U.S. Stockholders, and therefore, does not address U.S. estate and gift tax rules, U.S. state or local taxation, the alternative minimum tax, excise taxes, transfer taxes or foreign taxes.

This summary does not discuss the consequences of an investment in our preferred stock, subscription rights or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in a relevant prospectus supplement.

For purposes of the following discussion, a “U.S. Stockholder” is a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Stockholder” is a person that is neither a U.S. Stockholder nor an entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, OF HOLDING AND DISPOSING OF OUR COMMON STOCK.

Qualification as a RIC

We have elected to be treated, and intend to comply with the requirements to qualify annually, as a RIC under Subchapter M of the Code. In order to qualify as a RIC, we must be registered as a management company under the Investment Company Act at all times during each taxable year and meet (i) an income test, and (ii) a diversification/asset test. By qualifying as a RIC, we generally will not be subject to tax on that portion of our investment company taxable income and net realized capital gain provided we meet certain distribution requirements. Failure to meet the income test or the diversification/asset test would disqualify us from RIC tax treatment for the entire year. However, in certain situations we may be able to take corrective action which would allow us to remain qualified as a RIC.

The Income Test. At least 90% of our gross income in each taxable year must be derived from dividends; interest; payments with respect to securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including gains from options, futures or forward contracts) derived with respect to our business of investing in such stock, securities or currencies; or net income from a “qualified publicly traded partnership.”

The Diversification/Asset Test. At the end of each quarter of our taxable year, at least 50% of the value of our assets must be invested in cash and cash items (such as receivables); U.S. government securities; securities of other RICs; and securities of other issuers, provided that no investment in any such issuer exceeds 5% of the value of our assets or 10% of the issuer’s outstanding voting securities. In addition, at the end of each quarter of our taxable year, generally no more than 25% of the value of our assets may be invested in (i) the securities (other than U.S. government securities or the securities of other RICs) of any one issuer, (ii) the securities (other than the securities of other RICs) of any two or more issuers that we control (i.e., ownership of 20% or more of the total combined voting power of all classes of stock entitled to vote) and that are engaged in the same or related trades or businesses or (iii) the securities of one or more qualified publicly traded partnerships.

Taxation of a RIC

RICs generally are not subject to U.S. corporate income tax on the part of their net ordinary income and net realized capital gains that they distribute to their stockholders, provided that they comply with the requirements to be a RIC and meet applicable distribution requirements.

Distribution Requirements. In any fiscal year in which we distribute at least 90% of the sum of (i) our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income, other than any net capital gain (excess of net long-term capital gain over net short-term capital loss), reduced by deductible expenses) determined without regard to the deduction for dividends paid, and (ii) our net tax-exempt interest, if any (the excess of our gross tax-exempt interest over certain disallowed deductions), we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains that we timely distribute to our stockholders; instead, our stockholders will be taxed on such distributions as more fully described herein. To the extent that we retain any investment company taxable income or net capital gain, we will be subject to U.S. federal income tax. We may choose to retain our net capital gains for investment and pay the associated federal corporate income tax.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax at the RIC level. To avoid the tax, we must distribute during each calendar year an amount at least equal to the sum of (i) 98% of our taxable ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of our capital losses (adjusted for certain ordinary losses) for the one-year period ending on the last day of our taxable year (or October 31st, if applicable) and (iii) certain undistributed amounts from the prior year on which we paid no U.S. federal income tax. While we intend to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of our taxable income and capital gain will be distributed to avoid entirely the imposition of the tax. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain (excess of net long-term capital gain over net short-term capital loss). A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we could for tax purposes have aggregate taxable income that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years.

Similarly, we may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the distribution requirements, even though we will not have received any corresponding cash amount.

Purchase of Our Stock. Prior to purchasing our stock, the impact of dividends or distributions which are expected to be or have been declared, but not paid, should be carefully considered. Any dividend or distribution declared shortly after a purchase of our stock prior to the record date will have the effect of reducing the per share net asset value by the per share amount of the dividend or distribution, and to the extent the distribution consists of taxable income, the purchasing stockholder will be taxed on the taxable portion of the dividend or distribution received even though some or all of the amount distributed is effectively a return of capital. This is called “buying a dividend.” To avoid “buying a dividend,” check our distribution dates before you invest.

Taxation of a U.S. Stockholder

Distributions. Distributions by a RIC generally are taxable to U.S. Stockholders as ordinary income or capital gains.

Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of common stock. However, distributions to noncorporate stockholders attributable to dividends received by us from U.S. and certain foreign corporations will generally be eligible for the maximum federal capital gains tax rate of 20% applicable to qualified dividend income, as long as certain other requirements are met. For these lower rates to apply, the noncorporate stockholders must have owned our shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date and we must also have owned the underlying stock for this same period beginning 60 days before the ex-dividend date for the stock. The amount of our distributions that otherwise qualify for these lower rates may be reduced as a result of our securities lending activities or a high portfolio turnover rate and may also be reduced as a result of certain derivative transactions entered into by us.

Distributions derived from our dividend income that would be eligible for the dividends received deduction if we were not a RIC may be eligible for the dividends received deduction for corporate stockholders. The dividends received deduction, if available, is reduced to the extent the shares with respect to which the dividends are received are treated as debt-financed under federal income tax law and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days. The dividends received deduction also may be reduced as a result of our securities lending activities or a high portfolio turnover rate or as a result of certain derivative transactions entered into by us.

Distributions of our net capital gains (which is generally our net long-term capital gains in excess of net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a non-corporate U.S. Stockholder as long-term capital gains which are generally subject to the federal capital gains tax rate, to the extent of our current or accumulated earnings and profits, regardless of the U.S. Stockholder’s holding period for his, her or its stock and regardless of whether paid in cash or reinvested in additional stock. Distributions in excess of our earnings and profits first will be treated as a return of capital. A return of capital is not taxable but will reduce a U.S. Stockholder’s adjusted tax basis in our stock and, after the adjusted basis is reduced to zero, the amount of the distribution in excess of our earnings and profits and the U.S. Stockholder’s adjusted tax basis will constitute capital gains to such U.S. Stockholder. Such capital gain will be long-term capital gain and thus will be generally taxed at the federal capital gains tax rate, if the distributions are attributable to stock held for more than one year by a non-corporate U.S. Stockholder.

If we designate any of our retained capital gains as a deemed distribution, we will pay tax on the retained amount, and each U.S. Stockholder will be required to include the U.S. Stockholder’s share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder. The U.S. Stockholder may be entitled to claim a credit equal to the U.S. Stockholder’s allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for his, her or its common stock. Because we expect to pay tax on any retained capital gains at the regular corporate tax rate, and because that rate generally is less than the maximum rate currently payable by non-corporate U.S. Stockholders on long-term capital gains, the amount of tax that non-corporate U.S. Stockholders will be treated as having paid and for which they will receive a credit may not exceed the tax they owe on the retained net capital gain. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the distribution requirements are satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.

Sale of Stock. Upon the sale, exchange or other taxable disposition of our common stock, a U.S. Stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Stockholder’s adjusted tax basis in our stock. Any such capital gain or loss will generally be a long-term capital gain or loss if the U.S. Stockholder has held the stock for more than one year at the time of disposition and such shares of common stock are held as capital assets. Otherwise, the gain or loss would be classified as short-term capital gain or loss except as otherwise noted herein. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less (determined by applying the holding period rules contained in Code Section 852(b)(4)(C)) will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such stock. In addition, all or a portion of any capital loss arising from the sale or disposition of shares of our common stock may be disallowed to the extent the U.S. Stockholder acquires other shares of our common stock (through reinvestment of dividends or otherwise) within 30 days before or after the sale or disposition. In such case, any disallowed loss is generally added to the U.S. Stockholder’s adjusted tax basis of the acquired stock.

Long-term capital gains of non-corporate U.S. Stockholders are generally subject to the U.S. federal capital gains rate. Capital losses generally are deductible only against capital gains except that individuals may deduct up to $3,000 of capital losses against ordinary income.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, if a U.S. Stockholder’s common stock is registered directly with us or with a brokerage firm that participates in our Plan, the U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. Stockholder opts out of the dividend reinvestment plan. See “Dividend Reinvestment Plan.” Any distributions reinvested under the Plan will nevertheless remain taxable to the U.S. Stockholder. To the extent that a U.S. Stockholder receives distributions in the form of additional shares of our common stock purchased in the market, the U.S. Stockholder should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash distributions will receive, and should have a cost basis in the shares received equal to such amount. To the extent that a U.S. stockholder receives a distribution in newly issued shares of our common stock, the U.S. stockholder should be treated as receiving a distribution equal to the fair market value of the shares received on the date of the distribution, and should have a cost basis in the shares received equal to such amount. The additional shares of common stock will have a new holding period commencing on the day following the day on which the stock is credited to the U.S. Stockholder’s account.

Tax on Net Investment Income. Non-corporate U.S. Stockholders whose income exceeds certain thresholds are subject to an additional 3.8% Medicare contribution tax on “net investment income,” subject to certain limitations and exceptions. For this purpose, net investment income generally includes dividends, interest and long-term capital gains from the sale or other disposition of stock, such as our common stock. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Taxation of a Non-U.S. Stockholder

Distributions. Distributions by us will be treated as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a Non-U.S. Stockholder generally will be subject to U.S. withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. If a Non-U.S. Stockholder is eligible for a reduced rate of withholding tax under an applicable tax treaty, the Non-U.S. Stockholder will be required to provide an applicable IRS Form W-8 certifying its entitlement to benefits under the treaty in order to obtain a reduced rate of withholding tax. However, if the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if an income tax treaty applies, attributable to a permanent establishment in the United States of the Non-U.S. Stockholder), then the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons, plus, in certain cases where the Non-U.S. Stockholder is a corporation, a branch profits tax at a 30% rate (or lower rate provided in an applicable treaty). If the Non-U.S. Stockholder is subject to such U.S. income tax on a distribution, then we are not required to withhold U.S. federal tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Code section 871(k) provides certain “look-through” treatment to Non-U.S. Stockholders, permitting interest-related dividends and short-term capital gains not to be subject to U.S. withholding tax.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the Non-U.S. Stockholder’s tax basis in our common stock. To the extent that any distribution received by a Non-U.S. Stockholder exceeds the Non-U.S. Stockholder’s tax basis in our common stock and our current and accumulated earnings and profits, the excess will be treated as gain from the sale of the common stock and will be taxed as described in “Sales of Stock” below.

Sales of Stock. A Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other non-redemption disposition of our common stock, unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Stockholder in the United States (or, if the Non-U.S. Stockholder is eligible for the benefits of a U.S. tax treaty, the gain is attributable to a permanent establishment in the United States of the Non-U.S. Stockholder); (ii) the Non-U.S. Stockholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and who has a “tax home” in the United States; or (iii) we are or have been a U.S. real property holding corporation at any time within the five-year period preceding the date of disposition of our common stock or, if shorter, within the period during which the Non-U.S. Stockholder has held our common stock. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be treated as a U.S. real property holding corporation.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, if a Non-U.S. Stockholder’s common stock is registered directly with us or with a brokerage firm that participates in our Plan, the Non-U.S. Stockholder will have all cash distributions automatically reinvested in additional shares unless the Non-U.S. Stockholder opts out of the Plan. If the distribution is a distribution of our investment company taxable income, is not designated by us as a short-term capital gain dividend or interest-related dividend (if applicable and to the extent that the temporary “look-through” rule described above is extended), and is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our shares. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. Stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares of our common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the Non-U.S. Stockholder’s account.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax generally is imposed on payments of interest and dividends to (i) foreign financial institutions including non-U.S. investment funds and (ii) certain other foreign entities, unless the foreign financial institution or foreign entity provides the withholding agent with documentation sufficient to show that it is compliant with FATCA (generally by providing the Company with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable). If the payment is subject to the 30% withholding tax under FATCA, a non-U.S. shareholder will not be subject to the 30% withholding tax described above on the same income. Under proposed regulations, FATCA withholding on the gross proceeds of share redemptions and certain capital gain distributions, scheduled to take effect beginning January 1, 2019, has been eliminated. Such proposed regulations are subject to change. Shareholders are urged and advised to consult their own tax advisors regarding the application of the FATCA reporting and withholding regime to their own tax situation.

Because of the fact-specific impact of the applicable U.S. tax rules and their interaction with tax treaties, Non-U.S. Stockholders are urged to consult their own tax advisor regarding the U.S. federal tax consequences of the holding, sale, exchange or other disposition of our common stock.

Backup Withholding

We are required in certain circumstances to backup withhold on certain payments paid to non-corporate stockholders of our common stock who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Foreign Bank and Financial Accounts and Foreign Financial Asset Reporting Requirement

A U.S. Stockholder that owns directly or indirectly more than 50% by vote or value of our common stock is urged and advised to consult its own tax advisor regarding its filing obligations with respect to IRS Form FinCEN 114, Report of Foreign Bank and Financial Accounts. Also, under certain rules, subject to exceptions, individuals (and, to the extent provided in forthcoming future Treasury regulations, certain domestic entities) must report annually their interests in “specified foreign financial assets” on their U.S. federal income tax returns. It is currently unclear whether and under what circumstances stockholders would be required to report their indirect interests in our “specified foreign financial assets” (if any) under these new rules.

U.S. Stockholders may be subject to substantial penalties for failure to comply with these reporting requirements.

U.S. Stockholders are urged and advised to consult their own tax advisors to determine whether these reporting requirements are applicable to them.

Tax Shelter Reporting Regulations

Under Treasury regulations, if a U.S. Stockholder recognizes a loss of $2 million or more for an individual U.S. Stockholder or $10 million or more for a corporate U.S. Stockholder, the U.S. Stockholder must file with the IRS a disclosure statement on IRS Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders are urged and advised to consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Failure to Qualify or Maintain Status as a RIC

If, in any taxable year, we fail to qualify as a RIC, we would be taxed in the same manner as a regular, or “C,” corporation and our stockholders would be taxed as stockholders in such a regular, or “C,” corporation. As a “C” corporation, we would be subject to U.S. federal income tax on our taxable income at the graduated rates applicable to corporations, currently at a flat rate of 21%, and our shareholders will be taxed on any distributions as described above.

THE PRECEDING DISCUSSION IS MERELY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF AN INVESTMENT IN OUR COMMON STOCK AND DOES NOT PURPORT TO BE COMPLETE IN ANY RESPECT. THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TAX ADVICE OR RELIED ON BY AN INVESTOR. ANY PROSPECTIVE INVESTOR CONSIDERING AN INVESTMENT IN OUR COMMON STOCK IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following is a general summary of certain considerations applicable to an investment in us by an employee benefit plan subject to ERISA (as defined below) or Section 4975 of the Code.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, impose certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, or Section 4915 of the Code, including 401(k) plans, Keogh Plans of self-employed individuals and individual retirement accounts (“IRAs”) and including entities whose underlying assets include the assets of such plans (each, a “Benefit Plan” and collectively, “Benefit Plans”), and on those persons who are fiduciaries with respect to Benefit Plans. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve the assets of Benefit Plans and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Benefit Plans, except to the extent that a statutory or administrative exemption applies. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

ERISA, as well as a regulation promulgated by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “DOL Plan Asset Regulation”), generally provides as relevant here that, when a Benefit Plan acquires an equity interest in an entity that is issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets include the equity interest, but not, solely by reason of such investment, any of the underlying assets of the entity.

Even if our assets are not “plan assets” for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or Section 4975 of the Code, a prohibited transaction could arise in connection with a Benefit Plan’s acquisition of our common stock. Consequently, the fiduciary of a Benefit Plan contemplating an investment in our common stock in the offering should consider, for example, whether we, any other person associated with the issuance of our common stock or any of their affiliates, is or might become a “party in interest” or “disqualified person” with respect to the Benefit Plan, and, if so, whether an exemption from such prohibited transaction rules is needed and is applicable.

Each purchaser of our common stock in the offering will be deemed to have represented, warranted and agreed that its purchase and holding of our common stock do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

THE PRECEDING DISCUSSION IS MERELY A SUMMARY OF CERTAIN ERISA AND CODE IMPLICATIONS OF AN INVESTMENT IN OUR COMMON STOCK AND DOES NOT PURPORT TO BE COMPLETE IN ANY RESPECT AND MAY BE AFFECTED BY FUTURE PUBLICATION OF REGULATIONS AND RULINGS. ANY PROSPECTIVE INVESTOR CONSIDERING AN INVESTMENT IN OUR COMMON STOCK IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND OTHER ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA AND SECTION 4972 OF THE CODE IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

CLOSED-END FUND STRUCTURE

We are registered as a non-diversified, closed-end management investment company under the Investment Company Act, commonly referred to as a “closed-end investment company.” Closed-end management investment companies differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end investment companies generally list their shares for trading on a stock exchange and do not redeem their stock at the request of the stockholder. This means that if a stockholder wishes to sell shares of a closed-end management investment company, he or she must trade them on the market like any other stock at the prevailing market price at that time. In a mutual fund, if the stockholder wishes to sell shares of the company, the mutual fund will redeem, or buy back, the shares at NAV. Mutual funds also generally offer new shares on a continuous basis to new investors, and closed-end management investment companies generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage investments. By comparison, closed-end management investment companies are generally able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

When shares of closed-end management investment companies are traded, they frequently trade at a discount to their NAV.

See “Risk Factors—Risks Related to Offerings.” This characteristic of shares of closed-end management investment companies is a risk separate and distinct from the risk that the closed-end management investment company’s NAV may decrease as a result of investment activities. Our conversion to an open-end mutual fund would require an amendment to our Charter. Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “BANX.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have selected Tait, Weller & Baker LLP as our independent registered public accounting firm. Their principal business address is 50 South 16th Street, Suite 2900, Philadelphia, PA 19102.

ADMINISTRATOR, CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

BNY Mellon Investment Servicing (US) Inc., 4400 Computer Drive, Westborough, Massachusetts 01581, serves as our administrator.

The Bank of New York Mellon, located at 2 Hanson Place, Brooklyn, New York 11217, serves as our custodian.

Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, is the transfer agent and registrar for our common stock and serves as our dividend paying agent.

LEGAL MATTERS

Certain legal matters in connection with any future offering will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The matters discussed under “Prospectus Summary,” “Risk Factors,” “Distribution Policy,” “The Company” and elsewhere in this prospectus, as well as in future oral and written statements by our management, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments and achieve certain levels of return, the availability to us of additional capital and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a forward-looking statement in this prospectus should not be regarded as a representation by us that our plans or objectives will be achieved. Statements regarding the following subjects are forward-looking by their nature:

●	our business strategy;
●	our ability to use effectively the proceeds of any future offering and manage our anticipated growth;
●	our ability to obtain future financing arrangements;
●	estimates relating to, and our ability to make, future distributions;
●	our ability to compete in the marketplace;
●	market trends;
●	projected capital and operating expenditures, including fees paid to our affiliates; and
●	the impact of technology on our operations and business.

Our beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors” and “The Company;”
●	general volatility of the capital markets and the market price of our common stock;
●	changes in our business strategy;
●	availability, terms and deployment of capital;
●	availability of qualified personnel;
●	changes in the sectors in which we invest, interest rates or the general economy;
●	increased rates of default and/or decreased recovery rates relating to our investments;
●	changes in applicable laws, rules or regulations;
●	our ability to continue to meet the requirements for treatment as a RIC;
●	increased prepayments relating to our investments; and
●	the degree and nature of our competition.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We are not obligated, and do not undertake an obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any Securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all of the Securities offered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any applicable prospectus supplement. Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Statement of Additional Information, dated December 15, 2025, filed with this prospectus;
●	Our Annual Report on Form N-CSR/A, filed with the SEC on March 20, 2024;
●	Our Semi-Annual Report on Form N-CSR, filed with the SEC on August 23, 2024; and
●	Our Description of Common Stock on Form 8-A, filed with the SEC on November 6, 2013.

To obtain a copy of these filings, see “Available Information,” or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:

ArrowMark Asset Management, LLC

100 Fillmore Street, Suite 325

Denver, Colorado 80206

(212)-468-5441

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.